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                                                                     EXHIBIT 4.1

GOODYEAR

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                        GENERAL MASTER PURCHASE AGREEMENT
   IN RELATION TO THE SECURITISATION OF TRADE RECEIVABLES OF CERTAIN EUROPEAN
                       SUBSIDIARIES OF THE GOODYEAR GROUP

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                             DATED 10 DECEMBER 2004

                                     BETWEEN

                            ESTER FINANCE TITRISATION
                                  as Purchaser

                                   EUROFACTOR
                                    as Agent

                                     CALYON
                 as Joint Lead Arranger and as Calculation Agent

                           NATEXIS BANQUES POPULAIRES
                             as Joint Lead Arranger

                    GOODYEAR DUNLOP TIRES FINANCE EUROPE B.V.
                              as Centralising Unit

                                   THE SELLERS
                              listed in Schedule 9

                                       AND

                       GOODYEAR DUNLOP TIRES GERMANY GMBH

                           [GIDE LOYRETTE NOUEL LOGO]

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                    ASSOCIATION D'AVOCATS A LA COUR DE PARIS
           26, COURS ALBERT 1ER 75008 PARIS TEL. +33 (0)1 40 75 60 00
                            FAX +33 (0)1 43 59 37 79
                       E-MAIL INFO@GIDE.COM WWW.GIDE.COM

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                                TABLE OF CONTENTS

ARTICLE 1.  Definitions.........................................................................................                6
ARTICLE 2.  Interpretation......................................................................................                6
ARTICLE 3.  Purpose of this Agreement...........................................................................                7
ARTICLE 4.  Term of this Agreement..............................................................................               10
ARTICLE 5.  Conditions precedent to the commencement of this Agreement..........................................               11
ARTICLE 6.  Current Account.....................................................................................               12
ARTICLE 7.  Amount of the Purchaser's Funding...................................................................               15
ARTICLE 8.  Subordinated Deposit................................................................................               18
ARTICLE 9.  Complementary Deposit...............................................................................               18
ARTICLE 10. Fees................................................................................................               19
ARTICLE 11. Representations and warranties......................................................................               20
ARTICLE 12. General covenants...................................................................................               23
ARTICLE 13. Early amortisation..................................................................................               35
ARTICLE 14. Taxes...............................................................................................               41
ARTICLE 15. Changes in circumstances............................................................................               43
ARTICLE 16. Order of priority during the Amortisation Period....................................................               44
ARTICLE 17. Payments............................................................................................               46
ARTICLE 18. Conditions in relation to any purchase of Purchasable Receivables...................................               48
ARTICLE 19. Conformity warranties for Purchasable Receivables...................................................               49
ARTICLE 20. Identification of the contractual documentation for the Sold Receivables - Access to documents......               50
ARTICLE 21. Collection of Sold Receivables......................................................................               51
ARTICLE 22. Assessment Report and Back-Up Servicer Report.......................................................               56
ARTICLE 23. Application of payments and payments of collections.................................................               56
ARTICLE 24. Renegotiation.......................................................................................               57
ARTICLE 25. Representation mandate..............................................................................               58
ARTICLE 26. Obligations of care.................................................................................               59
ARTICLE 27. Commission for and costs of collection..............................................................               59
ARTICLE 28. Deemed Collections..................................................................................               61
ARTICLE 29. Fees and expenses...................................................................................               63
ARTICLE 30. Substitution and agency.............................................................................               63
ARTICLE 31. Confidentiality.....................................................................................               64

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
ARTICLE 32. Notices.............................................................................................               65
ARTICLE 33. Exercise of rights - Recourse - No petition.........................................................               65
ARTICLE 34. Transferability of this Agreement...................................................................               66
ARTICLE 35. Amendment to the Transaction Documents..............................................................               66
ARTICLE 36. Indemnities.........................................................................................               67
ARTICLE 37. Indivisibility......................................................................................               69
ARTICLE 38. Execution and Evidence..............................................................................               69
ARTICLE 39. Withdrawal of Sellers...............................................................................               69
ARTICLE 40. Governing Law - Jurisdiction........................................................................               70

SCHEDULE 1.  MASTER DEFINITIONS SCHEDULE........................................................                               74
SCHEDULE 2.  CONDITIONS PRECEDENT TO THE COMMENCEMENT OF THIS AGREEMENT.........................
SCHEDULE 3.  FORM OF ASSESSMENT REPORT..........................................................
SCHEDULE 4.  FORM OF SELLER'S AUDITORS CERTIFICATE..............................................
SCHEDULE 5.  FORM OF SELLER'S AND CENTRALISING UNIT'S SOLVENCY CERTIFICATE......................
SCHEDULE 6.  FORM OF THE SELLER'S AND THE CENTRALISING UNIT'S LEGAL COUNSEL OPINION.............
SCHEDULE 7.  LIST OF ADDRESSEES.................................................................
SCHEDULE 8.  FORM OF NOTIFICATION OF WITHDRAWAL OF ONE OR MORE SELLER(S)........................
SCHEDULE 9.  LIST OF SELLERS....................................................................
SCHEDULE 10. FORM OF COMFORT LETTER AND PERFORMANCE LETTER......................................
SCHEDULE 11. LIST OF CALENDAR DATES OF THE TRANSACTION..........................................
SCHEDULE 12. REPORTING DOCUMENT RELATING TO THE SOLD RECEIVABLES (ARTICLE 12.3.3)...............
SCHEDULE 13. CONFORMITY WARRANTIES FOR PURCHASABLE RECEIVABLES..................................
SCHEDULE 14. LIST OF EXCLUDED DEBTORS...........................................................
SCHEDULE 15. FORM OF CALCULATION LETTER.........................................................
SCHEDULE 16. FINANCIAL CONVENANTS DEFINITIONS...................................................                              102
SCHEDULE 17. FORM OF LETTER IN RELATION TO THE LIMITATION OF RECOURSE OF CREDITORS OF ESTER
             FINANCE TITRISATION REGARDING THE GOODYEAR SECURITSATION TRANSACTION...............

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BETWEEN

1. ESTER FINANCE TITRISATION, a company incorporated under French law and authorised as a credit institution (etablissement de credit), having its registered office at 19 Boulevard des Italiens, 75 002 Paris, France, registered with the Trade and Companies Registry of Paris under the number 414 886 226, whose representative is duly authorised for the purpose of this Agreement (the "PURCHASER");

2. EUROFACTOR, a company incorporated under French law and authorised as a credit institution (etablissement de credit), having its registered office at Tour d'Asnieres, 4, avenue Laurent Cely, 92608 Asnieres, France, registered with the Trade and Companies Registry of Nanterre under the number 642 041 560, whose representative is duly authorised for the purpose of this Agreement (the "AGENT");

3. CALYON, a company incorporated under French law and authorised as a credit institution (etablissement de credit), having its registered office at 9 quai du President Paul Doumer, 92920 Paris La Defense Cedex, France, registered with the Trade and Companies Registry of Nanterre under the number 304 187 701, whose representatives are duly authorised for the purpose of this Agreement ("CALYON", "JOINT LEAD ARRANGER" or the "CALCULATION AGENT");

4. NATEXIS BANQUES POPULAIRES, a limited company (societe anonyme) incorporated under French law and duly authorised as a credit institution (etablissement de credit), having its registered office at 45, rue Saint Dominique 75007 Paris, France and registered with the Trade and Companies Registry of Paris (Registre du Commerce et des Societes de Paris) under the number 542 044 524, whose representatives are duly authorised for the purpose of this Agreement ("NBP" or "JOINT LEAD ARRANGER");

5. GOODYEAR DUNLOP TIRES FINANCE EUROPE B.V., a company incorporated under Dutch law, having its registered office at Deboelelaan 7, 1083 HJ, Amsterdam, The Netherlands, registered with the Companies Registry of Amsterdam under the number 34197964, whose representative is duly authorised for the purpose of this Agreement (hereafter referred to as the "CENTRALISING UNIT");

6. THE COMPANIES listed in Schedule 9 (each of them as a "SELLER" and collectively the "SELLERS");

7. GOODYEAR DUNLOP TIRES GERMANY GMBH, a company incorporated under the laws of the Federal Republic of Germany, having its registered office at Dunlopstrasse 2, 63450 Hanau, Germany, registered with the commercial register of the local court in Hanau under number HRB 7163 ("GOODYEAR DUNLOP TIRES GERMANY GMBH").

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WHEREAS:

1. GOODYEAR DUNLOP TIRES France S.A., (the "FRENCH SELLER"), FULDA REIFEN GmbH & Co KG, M-PLUS MULTIMARKENMANAGEMENT GmbH & Co KG, GOODYEAR GmbH & Co KG, DUNLOP GmbH & Co KG (the "GERMAN SELLERS"), GOODYEAR DUNLOP TIRES Italia SPA (the "ITALIAN SELLER") and GOODYEAR DUNLOP TIRES Espana SA (the "SPANISH SELLER") are in the business of manufacturing and/or supplying tyres and activities relating thereto, and hold receivables over certain customers.

2. In order to provide financing to the Sellers, CALYON has proposed to set up a securitisation transaction by way of the sale, on an ongoing basis, of trade receivables resulting from the ordinary business of the Sellers in France, Germany, Italy and Spain (the "SECURITISATION TRANSACTION").

3. Pursuant to the Securitisation Transaction, such trade receivables will be purchased by the Purchaser from the Sellers twice a month and in accordance with the receivables purchase agreements governed by the relevant law of the jurisdiction where the relevant Seller is located (the "RECEIVABLES PURCHASE AGREEMENTS").

4. The Purchaser has agreed to acquire certain trade receivables (the "PURCHASABLE RECEIVABLES") held by the Sellers subject to the terms and conditions contained in this Agreement and in the Receivables Purchase Agreements.

5. The Purchaser shall fund the acquisition of Purchasable Receivables:

(i) partly out of a senior deposit (the "SENIOR DEPOSIT") effected by the Depositor with the Purchaser in accordance with a master senior deposit agreement (the "MASTER SENIOR DEPOSIT AGREEMENT"); and

(ii) partly by way of set-off against any amount due and payable by the Centralising Unit to the Purchaser in connection with (a) a subordinated deposit (the "SUBORDINATED DEPOSIT") to be effected by the Centralising Unit with the Purchaser in accordance with the terms and conditions of a master subordinated deposit agreement (the "MASTER SUBORDINATED DEPOSIT AGREEMENT") and (b) a complementary deposit (the "COMPLEMENTARY DEPOSIT") to be effected by the Centralising Unit with the Purchaser in accordance with the terms and conditions of a master complementary deposit agreement (the "MASTER COMPLEMENTARY DEPOSIT AGREEMENT").

6. The receivable held by the Depositor over the Purchaser in connection with the repayment of the Senior Deposit shall be assigned to a French fonds commun de creances (the "FUND") set up in accordance with Articles L.214-43 to L.214-49 of the Monetary and Financial Code (Code monetaire et financier) which shall issue related units to be subscribed by LMA S.A., Elixir Funding Limited and any other Issuer which participates in the Securitisation Transaction. Each Issuer shall fund the subscription of units, by issuing commercial paper (the "NOTES").

                                     - 5 -

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7. The Centralising Unit shall be appointed by the Sellers to act as their agent
(mandataire) for the purposes of carrying out certain activities, in accordance with the provisions of this general master purchase agreement (the "GENERAL MASTER PURCHASE AGREEMENT" or the "AGREEMENT").

8. For the purposes of the General Master Purchase Agreement and the relevant Receivables Purchase Agreement, the Purchaser shall appoint the Sellers for the recovery of collections in accordance with a Collection Mandate (the "COLLECTION MANDATE").

9. Due to the number of Sellers and the different Receivables Purchase Agreements under which Purchasable Receivables will be purchased by the Purchaser from the Sellers, the parties have agreed to enter into this General Master Purchase Agreement to set out a Master Definitions Schedule, common terms, representations and warranties, general covenants and all other provisions provided for by this General Master Purchase Agreement that will apply in respect of the Receivables Purchase Agreements.

NOW IT IS HEREBY AGREED AS FOLLOWS:

                           CHAPTER I - INTERPRETATION

ARTICLE 1. DEFINITIONS

Capitalised terms and expressions used in this Agreement shall have the same meaning as ascribed to such terms and expressions in the Master Definitions Schedule set out in Schedule 1 hereto. The schedules hereto shall form an integral part of this Agreement.

ARTICLE 2. INTERPRETATION

(i) The titles of the Chapters, the Schedules and the Articles (including their paragraphs) used herein and the table of contents are for convenience of reference only, and shall not be used to interpret this Agreement.

(ii) In this Agreement, except if the context calls for another interpretation:

         (a) references to "CHAPTERS", "ARTICLES" and "SCHEDULES" shall be construed as references to the chapters, articles and schedules of this Agreement and references to this Agreement include its schedules;

         (b)   words in the plural shall cover the singular and vice versa;

         (c) references to the time of the day shall refer to Paris time, unless otherwise stipulated;

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         (d)   references to a person shall include its permitted assignees, transferees and successors;

         (e) references to a document shall mean such document, as amended, replaced by novation or varied from time to time;

         (f) references to a provision of law shall mean such provision as amended or re-enacted.

               CHAPTER II - PURPOSE - TERM - CONDITIONS PRECEDENT

ARTICLE 3. PURPOSE OF THIS AGREEMENT

3.1 Pursuant to the terms and conditions of this Agreement, the relevant Receivables Purchase Agreements and, where applicable, the relevant Transfer Deeds, the Sellers shall sell Purchasable Receivables to the Purchaser and the Purchaser shall purchase Purchasable Receivables from the Sellers on each Settlement Date during the Replenishment Period.

3.2 The parties agree that the Purchaser shall fund the acquisition of Purchasable Receivables as follows:

(i) partly out of a Senior Deposit effected by the Depositor with the Purchaser in accordance with the Master Senior Deposit Agreement, for an amount which shall not exceed the Maximum Amount of the Program, as determined in accordance with Article 7 (Amount of the Purchaser's Funding);

(ii) partly by way of set-off against any amount due and payable by the Centralising Unit to the Purchaser in connection with (a) a Subordinated Deposit to be effected by the Centralising Unit with the Purchaser in accordance with the provisions of the Master Subordinated Deposit Agreement and (b) a Complementary Deposit to be effected by the Centralising Unit with the Purchaser in accordance with the provisions of the Master Complementary Deposit Agreement, for an amount which shall not exceed the Maximum Amount of the Complementary Deposit.

3.3 The parties hereby acknowledge that the Centralising Unit is acting for the purposes of this Agreement, in its own name and behalf, but also in the name and on behalf of the Sellers, pursuant to the terms of a mandate (mandat) expressly granted by each of the Sellers to the Centralising Unit and which the Centralising Unit hereby accepts. By virtue of this mandate, the Sellers appoint the Centralising Unit to act in their name and on their behalf and to perform the following obligations in accordance with the provisions of the Transaction
Documents: (i) receive all Payments due by the Purchaser to the Sellers in respect of the Sold Receivables, (ii) make any payment due by the Sellers to the Purchaser and the Agent pursuant to the Transaction Documents, such payments covering inter alia the amount due in respect of Actual Collections or Adjusted Collections, (iii) enter into the Current Account

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relationship set forth in Article 6, (iv) negotiate with the Purchaser, in particular upon the occurrence of any of the events set out in Articles 13, 14 and 15, (v) deliver to the Purchaser on the Initial Settlement Date and on each Settlement Date during the Replenishment Period, the Transfer Deeds received from the Sellers or executed by the Centralising Unit and, on each Information Date, the List of Purchasable Receivables, (vi) receive or give any notices, mails, or documents provided pursuant to the Transaction Documents, (vii) exercise any rights arising in respect of the Transaction Documents (with the exception of the Master Subordinated Deposit Agreement and the Master Complementary Deposit Agreement, in respect of which the Centralising Unit acts in its own name and on its own behalf), and (viii) deliver to the Purchaser the Assessment Reports substantially in the form set out in Schedule 3 to this Agreement.

The Sellers and the Centralising Unit have entered into the Intercompany Arrangements, which provide, among other things, for the allocation of all sums due and/or received in connection with the Transaction Documents to which each Seller and the Centralising Unit is a party. Such Intercompany Arrangements shall provide inter alia that each Seller has an effective recourse against the defaulting Seller, the other Sellers and GOODYEAR DUNLOP TIRES EUROPE BV for any payment that any Seller or the Centralising Unit may be required to make under the joint and several liability provisions provided for under Article 3.6. The Sellers and the Centralising Unit hereby irrevocably and unconditionally undertake to refrain from exercising any rights of recourse against the Purchaser, the Agent and/or CALYON in connection with such allocation.

3.4. The parties agree that the Purchaser shall appoint the Sellers to act as collection agents for the servicing of the Sold Receivables, in accordance with the provisions of Article 21.

3.5 This Agreement shall apply automatically to any Transfer Deed delivered by the Centralising Unit, acting in the name and on behalf of a Seller to the Purchaser or any other similar document agreed between a Seller and the Purchaser, pursuant to the relevant Receivables Purchase Agreement.

3.6 Joint and several liability

3.6.1. The parties agree that the obligations of each Seller under this Agreement shall be several but not joint, and shall be construed as if each Seller had entered into a separate agreement with the Purchaser.

3.6.2. By way of exception to the foregoing, each Seller, Goodyear Dunlop Tires Germany GmbH and the Centralising Unit shall be jointly and severally liable to the Purchaser for the payment by a Seller, GOODYEAR DUNLOP TIRES EUROPE BV and/or the Centralising Unit of (i) any sums due under the Transaction Documents and notably (without limitation) for the transfer of Adjusted Collections on the due date to the Purchaser, in accordance with the provisions of Article 23, and
(ii) any claim for damages against a Seller for breach of its representations and warranties or for failure to perform its obligations under this Agreement and the other Transaction Documents to which it is a party.

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3.6.3. Notwithstanding any other provision of this Agreement, the parties hereto agree that any claim enforceable under Article 3.6.2 above against any of the German Sellers or Goodyear Dunlop Tires Germany GmbH (each a "GERMAN PARTY", together the "GERMAN PARTIES") shall on any date on which payment is requested pursuant to Article 3.6.2 be limited to the amounts calculated as follows (the "FREE EQUITY AMOUNT"):

(a) in the case of Goodyear Dunlop Tires Germany GmbH, the amount of its Net Assets less its Registered Share Capital as of such date;

(b) in the case of a German Seller, the amount of its respective Net Assets as of such date, provided that such amount shall be reduced to the extent payment thereof would result in the Net Assets of RVM Reifen Vertriebsmanagement GmbH ("RVM") (or any successor general partner of such German Seller) falling short of the Registered Share Capital of RVM as of such date.

For the purpose of this Article 3.6, "NET ASSETS" means, in respect of any entity as of any date, the result of (a) the sum of the amounts shown under the balance sheet positions pursuant to Section 266 (2) (A), (B) and (C) of the German Commercial Code (Handelsgesetzbuch), with the exception of any loan repayment claims against any of such entity's affiliates (other than such entity's subsidiaries) (or other, economically equivalent claims, including recourse claims against a defaulting Seller under the Intercompany Arrangements), less (b) the sum of the amounts of liabilities shown under the balance sheet positions pursuant to Section 266 (3) (B), (C) and (D) of the German Commercial Code, in each case as determined as of such date; and "REGISTERED SHARE CAPITAL" means, in respect of any entity as of any date, the amount shown under the balance sheet position pursuant to Section 266 (3) (A) I of the German Commercial Code as determined as of such date.

The calculation of the Free Equity Amount shall be made as of the date of any payment request pursuant to Article 3.6.2 above.

3.6.4 If, upon a payment request to any German Party under Article 3.6.2 above, such German Party is of the reasonable opinion that the amount requested exceeds the Free Equity Amount at the time of such request, such German Party shall provide evidence to the Purchaser that the payment in full of the amount requested would result:

(a) in the case of Goodyear Dunlop Tires Germany GmbH, in the amount of its Net Assets falling below the amount of its Registered Share Capital;

(b) in the case of the German Sellers, in the amount of the Net Assets of RVM falling below RVM's Registered Share Capital,

including, without limitation, plausible calculations made by such German Party and all supporting documents reasonably requested by the Purchaser, and a written statement from the statutory auditors of Goodyear Dunlop Tires Germany GmbH (in case of Article 3.6.3 (a)) and RVM (in the case of Article 3.6.3 (b)) to the Purchaser to the effect that the amount of the payment requested exceeds the Free Equity Amount of Goodyear Dunlop Tires Germany GmbH (in case of Article
3.6.3 (a)) and/or of RVM (in the case of Article 3.6.3 (b)).

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3.6.5 For the purposes of calculating the Free Equity Amount, loans and other contractual liabilities incurred in negligent or wilful violation of the provisions of this Agreement shall be disregarded.

In the event that a payment is requested under Article 3.6.2 above, the relevant German Party and/or RVM (in the case of Article 3.6.3 (b)) shall realise, to the extent (i) the Free Equity Amount falls short of the amount so requested, (ii) required to enable the relevant German Party to make the requested payment, and
(iii) legally permitted, assets that are shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of the assets at the time of such request if such assets are not necessary for the business of such German Party and/or RVM (in the case of Article 3.6.3 (b)) (betriebsnotwendig).

3.6.6 None of the above restrictions on enforcement shall apply if and to the extent such enforcement relates to any obligations of the German Parties other than under Article 3.6.2.

3.6.7. The parties expressly agree that the Sellers and the Centralising Unit shall not have any responsibility for any non payment by any Debtor of any sums due in respect of the Sold Receivables, except to the extent that the Purchaser may exercise recourse for such non payment against the Subordinated Deposit and, as the case may be, the Complementary Deposit, as provided herein and, for the avoidance of any doubt, to the extent of any Deemed Collections in accordance with the provisions of Article 28.

ARTICLE 4. TERM OF THIS AGREEMENT

4.1 This Agreement shall commence on the date hereof and end on the Program Expiry Date. For the purposes of this Agreement and the Receivables Purchase Agreements, the parties agree that there shall be two periods:

(i) the Replenishment Period, which commences on the date hereof and ends on the Commitment Expiry Date (excluded); and

(ii) the Amortisation Period, which commences on the Commitment Expiry Date and ends on the Program Expiry Date.

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4.2 The parties expressly agree that, in the event that there are any Sold
Receivables outstanding on the Program Expiry Date:

(a) until such time as (i) any sums due under the Master Senior Deposit Agreement have been paid, or (ii) the Centralising Unit, acting in the name and on behalf of the Sellers, has repurchased all such Sold Receivables from the
Purchaser:

(i) the Centralising Unit shall make a payment to the Purchaser for an amount equal to any collections actually received by the Sellers arising in relation to those Sold Receivables which are outstanding; and

(ii) the Conformity Warranties set out in Article 19 (Conformity Warranties for Purchasable Receivables) and the relevant Seller's covenants in relation to the Sold Receivables as set out in Articles 12 (General Covenants), 16 (Order of Priority during the Amortisation Period), 21 (Collection of Sold Receivables), 23 (Application of Payments and Payments of collections), 24 (Renegotiation), and 25 (Representation Mandate) shall remain in force ;

(b) thereafter, up to an amount equal to any portion of the Complementary Deposit and/or the Subordinated Deposit that was not reimbursed on the Program Expiry Date plus any Deferred Purchase Price that remained outstanding on such date, any Adjusted Collections shall be refunded to the Centralising Unit.

In any event, the parties expressly agree that, even after the Program Expiry Date, the provisions set out in Articles 14 (Taxes), 15 (Changes in Circumstances), 29 (Fees and expenses), 31 (Confidentiality), 33 (Exercise of Rights - Recourse- Non Petition), 36 (Indemnities), 40 (Governing law - Jurisdiction) shall remain in force.

4.3. The Centralising Unit, acting in the name and on behalf of the Sellers, may, upon written notice given to the Purchaser at least nine (9) Business Days before a Funded Settlement Date during the Amortisation Period or at any time after the Program Expiry Date, offer to repurchase all outstanding Sold Receivables from the Purchaser, at a price equal to the nominal value of such Sold Receivables or such other price as the parties may agree. Such purchase price shall be applied towards the payments and in the order specified in
Article 16 and, to the extent applicable, shall be set off against any amounts due to the Centralising Unit in accordance with said Article 16.

ARTICLE 5. CONDITIONS PRECEDENT TO THE COMMENCEMENT OF THIS AGREEMENT

This Agreement shall not take effect unless and until the Purchaser has received, on the date hereof, all the documents referred to in Schedule 2, and has determined that the same are satisfactory as to form and substance.

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                    CHAPTER III - CURRENT ACCOUNT - DEPOSITS

ARTICLE 6. CURRENT ACCOUNT

6.1 Current Account agreement

6.1.1 The Purchaser and the Centralising Unit hereby agree to enter into a current account relationship (relation de compte courant) (the "CURRENT ACCOUNT").

6.1.2 Any sum due either by (i) the Purchaser to the Centralising Unit, acting in its own name or in the name of the Sellers pursuant to the Transaction Documents and/or by (ii) the Sellers or the Centralising Unit, acting in its own name or in the name of the Sellers, to the Purchaser pursuant to the Transaction Documents shall be recorded respectively as credit or debit on the Current Account. Any mutual debit or credit that does not arise from the Transaction Documents shall be excluded from the Current Account.

6.2 Automatic Set-off

The parties hereby agree that any debit and credit recorded on the Current Account shall be automatically set-off (compenses).

6.3 Balance

6.3.1 On each Calculation Date, the Agent shall calculate the balance of the Current Account, in accordance with the provisions of Article 12.3.1., on the basis of information it has received pursuant to such Article 12.3.1., and shall forthwith provide the Centralising Unit and the Purchaser with such calculation.

6.3.2 In the case of a debit balance of the Current Account on a Calculation Date, as stated in the Current Account statement communicated in accordance with the provisions of Article 6.3.1., the Centralising Unit shall pay to the Purchaser's Account in immediately available funds an amount equal to such debit balance, on the Funded Settlement Date or on the Intermediary Settlement Date in relation to which the Current Account statement is drawn up, in accordance with the provisions of Article 17.5.

6.3.3 In the case of a credit balance of the Current Account on a Calculation Date, as stated in the Current Account statement communicated in accordance with the provisions of Article 6.3.1., the Purchaser shall pay to the Centralising Unit's Account in immediately available funds an amount equal to such credit balance on the Funded Settlement Date or on the Intermediary Settlement Date in relation to which the Current Account statement has been drawn up, in accordance with the provisions of Article 17.5.

6.3.4. Once the payment referred to in Article 6.3.2. or in Article 6.3.3. has been made, the Current Account shall be balanced at zero (0).

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6.4 Entry on Current Account

6.4.1 On the Initial Settlement Date, the Purchaser shall record:

(i) on the debit of the Current Account, an amount equal to the Subordinated Deposit calculated as of the Initial Settlement Date in accordance with Article 8 (Subordinated Deposit);

(ii) on the debit of the Current Account, an amount equal to the Complementary Deposit calculated as of the Initial Settlement Date in accordance with Article 9 (Complementary Deposit);

(iii) on the debit of the Current Account, the amount of the Adjusted Collections calculated in respect of such Initial Settlement Date; and

(iv) on the credit of the Current Account an amount equal to the Initial Purchase Price of the Purchasable Receivables sold on the Initial Settlement Date within the limits provided for by Article 12.3.1.

6.4.2 On each Intermediary Settlement Date during the Replenishment Period, the Purchaser shall enter:

(i)      on the debit of the Current Account,

         (a) an amount equal to any Increase in the Subordinated Deposit on such date,

         (b) an amount equal to any Increase in the Complementary Deposit on such date,

         (c) the amount of the Adjusted Collections calculated in respect of such date,

         (d) the amount of any payment due with respect to the repurchase of Doubtful Receivables on such date, and

         (e) any other sums due by the Centralising Unit acting on its own behalf or on behalf of the Sellers, to the Purchaser pursuant to the Transaction Documents, and not paid otherwise.

(ii)     on the credit of the Current Account,

         (a) an amount equal to the Initial Purchase Price of the Purchasable Receivables purchased on such date within the limits set out in
               Article 12.3.1,

         (b) an amount equal to any Reduction of the Subordinated Deposit on such date,

         (c) an amount equal to any Reduction of the Complementary Deposit on such date, and

         (d) any other sums due by the Purchaser to the Centralising Unit acting on its own behalf or on behalf of the Sellers pursuant to the Transaction Documents, and not paid otherwise.

6.4.3 On each Funded Settlement Date during the Replenishment Period, the Purchaser shall enter:

(i)      on the debit of the Current Account,

         (a) an amount equal to any Increase in the Subordinated Deposit on such date,

         (b) an amount equal to any Increase in the Complementary Deposit on such date,

         (c) the amount of the Adjusted Collections calculated in respect of such date,

         (d) the amount of any payment due with respect to the repurchase of Doubtful Receivables on such date, and

         (e) any other sums due by the Centralising Unit acting on its own behalf or on behalf of the Sellers, to the Purchaser pursuant to the Transaction Documents, and not paid otherwise.

(ii)     on the credit of the Current Account,

         (a) an amount equal to the Initial Purchase Price of the Sold Receivables purchased on such date within the limits set out in
               Article 12.3.1,

         (b) an amount equal to any Deferred Purchase Price payable on such date,

         (c) an amount equal to any Reduction of the Subordinated Deposit on such date;

         (d) an amount equal to any Reduction of the Complementary Deposit on such date, and

         (e) any other sums due by the Purchaser to the Centralising Unit acting on its own behalf or on behalf of the Sellers pursuant to the Transaction Documents, and not paid otherwise.

The parties hereby agree that all entries on the Current Account are calculated, for any Settlement Date during the Replenishment Period, on the Calculation Date preceding such Settlement Date, and that, once entered in the Current Account, such entries shall constitute payments for the purposes of the Transaction Documents.

6.5. Termination of the Current Account

The current account relationship shall terminate, and the Current Account shall be closed, on the Commitment Expiry Date.

ARTICLE 7. AMOUNT OF THE PURCHASER'S FUNDING

7.1 Maximum Amount of the Purchaser's Funding

7.1.1. The Purchaser shall fund Payments (the "PURCHASER'S FUNDING") out of a Senior Deposit, up to a maximum amount (the "MAXIMUM AMOUNT OF THE PURCHASER'S FUNDING") equal to the Maximum Amount of the Program.

The Senior Deposit shall create an indebtedness of the Purchaser to the Depositor in relation to the repayment of such Senior Deposit.

7.1.2. At any time before the Commitment Expiry Date, the Centralising Unit, acting in the name and on behalf of the Sellers, shall have the right to request a partial reduction of the Maximum Amount of the Program, subject to thirty (30) Business Days prior written notice (or such shorter notice as may be agreed by the parties) to the Purchaser and as from the date of receipt of such notice by the Purchaser; provided that, if the Maximum Amount of the Program is reduced to below the Minimum Amount of the Program, the Commitment Expiry Date shall be deemed to have occurred on the effective date of such intended reduction.

Such reduction of the Maximum Amount of the Program shall take effect on the first Funded Settlement Date during the Replenishment Period after the notice period referred to in the paragraph above and shall be definitive and irrevocable until the following anniversary date of this Agreement falling after such reduction. On such anniversary date, the Centralising Unit, acting in the name and on behalf of the Sellers, shall have the right to request either a decrease or an increase of the Maximum Amount of the Program, provided that any such increase shall be limited to an amount equal to the aggregate amount of all reductions made since the preceding anniversary date of this Agreement pursuant to the preceding paragraph. The Purchaser shall not accept any request to increase the Maximum Amount of the Program without the prior written consent of the Liquidity Banks and the Issuers.

7.1.3. In the event that any Liquidity Agreement is not renewed as a result of a Liquidity Commitment Non Renewal, the Maximum Amount of the Program shall be partially and automatically reduced by an amount equal to the commitment of the relevant Liquidity Bank.

Such reduction of the Maximum Amount of the Program shall take effect on the Funded Settlement Date following the date upon which an event described above has occurred and shall be definitive and irrevocable.

7.1.4. In the event the Maximum Amount of the Program is reduced in accordance with the provisions of Articles 7.1.2. or 7.1.3. above, the Maximum Amount of the Purchaser's Funding shall be reduced so that the Maximum Amount of the Purchaser's Funding is equal to the reduced Maximum Amount of the Program.

7.2 Amount of the Purchaser's Funding on the Initial Settlement Date

On the Initial Settlement Date, the amount of the Purchaser's Funding shall be equal to

(i)      the lower of the following amounts:

         (a) the Outstanding Amount of Eligible Receivables to be purchased by the Purchaser on such date, multiplied by the excess of:

               -  one (1) less;

               - the sum of the Overcollateralisation Rate and the Discount Rate; and

         (b)   the Maximum Amount of the Purchaser's Funding;

(ii) less the amount of the Excess Foreseen Collections for such Initial Settlement Date,

rounded down to the nearest whole multiple of EUR 1,800.

7.3 Change in the Purchaser's Funding

On each Funded Settlement Date during the Replenishment Period other than the Initial Settlement Date, the Purchaser's Funding shall be adjusted as follows:

(a)      if:

         (i)   the lower of the following amounts:

               x) the Outstanding Amount of Eligible Receivables already purchased and to be purchased by the Purchaser on such date, multiplied by the excess of:

                    -  one (1) less;

                    - the sum of the Overcollateralisation Rate and the Discount Rate; and

               (y)  the Maximum Amount of the Purchaser's Funding;

               less, except if any Early Amortisation Event defined in the
               Article 13.3. has occurred before the Assessment Date for such Settlement Date, the amount of the Excess Foreseen Collections for such Settlement Date,

               rounded down to the nearest whole multiple of EUR 1,800;

         exceeds

         (ii) the amount of the Purchaser's Funding outstanding on the preceding Funded Settlement Date;

         then the Purchaser's Funding shall be increased by an amount equal to such excess (the "INCREASE IN THE PURCHASER'S FUNDING"); and

(b)      if:

         (i)   the lower of the following amounts:

               (x) the Outstanding Amount of Eligible Receivables already purchased and to be purchased by the Purchaser on such date, multiplied by the excess of:

                    -    one (1) less;

                    - the sum of the Overcollateralisation Rate and the Discount Rate; and

               (y)  the Maximum Amount of the Purchaser's Funding;

               less, except if any Early Amortisation Event defined in the
               Article 13.3. has occurred before the Assessment Date for such Settlement Date, the amount of the Excess Foreseen Collections for such Settlement Date,

               rounded down to the nearest whole multiple of EUR 1,800;

         is lower than

         (ii) the amount of the Purchaser's Funding outstanding on the preceding Funded Settlement Date;

         then the Purchaser's Funding shall be reduced by the amount of such difference (the "REDUCTION IN THE PURCHASER'S FUNDING").

7.4 Amount of the Purchaser's Funding in the event of a Potential Early Amortisation Event

In the event that a Potential Early Amortisation Event occurs, and as long as such Potential Early Amortisation Event is continuing, the amount of the Purchaser's Funding shall be limited to the amount of the Purchaser's Funding on the Funded Settlement Date before such Potential Early Amortisation Event has occurred.

ARTICLE 8. SUBORDINATED DEPOSIT

Pursuant to the terms of a Master Subordinated Deposit Agreement entered into between the Centralising Unit and the Purchaser on the date hereof, the Centralising Unit shall make a Subordinated Deposit with the Purchaser. The main provisions of the Master Subordinated Deposit Agreement are as follows:

8.1 Subordinated Deposit

On the Initial Settlement Date and on each following Settlement Date during the Replenishment Period, the amount of the Subordinated Deposit shall be calculated by the Agent in accordance with the provisions of schedules 1 and 2 of the Master Subordinated Deposit Agreement.

The Agent shall calculate the amount of the Subordinated Deposit on each Calculation Date.

On any Calculation Date, during the Replenishment Period, the Agent shall calculate the difference between (i) the amount of the Subordinated Deposit to be made on such Settlement Date, and (ii) the amount of the Subordinated Deposit made on the preceding Settlement Date.

8.2 Pledge of the Subordinated Deposit

The Subordinated Deposit shall be pledged as cash collateral (affecte a titre de gage-especes) by the Centralising Unit in favour of the Purchaser, to secure the payment of (i) any sum due by the Debtors to the Purchaser in respect of the Sold Receivables and (ii) any sum due to the Purchaser by any Seller or the Centralising Unit pursuant to the Transaction Documents.

8.3 Repayment of the Subordinated Deposit

The repayment of the Subordinated Deposit shall be carried out in accordance with the terms and conditions set forth in the Master Subordinated Deposit Agreement and Article 16 (Order of Priority during the Amortisation Period).

ARTICLE 9. COMPLEMENTARY DEPOSIT

Pursuant to the terms of a Master Complementary Deposit Agreement entered into between the Centralising Unit and the Purchaser on the date hereof, the Centralising Unit shall make a Complementary Deposit with the Purchaser. The main provisions of the Master Complementary Deposit Agreement are as follows:

9.1 Complementary Deposit

The Centralising Unit shall make a Complementary Deposit with the Purchaser in accordance with the terms and conditions of the Master Complementary Deposit Agreement.

On the Initial Settlement Date and on each following Settlement Date during the Replenishment Period, the amount of the Complementary Deposit shall be calculated by the Agent in accordance with the provisions of schedule 1 of the Master Complementary Deposit Agreement.

9.2 Pledge of the Complementary Deposit

The Complementary Deposit shall be pledged as cash collateral (affecte a titre de gage-especes) by the Centralising Unit in favour of the Purchaser, to secure the payment of (i) any sum due by the Debtors to the Purchaser in respect of the Sold Receivables and (ii) any sum due to the Purchaser by any Seller or the Centralising Unit pursuant to the Transaction Documents, provided that no party shall be entitled to receive, as a result of such pledge, any amounts in addition to those that it is entitled to receive pursuant to Article 16.

9.3 Repayment of the Complementary Deposit

The repayment of the Complementary Deposit shall be carried out in accordance with the terms and conditions set forth in the Master Complementary Deposit Agreement and Article 16 (Order of Priority during the Amortisation Period) hereunder.

                                CHAPTER IV - FEES

ARTICLE 10. FEES

10.1 On each Funded Settlement Date (except the Initial Settlement Date), the Centralising Unit shall pay to the Agent, the Management Fee which is due to compensate the Agent for its services under this Agreement.

10.2 Such Management Fee shall be equal to EUR 20,900 per month (V.A.T. excluded), increased by the applicable V.A.T ; provided that if the Securitisation Transaction is terminated by the Centralising Unit during the first two years of the Securitisation Transaction (other than a termination after there has been an Early Amortisation Event or a drawing under a Liquidity Agreement or a Liquidity Bank Letter), then the minimum amount of the Management Fee for the year in which the Securitisation Transaction is terminated shall be equal to EUR 250,000 (V.A.T. excluded), increased by the applicable V.A.T. As from the beginning of the third year until the fifth year of the Securitisation Transaction, in the event that the Centralising Unit decides to terminate the Securitisation Transaction and repurchases the Sold Receivables upon such termination (other than a termination after there has been an Early Amortisation Event or a drawing under a Liquidity Agreement or an Liquidity Bank Letter) and does not inform the Agent at the latest three months beforehand, the Centralising Unit undertakes to pay an amount upon such termination equal to the lesser of (i) the Management Fee for three months (EUR 62,700) (VAT excluded), increased by the applicable V.A.T, from the date on which the notice of termination is delivered minus any Management Fee otherwise paid after notice of termination is delivered and (ii) the Management Fee for the period from such termination until the expiration date of the Liquidity Agreements.

10.3 The Agent shall notify the amount of the Management Fee to the Centralising Unit, at the latest before 5.00 pm on the Calculation Date immediately preceding any Funded Settlement Date.

10.4 On each Funded Settlement Date, the Centralising Unit shall pay the Management Fee by crediting the Agent's Account before 12.00 (noon), for an amount equal to the Management Fee, as determined in accordance with 10.2. The parties acknowledge that the payment of such Management Fee by the Centralising Unit to the Agent shall be expressly excluded from the Current Account mechanism.

10.5 In the event that the Centralising Unit fails to pay such Management Fee on a Funded Settlement Date, the Purchaser shall proceed forthwith with the payment of such Management Fee, on the Centralising Unit's behalf to the extent of the Adjusted Collections received. As such, the Purchaser shall be, upon delivery of a subrogation notice by the Agent, subrogated in the rights of the Agent against the Centralising Unit to the extent of the sums paid to the Agent in respect of the Management Fee.

         CHAPTER V - REPRESENTATIONS AND WARRANTIES - GENERAL COVENANTS

ARTICLE 11. REPRESENTATIONS AND WARRANTIES

11.1 Each Seller, Goodyear Dunlop Tires Germany GmbH and the Centralising Unit represents and warrants to the Purchaser at the date hereof as follows:

(i)      -     in the case of the French Seller, it is a limited company
               (societe anonyme) duly incorporated and validly existing under French law, or

         - in the case of the German Sellers, it is a limited partnership (Gesellschaft mit beschrankter Haftung & Co Kommanditgesellschaft) or (in the case of Goodyear Dunlop Tires Germany GmbH) a limited liability company (Gesellschaft mit beschrankter Haftung), duly established and validly existing under German law, or

         - in the case of the Italian Seller, it is a joint stock company (societa per azioni) duly incorporated and validly existing under Italian law, or

         - in the case of the Spanish Seller, it is a corporation (sociedad anonima) duly incorporated and validly existing under Spanish law, or

         - in the case of the Centralising Unit, it is a limited liability company duly incorporated and validly existing under Dutch law ;

(ii) it has the capacity (a) to carry on its business, as currently conducted, and to own all of the assets appearing on its balance sheet, except where failure of such capacity would not be reasonably likely to result in a Material Adverse Effect, and (b) to enter into and perform its obligations under the Transaction Documents to which it is a party;

(iii) it does not require any power or authorisation to execute the Transaction Documents to which it is a party or to perform its obligations under the Transaction Documents, that it has not already obtained, unless, in the case of any Governmental Authorisation, the failure to obtain such authorisation would not be reasonably likely to result in a Material Adverse Effect;

(iv)     -     except to the extent that no Material Adverse Effect would be reasonably likely to result, the execution of the Transaction
               Documents to which it is a party and the performance of its obligations under the Transaction Documents will not contravene
               (a) any of the provisions of its articles of association or of any other of its constitutional or organisational documents, (b) any laws or regulations applicable to it, or (c) any contractual obligations, negative pledges, agreements or undertakings to which it is a party or by which it is bound;

         - the execution of the Transaction Documents to which it is a party and the performance of its obligations under the Transaction Documents will not contravene (x) if such concept is applicable in the relevant jurisdiction, the corporate interest (interet social) of the Centralising Unit or the relevant Seller and (y) in the case of each of the German Parties, Section 30 and seq. of the German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschrankter Haftung);

(v) the Transaction Documents to which it is a party constitute its legal, valid and binding obligations and are enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, moratorium and other laws affecting creditors' right generally;

(vi) all of the documents that it has provided to the Purchaser pursuant to the Transaction Documents are accurate and correct in all material respects as of their respective dates and as of the date of their delivery, and the audited, certified annual accounts were prepared in accordance with the relevant Accounting Principles and give, in all material respects, a true, accurate and fair view (comptes reguliers, sinceres et qui donnent une image fidele) of its results for the relevant fiscal year;

(vii) it carries on its business in compliance with all of the relevant laws and regulations applicable to it, except where failure to do so would not be reasonably likely to have a Material Adverse Effect;

(viii) there are no actions, suits or proceedings pending or, to its knowledge, threatened to be raised or brought against it, which are reasonably likely to result in a Material Adverse Effect, or any material litigation that challenges or seeks to prevent the Securitisation Transaction;

(ix) except as specifically disclosed in writing to the Purchaser before the date hereof, no event has occurred since the closing date of its last fiscal year that is reasonably likely to adversely and materially affect, impede or prohibit the execution or the performance of its obligations under the Transaction Documents to which it is a party or that is otherwise reasonably likely to have a Material Adverse Affect;

(x) no Early Amortisation Event of the type described in Article 13.3. has occurred and is continuing;

(xi) GOODYEAR DUNLOP TIRES EUROPE BV holds directly or indirectly 100% in the Centralising Unit's share capital and voting rights and more than 50% in each Seller's share capital and voting rights and as such exercises effective control over the Centralising Unit and the Sellers within the meaning of Article L.511-7.3 of the French Monetary and Financial Code (Code monetaire et financier);

(xii) it has received on the date hereof a certified true copy or final drafts of the Transaction Documents to be executed on the date hereof and has full knowledge of the same;

(xiii) it has carried out its own legal, tax and accounting analysis as to the consequences of the execution and performance of its obligations under the Transaction Documents, and agrees that the Purchaser, the Joint Lead Arrangers, the Issuers and the Liquidity Banks shall have no liability to any of the Sellers or the Centralising Unit in that respect;

(xiv) it has entered into intercompany arrangements with the Centralising Unit and the other Sellers, pursuant to which it has undertaken (a) to reimburse the Centralising Unit for certain fees, including any amount paid on its behalf and any losses arising under the Transaction Documents, (b) to pay the Centralising Unit a direct and sufficient consideration for the making of the Subordinated Deposit and the Complementary Deposit and compensate the Centralising Unit as is appropriate in respect of all losses incurred by the latter arising from the making of the Subordinated Deposit and the Complementary Deposit, and (c) to ensure that fees and expenses or any other sums due by the Sellers under the Transaction Documents are allocated among the Sellers in accordance with their respective corporate interest, if such concept is applicable in the relevant jurisdiction (the "INTERCOMPANY ARRANGEMENTS");

(xv)     it has entered into intercompany arrangements which shall, inter alia,
         (a) if complied with, ensure due compliance of each of the German Sellers, Goodyear Dunlop Tires Germany GmbH and GOODYEAR DUNLOP TIRES EUROPE BV, GOODYEAR and/or any other shareholder or affiliate of the German Sellers with the relevant applicable corporate capital maintenance provisions, including, without limitation, Section 30 of the German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschrankter Haftung), and (b) ensure that none of the German Sellers supports, directly or indirectly, the uncollectability of any Sold Receivables purchased by the Purchaser from any other German Seller without any required consideration therefor;

(xvi) no Lien has been created or exists (other than any Liens contemplated by the Transaction Documents) (a) in relation to any Sold Receivables (and related rights) assigned by it prior to their respective assignment to the Purchaser or in respect of the

         Collection Accounts, with the exception of those Liens which arise by operation of applicable laws and regulations, or (b) over the Subordinated Deposit and/or the Complementary Deposit;

(xvii) its obligations under the Transaction Documents rank and will rank at least pari passu with all other present and future unsecured and unsubordinated obligations (with the exception of those preferred by law generally);

(xviii) it is not entitled to claim immunity from suit, execution, attachment or other legal process in any proceeding taken in the jurisdiction of its incorporation in relation to any Transaction Documents;

(xix) it is not subject to Insolvency Proceedings and is not insolvent within the meaning of applicable laws;

(xx) in the case of each German Seller, (a) such German Seller has, to the extent permissible, opted for payment on a monthly basis of self-assessed or assessed VAT, (b) such German Seller having applied for a permanent extension for the filing of monthly returns (Dauerfristverlangerung) has posted a special advance estimated tax payment to the relevant tax office and (c) any such self-assessed or assessed VAT owed by such German Seller in accordance with applicable German VAT laws and regulations, has been paid to the relevant German tax administration when due; and

(xxi) in the case of each German Seller, there is no dispute, action, suit or proceeding pending or, to its knowledge, threatened to be raised or brought against it, except for disputes, actions, suits or proceedings that such German Seller disputes in good faith, by any German tax administration in relation to any VAT tax payment or the calculation of such VAT.

11.2 The above representations and warranties shall be deemed to be repeated by each Seller and the Centralising Unit, as applicable, on each Settlement Date during the Replenishment Period upon the issue or, as the case may be, the execution of any Transfer Deed. Such representations and warranties shall remain in force until the Program Expiry Date.

ARTICLE 12. GENERAL COVENANTS

The following general covenants shall remain in force from the date hereof until the Program Expiry Date.

12.1 Sellers

12.1.1 Affirmative covenants:

Each Seller undertakes:

(i) to provide the Purchaser without undue delay, on a non consolidated basis, with:

         (a) its annual accounts (balance sheet, profit and loss accounts and annexes), as published and certified by its statutory auditors, the report of the board of directors and statutory auditors relating thereto and an extract of the minutes of the shareholders' annual general meeting approving the said accounts, no later than forty-five (45) calendar days following the holding of its shareholders' annual general meeting;

         (b)   all published interim financial information ;

         (c) all other information, reports or statements as the Purchaser may at any time reasonably request in so far as is permitted by applicable laws and regulations, and depending on the type of information requested, in accordance with the different procedures applicable to the communication of information under this Agreement;

(ii) to request promptly any authorisation as may become necessary for the performance of its obligations under this Agreement;

(iii) to do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except to the extent that failures to keep in effect such rights, licenses, permits, privileges and franchises would not be reasonably likely to result in a Material Adverse Effect;

(iv) upon knowledge by the relevant Seller that (a) an Early Amortisation Event defined in Article 13.3 has occurred, to notify or cause to be notified forthwith the Purchaser and provide a copy of the same to the Joint Lead Arrangers and (b) a Potential Early Amortisation Event has occurred, to notify or cause to be notified forthwith the Purchaser and provide a copy of the same to the Joint Lead Arrangers and, where applicable, of actions which the Seller has taken and/or proposes to take with respect thereto in order to prevent such Potential Early Amortisation Event from becoming an Early Amortisation Event;

(v) to carry on its business in all material aspects in accordance with all applicable laws and regulations, except where failure to do so would not be reasonably likely to have a Material Adverse Effect;

(vi) upon the Purchaser's request, which shall be subject to a reasonable prior notice, to arrange forthwith for bi-annual audits to be carried out by the Purchaser or by any other entity appointed by the Purchaser for such purposes, of its receivables and collection procedures. The audits shall be conducted at the expense of and paid by the Centralising Unit, acting in the name and on behalf of the Sellers, it being understood that:

         -     the main bi-annual audit shall be carried out at the latest two
               (2) months before the anniversary date of this Agreement;

         - prior to the carrying out of the second bi-annual audit, the Agent shall ask the Purchaser, the Liquidity Banks and the Back-Up Servicer whether and the extent to which a second bi-annual audit is necessary;

         this second bi-annual audit will not be carried out in the event that the Agent, the Purchaser, the Liquidity Banks and the Back-Up Servicer unanimously confirm in writing that such a second bi-annual audit is unnecessary;

(vii) commencing on the date on which an Auditors Certificate is drawn up in accordance with Article 5 (Conditions precedent to the commencement of this Agreement), to deliver to the Purchaser an Auditors Certificate within six (6) calendar months after the date of delivery of the previous Auditors Certificate in the form set out in Schedule 4;

(viii) to notify forthwith the Purchaser, promptly upon becoming aware, of any material adverse change in relation to any Sold Receivable, and to promptly respond to any reasonable written request of the Purchaser, the Agent, any Back-Up Servicer or any Italian Back-Up Servicer concerning any event in relation to any Sold Receivable which is reasonably likely to endanger the payment of a sum under such Sold Receivable;

(ix)     to keep the Purchaser fully informed of the existence and progress of
         (a) any material litigation relating to a Sold Receivable, (b) any claim or litigation relating to the Sold Receivables before the courts or in arbitration for the purposes of recovering material sums due under such Sold Receivables, (c) any claim or litigation relating to the Sold Receivables before the courts or in arbitration for the purposes of recovering sums due under such Sold Receivable, upon written request of the Purchaser, the Agent, any Back-Up Servicer or any Italian Back-Up Servicer, and (d) any action, suit or proceeding described in Article 11.1. (viii);

(x) to submit to the Purchaser, as soon as practicable, on the Purchaser's reasonable request and subject to the provisions of Article 20 (Identification of the contractual documentation for the Sold Receivables - Access to documents) and Article 31 (Confidentiality), all documents which enable the latter to verify that the Seller has properly fulfilled its contractual obligations concerning the collection of sums due under the Sold Receivables, to the extent permitted by applicable laws or regulations and in particular, in the case of the Protected Debtors, by the provisions of the Data Protection Trust Agreement;

(xi) to transfer or cause to be transferred to the Purchaser all Adjusted Collections in accordance with the provisions of Article 23 (Application of payments and payments of collections);

(xii) commencing on the date on which a Solvency Certificate is drawn up in accordance with Article 5 (Conditions precedent to the commencement of this Agreement), to deliver to the Purchaser a Solvency Certificate (on a date which shall be a Settlement Date during the Replenishment Period) on a quarterly basis in accordance with the form set out in
         Schedule 5;

(xiii) to execute any and all further documents, agreements and instruments, and take all such further actions, as may be reasonably requested by the Purchaser in order to ensure that the sales of Purchasable Receivables to the Purchaser under the Receivables Purchase Agreements constitute valid and perfected sales of such Purchasable Receivables and the security interests created over the Collection Accounts for the benefit of the Purchaser constitute valid and perfected security interests;

(xiv) to inform the Purchaser, as soon as possible and in so far permitted by applicable laws and regulations, of its intention to restructure such Seller leading to GOODYEAR DUNLOP TIRES EUROPE BV ceasing to hold directly or indirectly more than 50% in the voting rights of such Seller;

(xv) to ensure that steps are taken to maintain the performance of the billing and recovery procedures and accountancy methods in relation to the customer account (compte client) of such Seller, with the same degree of skill and care as evidenced during the audits carried out on behalf of the Purchaser or any of their agents during the structuring phase of the Securitisation Transaction;

(xvi) to ensure that any information transmitted by the Centralising Unit or such Seller during the term of this Agreement and pursuant to the Transaction Documents is true and accurate in all material respects;

(xvii) to maintain effective and in full force at all times the Intercompany Arrangements with the Centralising Unit and the other Sellers, and not to change such Intercompany Arrangements in any way that may adversely affect the rights of the Purchaser under the Securitisation Transaction;

(xviii) to maintain effective and in full force at all times, such internal arrangements between the German Sellers, Goodyear Dunlop Tires Germany GmbH and GOODYEAR DUNLOP TIRES EUROPE BV, GOODYEAR and/or any other shareholder or affiliate of the German Sellers which are necessary to
         (i) if complied with, ensure due compliance of each of the German Sellers, Goodyear Dunlop Tires Germany GmbH and GOODYEAR DUNLOP TIRES EUROPE BV, GOODYEAR and/or any other shareholder or affiliate of the German Sellers with the relevant applicable corporate capital maintenance provisions, including, without limitation,Section 30 of the German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschrankter Haftung), and (ii) ensure that none of the German Sellers supports, directly or indirectly, the uncollectability of any Sold Receivables purchased by the Purchaser from any other German Seller without any required consideration therefor;

(xix) to keep any Bill of Exchange relating to a Sold Receivable as custodian of the Purchaser for collection purposes unless the Sellers' Collection Mandate has been terminated and it has received notification from the Purchaser to deliver such Bill of Exchange to the Purchaser or any third party appointed by the Purchaser;

(xx)     (a)   in the case of the Spanish Seller, to take such steps and do all things as to notarise before a Spanish Public Notary (x) as of the date hereof, the Spanish law governed Receivables Purchase
               Agreement, the Transfer Deed delivered pursuant thereto on the Initial Settlement Date (specifying in such Transfer Deed any promissory notes which must be transferred in accordance with this Agreement and the relevant Receivables Purchase Agreement) and the Spanish Collection Account Agreements and (y) on each Settlement Date during the Replenishment Period, any Transfer
               Deed delivered pursuant to the relevant Receivables Purchase
               Agreement (specifying in such Transfer Deeds any promissory notes which must be transferred in accordance with this Agreement and the relevant Receivables Purchase Agreement), it being understood at all times that the costs of such notarisation shall be borne by the Spanish Seller;

         (b) in the case of the Italian Seller, to take such steps and do all things as to notarise before an Italian Public Notary as of the date hereof, the Italian law governed Collection Account Agreements, it being understood that the costs of such notarisation shall be borne by the Italian Seller;

(xxi) (a) to instruct any Debtor, which has not been already informed, to pay any sum due under a Sold Receivable to the relevant Collection Account(s) and, from the date hereof, to collect any sums due under a Sold Receivable exclusively on the relevant Collection Account(s), and
         (b) to promptly transfer to the relevant Collection Account(s) any sums paid by a Debtor in a different manner than to the relevant Collection Account(s);

(xxii) in the case of the Italian Seller, to grant the Italian Stand-By Servicer/Italian Back-Up Servicer a prior irrevocable mandate which has been signed by the Italian Seller authorizing the Italian Back Up Servicer, whenever an Italian Notice of Transfer has to be sent in accordance with this Agreement, to execute the Italian Notice of Transfer, it being provided that the Italian Stand-By Servicer/Italian Back-Up Servicer shall not use such irrevocable mandate for any purpose other than the execution of the Italian Notice of Transfer;

(xxiii) in the case of the Italian Seller, to grant the Italian Stand-By Servicer/Italian Back-Up Servicer a prior irrevocable mandate which has been signed by the Italian Seller authorising the Italian Stand-By Servicer/Italian Back-Up Servicer to send RID collections through the banking network by using the SIA code granted to the Italian Seller, it being provided that the Italian Stand-By Servicer/Italian Back-Up Servicer shall not use such irrevocable mandate for any purpose other than the performance of the back-up servicing activities;

(xiv) in the case of the Italian Seller and if the RID collection system is used in connection with the Italian Debtors, to provide the Italian Stand-By Servicer/Italian Back-Up Servicer with all necessary information required for the purpose of sending RID applications through the banking network (and namely the SIA code granted to the Italian Seller) and ensure or cause to ensure that the List of Italian Purchasable Receivables has been correctly completed with such information;

(xxv) in the case of the Italian Seller and if the RIBA collection system is used in connection with the Italian Debtors, to provide the Italian Stand-By Servicer/Italian Back-Up Servicer with all necessary information required for the purpose of issuing RIBA over Italian Debtors which have agreed to such means of payments and ensure or cause to ensure that the List of Italian Purchasable Receivables has been correctly completed with such information; and

(xxvi)   in the case of each German Seller,

         (a) (w) to opt or continue to opt at all times for payment of self-assessed or assessed VAT on a monthly basis, (x) having applied for a permanent extension for the filing of monthly returns (Dauerfristverlangerung) post and maintain posted a special advance estimated tax payment to the relevant tax office,
               (y) to calculate and self-assess VAT on a monthly basis in accordance with German VAT laws and regulations and (z) to pay any VAT when due to the relevant German tax administration on a monthly basis;

         (b) to provide the Purchaser on each Information Date with (x) a monthly report detailing the calculation of VAT due in relation to the preceding calendar month in accordance with German VAT laws and regulations, and (y) evidence of the payment of any amounts of VAT when due to the relevant German tax administration, as described in such monthly report;

         (c) to submit promptly upon request of the Purchaser a statement and/or evidence in respect of any VAT payment;

         (d) to ensure that, promptly upon request of the Purchaser at any time and in any event semi annually (x) its auditors or any qualified accountants carry out an audit in relation to its VAT assessment procedures and VAT payment in accordance with applicable law and regulations, detailing the calculation and the payment of VAT during the period since the previous audit or (as relevant) during the last six (6) calendar months and (y) the results of such audit are forthwith communicated to the Purchaser, whereby the costs of such audit shall be borne by such German Seller.

12.1.2 Negative covenants

Each Seller undertakes:

(i)      (a)   not to sell, lease, transfer or dispose of, the whole or a substantial part of its business or assets whether in a single transaction or by a number of transactions. Such prohibitions do not however apply to: (w) disposals in the ordinary course of the business of the Centralising Unit or of any Seller; (x) disposals between the Centralising Unit and any Seller(s) or between any Sellers or within the GOODYEAR Group; (y) disposals for arm's length consideration on normal commercial terms; or (z) other disposals which are not reasonably likely to materially prejudice the rights of the Purchaser hereunder or adversely and materially affect the collectibility of the Sold Receivables; and

         (b) except for any intra-group mergers or reorganisations within the GOODYEAR Group, not to purchase all or part of the assets of any individual, undertaking or company, and not to enter into any merger (fusion), demerger (scission) or proceeding of a similar nature, which is reasonably likely to materially prejudice the rights of the Purchaser hereunder or adversely affects such Seller's ability to collect the Sold Receivables;

(ii) not to vary any of its collection procedures currently in operation on the date hereof, without the prior written consent of the Purchaser if such a variation is reasonably likely to adversely affect the quality of such collection procedures;

(iii)    (a)   not to deliver to the Purchaser any document containing
               information concerning the Sold Receivables which it knows to be inaccurate or incomplete;

         (b) not to deliver to the Purchaser any document containing information concerning the Sold Receivables which it, in the exercise of reasonable diligence, should reasonably have known to be inaccurate or incomplete, in any material respect;

(iv) not to use any software for the management of the Sold Receivables unless the software user licence allows it to be used to monitor the Sold Receivables, except in cases that would not be reasonably likely to result in a Material Adverse Effect;

(v) to abstain from varying the corporate purposes or changing the legal form of such Seller, except to the extent related to any intra-group mergers or reorganisations within the GOODYEAR Group or to the extent that such variation or change would not be reasonably likely to result in a Material Adverse Effect;

(vi) not to endorse, transfer or deliver to any person a Bill of Exchange relating to a Sold Receivable unless such an endorsement, transfer or delivery is made for the benefit of the Purchaser and, upon request of the Purchaser, to endorse, transfer or deliver, to the Purchaser or any third party designated by the Purchaser, acting pursuant to a power of attorney provided by a separate agreement, any and all Bills of Exchange corresponding to Sold Receivables and take all such measures deemed necessary by the Purchaser in order to preserve its rights hereunder; and

(vii) not to create, incur, assume or permit to exist any Liens (other than any Liens contemplated by the Transaction Documents) (a) in relation to any Sold Receivables (and related rights) prior to their respective assignment to the Purchaser or in respect of the Collection Accounts, with the exception of those Liens required by applicable laws and regulations, or (b) over the Subordinated Deposit and/or the Complementary Deposit.

12.2     Centralising Unit

12.2.1   Affirmative covenants

The Centralising Unit undertakes:

(i) to provide the Purchaser without undue delay, on a non consolidated basis, with:

         (a) its annual accounts (balance sheet, profit and loss accounts and annexes), as published and certified by its statutory auditors, the related report of the board of directors and statutory auditors, and an extract of the minutes of the shareholders' annual general meeting approving the said accounts, no later than forty-five calendar days (45) following the holding of its shareholders' annual general meeting;

         (b)   all published interim financial information; and

         (c) all other information, reports or statements as the Purchaser may at any time reasonably request and depending on the type of information requested, in accordance with the procedures applicable to the communication of information under this Agreement;

(ii) to request promptly any authorisation as may become necessary for the performance of its obligations under the Transaction Documents to which it is a party;

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

(iii) to do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except to the extent that failure to keep in effect such rights, licenses, permits privileges and franchises would not be reasonably likely to result in a Material Adverse Effect;

(iv) upon knowledge by the Centralising Unit that (a) an Early Amortisation Event has occurred, to notify forthwith the Purchaser of the same and
         (b) a Potential Early Amortisation Event has occurred, to notify forthwith the Purchaser of the same and, where applicable, of actions which the Centralising Unit has taken and/or proposes to take with respect thereto in order to prevent such Potential Early Amortisation Event from becoming an Early Amortisation Event;

(v) to carry on its business in accordance with all applicable laws and regulations, except where failure to do so would not be reasonably likely to result in a Material Adverse Effect;

(vi) on the first sixth month anniversary of the date hereof following the date on which it has appointed a statutory auditor within the meaning of article 2:393 of the Dutch Civil Code, to deliver to the Purchaser an Auditors Certificate in a form reasonably acceptable to the Purchaser and thereafter to deliver an Auditors Certificate in such form within six month after the date of the delivery of the previous Auditors Certificate;

(vii) commencing on the date on which a Solvency Certificate is drawn up in accordance with Article 5 (Conditions precedent to the commencement of this Agreement), to deliver to the Purchaser (on a date which shall be a Settlement Date during the Replenishment Period), a Solvency Certificate within three (3) calendar months after the date of delivery of the previous Solvency Certificate, in accordance with the form set out in Schedule 5;

(viii) to provide the Agent on each Information Date before 11.00 pm with a copy of the Assessment Report and a List of Purchasable Receivables in the form agreed between the parties to this Agreement;

(ix) to provide on each Settlement Date during the Replenishment Period before 9.00 am, the Transfer Deeds;

(x) to transmit to the Agent and the Purchaser a certificate evidencing compliance with the Financial Covenants at the time of delivery of such financial information described in points (a) and (b) of section 5.01 of the European Credit Facility;

(xi) to inform the Purchaser, as soon as possible, and in so far as is permitted by applicable laws and regulations of any restructuring leading to GOODYEAR DUNLOP TIRES EUROPE B.V. ceasing to hold directly or indirectly 100% in the voting rights of the Centralising Unit;

(xii) to ensure that any information transmitted by the Centralising Unit or any of the Sellers during the course of the Securitisation Transaction and pursuant to the Transaction Documents is accurate and true in all material respects;

(xiii) to maintain effective and in full force at all times the Intercompany Arrangements with the Centralising Unit and the other Sellers, and not to change such Intercompany Arrangements in any way that may adversely affect the rights of the Purchaser under the Securitisation Transaction.

12.2.2   Negative covenants

The Centralising Unit undertakes:

(i) to abstain from changing its legal form, its corporate existence and varying its corporate purposes, except to the extent that such variation or change would not be reasonably likely to adversely affect the performance of its obligations under the Transaction Documents;

(ii) not to create, incur, assume or permit to exist any Liens in relation to any of its assets, except for Liens provided under the Transaction Documents, or to the extent required by applicable laws or regulations.

12.3     Agent

12.3.1 The Agent hereby agrees with the other parties that it shall, at the latest on each Calculation Date:

(i) identify a selection in the List of Purchasable Receivables sent by the Centralising Unit, acting in the name and on behalf of the Sellers, on the preceding Information Date, in order to select the Purchasable Receivables which shall be purchased by the Purchaser from the Sellers on the next Settlement Date during the Replenishment Period, so that the Outstanding Amount of Sold Receivables (taking into account the Outstanding Amount of Purchasable Receivables to be purchased on the following Settlement Date during the Replenishment Period) shall not exceed the sum of the Maximum Amount of the Purchaser's Funding, the amount of the Subordinated Deposit, the Maximum Amount of the Complementary Deposit and the Discount Reserve;

(ii) identify among the Purchasable Receivables selected in accordance with point (i) above, Eligible Receivables, which shall be selected so that the Outstanding Amount of Eligible Receivables due by Debtors of the same Group on such date shall not exceed the Maximum Concentration Rate multiplied by the Outstanding Amount of the Eligible Receivables on such date;

(iii) send to the Centralising Unit, acting in the name and on behalf of the Sellers, before 5.00 pm on such Calculation Date a list containing the Purchasable Receivables (and identifying specifically the Eligible Receivables) to be purchased on the next Settlement Date during the Replenishment Period, along with the Outstanding Amount of Purchasable Receivables and the Outstanding Amount of Eligible Receivables;

(iv)     calculate, as of the following Settlement Date:

         (a)   the balance of the Current Account;

         (b)   the Discount Amount;

         (c) the amount of the Discount Reserve, if such Calculation Date immediately precedes a Settlement Date;

         (d) the Outstanding Amount of Sold Receivables and the Outstanding Amount of Eligible Receivables, globally and for each Seller individually;

         (e) the amount of the Purchaser's Funding, including any increase or reduction in the level of such funding if such Calculation Date precedes immediately a Funded Settlement Date;

         (f)   the amount of the Subordinated Deposit;

         (g)   the amount of the Complementary Deposit;

         (h)   as the case may be, the amount of the Foreseen Collections;

         (i)   the amount of the Adjusted Collections; and

         (j)   any other amounts agreed between the Agent and the Centralising
               Unit.

(v) give notice before 5.00 pm on such Calculation Date to the Centralising Unit acting, as the case may be, on its own behalf or on behalf of the Sellers, of the calculations (with supporting details) carried out pursuant to the above paragraph (iv) in order to provide the information needed, as the case may be, for the payment to be made on the following Settlement Date pursuant to Article 6.3, in accordance with the letter described in Schedule 15;

(vi) communicate the calculation of any Increase in the Purchaser's Funding or any Reduction in the Purchaser's Funding in accordance with the provisions of Article 7.3 to the Depositor.

The parties agree that, in the event that any party becomes aware of any error in the calculation carried out by the Agent pursuant to the present Article 12.3.1, such party shall forthwith notify the Agent in order to rectify such an error.

12.3.2. At the latest on each Calculation Date, the Agent shall, at the request of any Joint Lead Arranger, forthwith transmit a copy of the Assessment Reports, the Lists of Purchasable

Receivables or any reporting documents relating to the Sold Receivables and provide the Joint Lead Arrangers with any information relating to the amount of Adjusted Collections received from the Sellers by the Purchaser on such Calculation Date.

CALYON shall ensure that the Centralising Unit and the Sellers have furnished the information referred to in the paragraph above to the Agent and the Purchaser.

12.3.3 On each Calculation Date before 5.00 pm, the Calculation Agent undertakes to deliver forthwith, to the Centralising Unit acting in the name and on behalf of the Sellers, a document relating to the Sold Receivables, in the form attached hereto as Schedule 12.1, as modified from time to time by the parties to this Agreement, and to provide a copy of such document to the Joint Lead Arrangers.

After each Settlement Date, the Calculation Agent undertakes to deliver forthwith to each Issuer, a report document relating to the Sold Receivables, in the form attached hereto as Schedule 12.2, as modified from time to time between the Agent, the Purchaser and the Issuers.

For the purposes of the relevant reporting documents, the parties agree that CALYON shall be responsible for ensuring that such reporting requirements are carried out.

12.4     Failure to deliver Assessment Report or List of Purchasable Receivables

12.4.1 In the event that the Centralising Unit fails to provide the Agent with a copy of the Assessment Report and/or a List of Purchasable Receivables within one (1) Business Day after an Information Date, or provides the Agent with a copy of the Assessment Report and/or a List of Purchasable Receivables, that is incomplete in relation to one or several Sellers (with respect to any Seller, a "DELIVERY FAILURE"), the Agent shall carry out the identification and the calculations referred to in Articles 12.3.1 and 12.3.2 as follows:

- in relation to Sellers for which there is no Delivery Failure, on the basis of the Assessment Report and the List of Purchasable Receivables provided to the Agent on such Information Date; and

- in relation to Sellers for which there is a Delivery Failure, on the basis of the Assessment Report and the List of Purchasable Receivables provided to the Agent on the preceding Information Date;

provided that the Centralising Unit has sent to the Agent a single consolidated Assessment Report and a single List of Purchasable Receivables. If the Agent has not received such single consolidated Assessment Report and such List of Purchasable Receivables, it shall make its calculations on the basis of the single consolidated Assessment Report and single List of Purchasable Receivables received on the previous Information Date.

12.4.2   In the event of any failure to comply with the provisions of Article
12.2.1. (viii), the Centralising Unit shall comply with such provisions with respect to the documents required to be delivered on or before the next Information Date.

12.4.3 The Centralising Unit shall provide, on each Information Date, the list of Sold

Receivables which are Doubtful Receivables and to be retransferred to the relevant Seller in accordance with article 4.2 of the relevant Receivables Purchase Agreement.

12.5 Purchaser

Other than as contemplated by the Transaction Documents, the Purchaser undertakes not to (a) sell, transfer or otherwise dispose of any Sold Receivables or (b) create, incur, assume or permit to exist any Liens over any Sold Receivables (and related rights), with the exception of those Liens required by applicable laws and regulations.

                         CHAPTER VI - EARLY AMORTISATION

ARTICLE 13. EARLY AMORTISATION

13.1 Early Amortisation Events in relation to the Securitisation Transaction:

The fact that the Purchaser's Funding falls below the Minimum Amount of the Program shall constitute an Early Amortisation Event with respect to this Agreement and the Receivables Purchase Agreements.

13.2 Early Amortisation Event in relation to the Purchaser:

If any event occurs, which is not an event that is due to CALYON or that could have been prevented by CALYON, and which, in the Rating Agencies' opinion, jeopardises the "bankruptcy remote character" of the Purchaser, the Purchaser may terminate its Commitment to purchase Purchasable Receivables from the Sellers subject to notice made in writing to the Centralising Unit. In such an event, the Commitment Expiry Date shall be deemed to have occurred on the thirtieth (30th) calendar day following receipt by the Centralising Unit of the Purchaser's Termination Notice. Such Purchaser's Termination Notice shall state the reasons for the Rating Agencies' opinion.

13.3 Early Amortisation Events in relation to any Seller or the Centralising
Unit:

Each of the following events shall constitute an Early Amortisation Event with respect to this Agreement and the Receivables Purchase Agreements:

(i)      the Centralising Unit requests the termination of the Replenishment
         Period ;

(ii) any Seller, the Centralising Unit, GOODYEAR DUNLOP TIRES EUROPE BV, GOODYEAR or any Material Subsidiary has entered into Insolvency Proceedings;

(iii) any failure by a Seller, the Centralising Unit or GOODYEAR DUNLOP TIRES EUROPE BV to make a payment (including any deposit or transfer of Adjusted Collections to the Purchaser) when due under the Transaction
         Documents:

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

         (w) which is not remedied within two (2) Business Days, provided that such failure is due to a technical reason which affects the means of payment in the banking system used by such Seller or by the Centralising Unit and is not otherwise covered by clause (y) below;

         (x) which is not remedied within four (4) Business Days, where such failure arises in relation to the payment of the Management Fee or the Stand-by Fee;

         (y) which is not a scheduled payment under the Transaction Documents and which is not remedied within two (2) Business Days after written notice received from the Purchaser or, if earlier, after a Responsible Officer becoming aware thereof;

         (z) which is a scheduled payment (including a payment due pursuant to Article 6.3.2.) and is not otherwise covered by clause (w) or (x) above;

(iv) any restructuring of (a) a Seller leading to GOODYEAR ceasing to hold directly or indirectly more than 50% in the share capital and voting rights of such a Seller, or (b) GOODYEAR DUNLOP TIRES EUROPE BV leading to GOODYEAR ceasing to hold directly or indirectly more than 50% in the share capital and voting rights of GOODYEAR DUNLOP TIRES EUROPE BV, or
         (c) the Centralising Unit leading to GOODYEAR DUNLOP TIRES EUROPE BV ceasing to hold, directly or indirectly, 100% in the share capital and voting rights of the Centralising Unit;

(v) any default by any Seller, the Centralising Unit or GOODYEAR DUNLOP TIRES EUROPE BV (including any material default in the collection obligations set forth in Articles 21, 24, 25 and 26) other than the defaults referred to in paragraph (iii) above or paragraphs (vi) and
         (vii) below, in relation to any of their obligations under the Transaction Documents:

         - which is not remedied within one (1) Business Day after written notice received from the Purchaser or, if earlier, after a Responsible Officer becoming aware thereof, if such default is in relation to their respective obligations under Article 12.2.1
               (viii), and the Centralising Unit does not comply with Article 12.4.2;

         - which is not remedied within one (1) Business Day after written notice received from the Purchaser or, if earlier, after a Responsible Officer becoming aware thereof, if such default is in relation to their respective obligations under 12.2.1 (ix);

         - which is not remedied within fifteen (15) Business Days after written notice received from the Purchaser or, if earlier, after a Responsible Officer becoming aware, if such default is in relation to their respective obligations under 12.1.1. (iv), (x),
               (xiii), (xvi), (xxi), and 12.2.1. (iv), (xii);

         - which is a default of the obligations arising under 12.1.2 or 12.2.2, which (a) if capable of remedy, is not remedied within fifteen (15) Business Days after written notice received from the Purchaser or, if earlier, after a Responsible Officer becoming aware, or (b) if not capable of remedy, has not been waived by the Purchaser within five (5) Business Days after written notice received from the Purchaser or, if earlier, after a Responsible Officer becoming aware;

         - which is not remedied within thirty (30) Business Days after written notice received from the Purchaser, or, if earlier, after a Responsible Officer becoming aware;

(vi) any failure by any Seller or the Centralising Unit to deliver an Auditors Certificate, complying with the relevant form attached as
         Schedule 4, as provided for under Article 12.1.1 (vii) and 12.2.1 (vi), which is not remedied within fifteen (15) Business Days after written notice received from the Purchaser or, if earlier, after a Responsible Officer becoming aware;

(vii) any failure by any Seller or the Centralising Unit to deliver a Solvency Certificate, complying with the relevant form attached as
         Schedule 5, as provided for under Article 12.1.1 (xii) and 12.2.1
         (vii), which is not remedied within ten (10) Business Days after written notice received from the Purchaser or, if earlier, after a Responsible Officer becoming aware;

(viii) any representation and warranty made by any Seller, the Centralising Unit or GOODYEAR DUNLOP TIRES EUROPE BV under the Transaction Documents (other than under Article 19), or any information contained in any document delivered by any Seller or the Centralising Unit or GOODYEAR DUNLOP TIRES EUROPE BV to the Purchaser pursuant thereto, is found to have been inaccurate on the date on which it was made or delivered, if such inaccuracy (a) is not remedied or waived accordingly within thirty
         (30) days after written notice received from the Purchaser, or, if earlier, after a Responsible Officer becoming aware and (b) is reasonably likely to result in a Material Adverse Effect;

(ix) any Material Indebtedness of GOODYEAR DUNLOP TIRES EUROPE BV, or any of its subsidiaries, or GOODYEAR (a) has not been paid or repaid when due (after giving effect to any applicable grace period) or (b) has become due and payable before its stated date of payment as a result of a declared default and after the expiry of any applicable grace period provided that, in each case, such default has not been waived pursuant to the terms of the relevant agreement;

(x) there is an attachment, freezing or seizure (saisie) order against all or any material part of the property, assets or revenues of the Centralising Unit, any of the Sellers or GOODYEAR DUNLOP TIRES EUROPE BV or in the event that the Centralising Unit, any of the Sellers or GOODYEAR DUNLOP TIRES EUROPE BV has become subject at any time to any court order or other court process having similar effect and such attachment, seizure (saisie), court order or court process remains in effect and is not discharged during a period of forty-five (45) calendar days following the date on which it was served;

(xi) any change of any kind in any Seller's or Centralising Unit's articles of association, business or assets, which would be reasonably likely to result in a Material Adverse Effect;

(xii) the validity of the Transaction Documents or a Transfer Deed issued pursuant to the Receivables Purchase Agreement or any Payment hereunder or thereunder is successfully challenged by any enforcement order issued or judgment obtained as a result of proceedings before any court (including arbitration proceedings);

(xiii) whenever on three (3) successive Funded Settlement Dates, the Overcollateralisation Rate is higher than the Maximum
         Overcollateralisation Rate;

(xiv)    (a)   any of the Transaction Documents becomes illegal or, cannot, for any reason whatsoever, be performed pursuant to their respective terms, and such illegality or inability to be performed is reasonably expected to prejudice the rights of the Purchaser in any material respect;

         (b) a Transfer Deed becomes illegal or, cannot, for any reason whatsoever, be performed pursuant to its terms, and such illegality or inability to be performed is reasonably expected to prejudice the rights of the Purchaser;

(xv)     (a)   the ratio of (a) Consolidated Senior Secured Indebtedness to (b)
               Consolidated EBITDA of Goodyear for the most recent period of four consecutive fiscal quarters for which financial statements have been filed with the United States Securities and Exchange
               Commission, to be greater than 4.00 to 1.00;

         (b) the ratio of (x) Consolidated EBITDA of GOODYEAR to (y) Consolidated Interest Expense of GOODYEAR, for any period of four
               (4) consecutive fiscal quarters is less than 2.00 to 1.00; or

         (c) the ratio of (x) Consolidated Net Indebtedness to (y) Consolidated EBITDA of GOODYEAR DUNLOP TIRES EUROPE BV for the most recent period of four consecutive fiscal quarters for which financial statements have been filed with the United States Securities and Exchange Commission, is greater than 3.00 to 1.00;

         (d) for so long as such provision exists under the European Credit Facility, the Consolidated Net Worth of GOODYEAR at the end of any fiscal quarter is less than the amount set forth below for such date:

  Fiscal Quarter Ending                       Minimum Amount
---------------------------                   --------------
On or before March 31, 2006                   2,000,000,000
thereafter                                    1,750,000,000

         and, in each case, there has been no Applicable Waiver or Amendment on or prior to the 60th calendar day after the occurrence of any such event. In addition, this Agreement shall be automatically amended, with no further actions required by the parties hereto, to reflect the changes made in any Applicable Waiver or Amendment.

         Capitalized terms used in this Article 13.3 (xv) and not defined in
         Schedule 1 have the meanings set forth for such terms in Schedule 16;

(xvi) if all Sellers withdraw from the Agreement in accordance with the provisions of Article 39;

(xvii) the three-month rolling average of the Delinquency Percentage exceeds 3.5%, and such event is not waived within thirty (30) days after notice received from the Purchaser, or, if earlier, after a Responsible Officer becomes aware thereof;

(xviii)  the three-month rolling average of the Default Percentage exceeds
         2.5%, and such event is not waived within thirty (30) days after notice received from the Purchaser, or, if earlier, after a Responsible Officer becomes aware thereof; and

(xix) the three-month rolling average of the Dilution Percentage exceeds 10.5%, and such event is not waived within thirty (30) days after notice received from the Purchaser, or, if earlier, after a Responsible Officer becomes aware thereof.

13.4     Consequences of Early Amortisation Events

Except for the Early Amortisation Event described in Article 13.2, the effect of which is set out in such Article, the consequences of the Early Amortisation Events shall be as follows:

(i) If an Early Amortisation Event referred to in Articles 13.1 or 13.3 occurs and has not been waived, the Purchaser may or, if all the Liquidity Banks (which shall be consulted by the Purchaser upon the occurrence of such an Early Amortisation Event) instruct the Purchaser to do so, shall terminate by notice in writing to the Centralising Unit (the "PURCHASER'S TERMINATION NOTICE"), its Commitment to purchase Purchasable Receivables from the Sellers. Upon knowledge by the Purchaser of the occurrence of an Early Amortisation Event and provided such Early Amortization Event has not been waived and as soon as the Purchaser has determined that such an occurrence shall entail the occurrence of the Commitment Expiry Date, a Purchaser's Termination Notice may be sent forthwith. In such an event, the Commitment Expiry Date shall be deemed to have occurred on the date of receipt of the Purchaser's Termination Notice by the Centralising Unit.

         However, if upon consultation of the Liquidity Banks in accordance with the above paragraph, such Liquidity Banks cannot agree among themselves as to the termination by the Purchaser of its Commitment, and where the Purchaser has not already decided in its own discretion to terminate its Commitment, the relevant Liquidity Bank (the "TERMINATING LIQUIDITY BANK") may decide to terminate its own commitments under the Liquidity Agreement, upon notice in writing to the Centralising Unit, the Purchaser and the other Liquidity Bank(s) no later than the Information Date preceding the Funded Settlement Date on which such termination is to be effective.

         In the event of the termination of its(their) commitment by the Terminating Liquidity Bank(s), the Maximum Amount of the Program shall be partially and automatically reduced by an amount equal to the commitment of such Terminating Liquidity Bank(s). Such reduction of the Maximum Amount of the Program shall take effect on the Funded Settlement Date following the date upon which the termination of its(their) commitment by the Terminating Liquidity Bank(s) has occurred and shall be definitive and irrevocable.

(ii) By way of further exception to the foregoing, if an Early Amortisation Event set forth in Article 13.3 (iv), (v), (vi), (vii), (x), (xi),
         (xii), and (xiv) occurs exclusively in relation to certain but not all Sellers, the Purchaser shall give notice thereof to the relevant Seller(s) and the Centralising Unit. The parties hereby agree that upon receipt by the relevant Seller(s) and the Centralising Unit of such notice, the Purchaser shall be entitled to purchase no further Purchasable Receivables from the relevant Seller(s) (the "EXCLUDED SELLER(S)"). The Purchaser's Commitment shall not otherwise be affected, except that if the aggregate amount of Sold Receivables assigned by the Excluded Seller(s) on the preceding six (6) Settlement Dates represents more than 45% of the aggregate amount of Sold Receivables assigned by all Sellers on such dates, the Commitment Expiry Date shall be deemed to have occurred on the date of receipt of the notice referred to above.

For the avoidance of doubt, if any Potential Early Amortisation Event occurs, the parties agree that such event shall not constitute an Early Amortisation Event if a suitable agreement between the parties has been reached within the grace period (if any) provided for the related Early Amortisation Event in
Article 13.3.

                 CHAPTER VII - TAXES - CHANGES IN CIRCUMSTANCES

ARTICLE 14. TAXES

14.1. All payments to be made by each Seller, acting as a Seller or as a sub-servicer of the Sold Receivables, or the Centralising Unit to the Purchaser under this Agreement shall be made free, clear of and without deduction for or on account of tax (not being tax imposed on the general income of the Purchaser), unless the Seller or the Centralising Unit is required by mandatory provisions of law to make such a payment subject to the deduction or withholding of tax, in which case the sum to be paid by the Seller or the Centralising Unit in respect of which such deduction or withholding is required to be made shall, to the extent permitted by law, be increased to the extent necessary to ensure that, after the making of the required deduction or withholding, the Purchaser receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

In the event that any payment made by the Centralising Unit hereunder is subject to any withholding or deduction, the Purchaser shall use reasonable efforts to recover any tax credit that it may be entitled to on account of such withholding or deduction and shall remit to the Centralising Unit any amounts so recovered, up to the amount necessary for the Seller to be (after that payment) in the same after-tax position as it would have been if such withholding or deduction had not been made, within the limit of the sums so recovered by the Purchaser.

If the increase referred to above is contrary to any applicable law, the Purchaser and the Centralising Unit, acting in the name and on behalf of the Sellers, shall work together as soon as possible and in good faith to seek a solution acceptable to the parties.

If no suitable agreement has been reached within thirty (30) calendar days following the coming into force of such deduction or withholding of tax, the Commitment Expiry Date shall be deemed to have occurred on the thirtieth day after such deduction or withholding comes into force. The parties hereby agree that during the thirty-day period provided in the foregoing sentence, no Purchasable Receivables shall be sold to the Purchaser by the Sellers concerned by such deduction for or on account of tax or by all the Sellers if such deduction for or on account of tax relates to the Centralising Unit, on a Funded Settlement Date.

14.2. Each Seller shall bear any value added tax or similar tax (a "VAT PAYMENT") to which any transaction contemplated under the Securitisation Transaction may be subject or give rise towards any party having entered into the Securitisation Transaction (other than the Sellers and the Centralising
Unit); and each Seller shall fully indemnify the Purchaser or any party having entered into the Securitisation Transaction (other than the Sellers or the Centralising Unit), from and against any losses or liabilities which any of them may properly incur or otherwise suffer as a result of any delay in paying or omission to pay such value added tax or similar tax.

If a Seller makes a VAT Payment and a credit against, relief or remission for, or repayment of taxes is attributable to that VAT Payment (a "VAT CREDIT"), the Purchaser shall use reasonable efforts to obtain the repayment of such VAT Credit, and once the Purchaser has obtained the repayment of such VAT Credit, the Purchaser shall transfer such amount to the relevant Seller so that the Seller will be (after that payment) in the same after-tax position as it would have been in had the VAT Payment not been made by the Seller, and within the limit of the sums actually paid to the Purchaser under the repayment of such VAT Credit.

14.3. In the event of any Insolvency Proceedings opened against any German Seller, if the insolvency administrator is involved in the enforcement of any pledge over the Collection Account(s) for the benefit of the Purchaser and if such insolvency administrator is entitled to claim a deduction of fees ("ENFORCEMENT FEES") from the credit balance recorded on such Collection Account(s) at the date of institution of such Insolvency Proceedings, the relevant German Seller and/or the Centralising Unit shall pay to the Purchaser any sums corresponding to such Enforcement Fees.

14.4 In the event that the Purchaser, a Liquidity Bank, the Issuers, the Management Company, the Custodian, the Fund, the Depositor or the Agent (each a "TAX INDEMNIFIED PARTY") has to bear any new tax or withholding tax or any other tax related charge not yet in force on any sum which it owes and in relation to the Securitisation Transaction, the Centralising Unit, acting in the name and on behalf of the Sellers, undertakes to indemnify such Tax Indemnified Party up to the amount of this new taxation or withholding tax or other tax charge, in the currency in which such deduction, withholding or other tax charge must be paid.

In the event that any payment is made by the Centralising Unit to the Purchaser pursuant to this Article 14.4, the Purchaser shall use reasonable efforts to recover any tax credit that it may be entitled to on account of such new tax and shall remit to the Centralising Unit any amounts so recovered up to the amount necessary for the Seller to be (after that payment) in the same after-tax position as it would have been if such new tax had not been paid, within the limit of the sums so recovered by the Purchaser.

14.5 In the event that any Tax Indemnified Party (including, in particular, the Purchaser) has incurred any losses or liability resulting from or in relation to any recourse by the any German tax administration against the Purchaser with respect to any Sold Receivable, the relevant German Seller shall indemnify such Tax Indemnified Party up to the amount of such losses or liability incurred and in the currency in which such loss or liability has been incurred, provided that the recourse by such German tax administration against the Purchaser is based on section 13c of the German VAT Act or on any related or equivalent provision of German law.

14.6 Nothing in this Article 14 shall be construed so as to oblige the Purchaser to bear costs and expenses of whatever nature or to disclose confidential information relating to, inter alia, the organisation of its activities nor affect in any way its right to organise its tax affairs in a manner which it considers most beneficial.

ARTICLE 15. CHANGES IN CIRCUMSTANCES

15.1 If, as a result of (i) the implementation after the date of this Agreement of any change in the applicable laws, regulations, accounting standards or regulatory requirements or any change in the interpretation or application of the aforementioned and/or (ii) the implementation after the date of this Agreement of any applicable directive, request or requirement (whether or not having the force of law) of any central bank, self-regulating organisation, governmental, fiscal, monetary or other authority (including inter alia directives, requests, instructions, accounting standards or requirements which affect the manner in which any bank is required to maintain equity capital (own funds), taking into account its assets, liabilities, contingent liabilities or commitments):

(i) the cost of the Purchaser, a Liquidity Bank, any Issuer, the Management Company, the Custodian, the Fund, the Depositor or the Agent making available, agreeing to make available, maintaining or funding any Payment and/or assuming or maintaining their Commitment or otherwise giving effect to this Agreement shall be increased; and/or

(ii) any sum received or receivable by the Purchaser, a Liquidity Bank, any Issuer, the Management Company, the Custodian, the Fund, the Depositor or the Agent under the Transaction Documents shall be reduced (except for tax imposed on the general income of the Purchaser or default of a Debtor under any Sold Receivables); and/or

(iii) the Purchaser, the Liquidity Bank, any Issuer, the Management Company, the Custodian, the Fund, the Depositor or the Agent shall become liable to make any payment on account of tax (except for tax imposed on its general income), or shall be compelled or obliged to forego any interest or other return, on or calculated by reference to the Commitment or any Payment under this Agreement;

as soon as such event has occurred and provided that such information is publicly available, the Purchaser, the Liquidity Bank, the Issuer, the Management Company, the Custodian, the Fund, the Depositor or the Agent shall be entitled to claim from the Centralising Unit, acting as the case may be on its own behalf or on behalf of the Sellers, an indemnity equal to (a) the increased costs referred to in (i) above, and/or (b) the reduction referred to in (ii) above and/or (c) the amount referred to in (iii) above. To this effect, the Purchaser shall give notice to the Centralising Unit, by delivering to the latter a certificate specifying in sufficient detail the occurrence of the changes in circumstances and, if possible, the estimated amount and the actual amount and the reason(s) for the indemnity payable under this Article.

15.2 In the event of any dispute as to the amount of such an indemnity, the Purchaser and the Centralising Unit acting in the name and on behalf of the Sellers, shall work together as soon as possible and in good faith to seek a solution acceptable to the parties; in the event of a dispute, such indemnity shall nevertheless be paid by the Centralising Unit, acting on its own behalf and on behalf of the Sellers, who shall make the payment of such indemnity forthwith following receipt of the notice sent by the Purchaser.

If no suitable agreement has been reached within thirty (30) calendar days following the coming into force of such event, the Commitment Expiry Date shall be deemed to have occurred on the thirtieth day after such an event. The parties hereby agree that during the thirty-day period provided in the foregoing sentence, no Purchasable Receivables shall be sold to the Purchaser on a Settlement Date.

                   CHAPTER VIII - ORDER OF PRIORITY - PAYMENTS

ARTICLE 16. ORDER OF PRIORITY DURING THE AMORTISATION PERIOD

16.1. On each Settlement Date during the Amortisation Period, the Purchaser shall apply the Distributed Amounts, in the following order:

1. to the payment of any of the following sums that are due and payable on such date in accordance with the provisions of the Master Senior Deposit Agreement:

         1.1.  the Margin due to ESTER FINANCE;

         1.2. the Immobilisation Indemnity due pursuant to article 8.1 of the Master Senior Deposit Agreement;

         1.3. the Deposit Fee due pursuant to article 8.2 of the Master Senior Deposit Agreement;

         until their full payment;

         provided that on each Intermediary Settlement Date, the sums referred to in this point 1. to be paid on the next Funded Settlement Date, calculated prorata temporis, shall be excluded from the Distributed Amounts available on such Intermediary Settlement Date and shall be reserved by the Purchaser in order to be paid on such Funded Settlement Date;

2. to the payment of any sum due and payable prior to such date, by the Sellers or the Centralising Unit to the Purchaser under the Transaction Documents and which remains unpaid on such date, until its full repayment;

3. to the payment of any sum due and payable in respect of the Purchaser's Funding, in accordance with the provisions of the Master Senior Deposit Agreement and, pari passu, in respect of the Complementary Deposit, in accordance with the provisions of the Master Complementary Deposit Agreement, until their full payment;

         provided that on each Intermediary Settlement Date, the sums referred to in this point 3., due in respect of the Purchaser's Funding and to be paid on the next Funded Settlement Date shall be excluded from the Distributed Amounts available on such Intermediary Settlement Date and reserved by the Purchaser in order to be paid on such Funded Settlement Date;

4. to the payment to the Centralising Unit of any amount equal to the Excess Forseen Collections, outstanding as of the last Settlement Date before being reduced to zero (unless otherwise reimbursed);

5. to the payment of any outstanding Deferred Purchase Price to be made pursuant to the provisions of each Receivables Purchase Agreement;

6.       to the repayment of the Subordinated Deposit.

16.2. On each Settlement Date during the Amortisation Period, if any Seller and/or the Centralising Unit fail(s) to make a payment when due under the Transaction Documents in respect of the Adjusted Collections and, pursuant to the provisions of Article 21.3, the collection mandate given to the Sellers has been terminated, the Purchaser shall apply the Distributed Amounts, in the following order:

1. to the payment of any sums due and payable on such date in respect of the Purchaser's Funding, in accordance with the provisions of the Master Senior Deposit Agreement, as follows:

         1.1.  the Margin due to ESTER FINANCE;

         1.2. the Immobilisation Indemnity due pursuant to article 8.1 of the Master Senior Deposit Agreement;

         1.3. the Deposit Fee due pursuant to article 8.2 of the Master Senior Deposit Agreement;

         until their full payment;

         provided that on each Intermediary Settlement Date, the sums referred to in this point 1. to be paid on the next Funded Settlement Date, calculated prorata temporis, shall be excluded from the Distributed Amounts available on such Intermediary Settlement Date and reserved by the Purchaser in order to be paid on such Funded Settlement Date;

2. to the payment of any sum due and payable prior to such date, by the Sellers or the Centralising Unit to the Purchaser under the Transaction Documents and which remains unpaid on such date, until its full repayment;

3. to the payment of any sum due and payable in respect of the Purchaser's Funding, up to an amount equal to the sum due under the Transaction Documents in respect of the Adjusted Collections and which any Seller and/or the Centralising Unit has failed to pay (the "PRIORITY AMOUNT");

         provided that on each Intermediary Settlement Date, the sums referred to in this point 3. to be paid on the next Funded Settlement Date shall be excluded from the Distributed Amounts available on such Intermediary Settlement Date and be reserved by the Purchaser in order to be paid on such Funded Settlement Date;

4. to the payment of any sum remaining due and payable in respect of the Purchaser's Funding, in accordance with the provisions of the Master Senior Deposit Agreement and, pari passu, in respect of that portion of the Complementary Deposit that exceeds the Priority Amount, in accordance with the provisions of the Master Complementary Deposit Agreement, until their full payment;

         provided that on each Intermediary Settlement Date, the sums referred to in this point 4., due in respect of the Purchaser's Funding and to be paid on the next Funded Settlement Date shall be excluded from the Distributed Amounts available on such Intermediary Settlement Date and reserved by the Purchaser in order to be paid on such Funded Settlement Date;

5. to the repayment of any residual sum due in respect of the Complementary Deposit;

6. to the payment to the Centralising Unit of any amount equal to the Excess Forseen Collections, outstanding as of the last Settlement Date before being reduced to zero (unless otherwise reimbursed);

7. to the payment of any Deferred Purchase Price to be made pursuant with the provisions of each Receivables Purchase Agreement;

8.       to the repayment of the Subordinated Deposit.

ARTICLE 17. PAYMENTS

17.1 For the purpose of the payment of any sum due under this Agreement, the Agent, the Purchaser, each Seller and the Centralising Unit acting, as the case may be, on its own behalf or on behalf of the Sellers, expressly agree to use exclusively the following bank accounts:

(i)      the Purchaser's Account;

(ii)     the Centralising Unit's Account;

(iii)    the Collection Accounts;

(iv)     the Purchaser's Collection Accounts; and

(v)      the Agent's Account.

The parties hereunder acknowledge that such accounts shall be used exclusively for the purposes and in accordance with the terms of this Agreement.

17.2 The Euro is the currency of payment for each and every sum due at any time under the Transaction Documents.

17.3 The Purchaser shall be entitled to set-off (i) any amount due and payable by the Purchaser to the Centralising Unit on its behalf or on behalf of the Sellers under the Transaction Documents and (ii) any amount due and payable by the Centralising Unit on its behalf or on behalf of the Sellers to the Purchaser under the Transaction Documents.

The Centralising Unit, acting on its behalf or on behalf of the Sellers, shall be entitled to set-off (i) any amount due and payable by the Purchaser to the Centralising Unit on its behalf or on behalf of the Sellers under the Transaction Documents and (ii) any amount due and payable by the Centralising Unit on its behalf or on behalf of the Sellers to the Purchaser under the Transaction Documents.

17.4 For the purposes of this Article, any payments falling due on a day which is not a Business Day shall instead fall due on the following Business Day.

17.5 The Centralising Unit acting, as the case may be, on its own behalf or on behalf of any Seller, shall give to its bank before 12.00 (noon) on the Business Day following each Calculation Date, an irrevocable instruction to transfer (ordre de virement irrevocable), from the Centralising Unit's Account to the Purchaser's Account, any amount due to the Purchaser on such Funded Settlement Date or on such Intermediary Settlement Date in accordance with the Transaction Documents, to be credited with immediately available funds, before 12.00 (noon), on the said Funded Settlement Date or Intermediary Settlement Date.

The Purchaser shall give to its bank one Business Day before each Funded Settlement Date or each Intermediary Settlement Date, before 10.00 am, an irrevocable instruction to transfer (ordre de virement irrevocable), from the Purchaser's Account to the Centralising Unit's Account, any amount due, as the case may be, to the Centralising Unit on such Funded Settlement Date or on such Intermediary Settlement Date, in accordance with the Transaction Documents, to be credited with immediately available funds, before 12.00 (noon), on the said Funded Settlement Date or on the said Intermediary Settlement Date.

17.6 The Centralising Unit acting, as the case may be, on its own behalf or on behalf of any Seller, shall give to CALYON, acting as holder of the Centralising Unit's bank account, at least two (2) Business Days before the Initial Settlement Date, irrevocable orders to pay on the Initial Settlement Date, before any other debit on such Centralising Unit's bank account and within the limits of the sums credited on the Centralising Unit's bank account by the Purchaser on the Initial Settlement Date:

- to CALYON, acting on its own behalf and on behalf of its legal counsel (Gide Loyrette Nouel);

-        to NBP, acting on its behalf and on behalf of its legal counsel (Allen
         & Overy);

- to each Issuers and Liquidity Banks, each acting on their own behalf and on behalf of their legal counsel;

-        to the Agent, to Eurofactor AG and to INTESA MEDIOFACTORING S.p.A;

any structuring, arranger and legal fees, costs and expenses (including any up-front fees as a result of the putting in place of an Italian Back Up Servicer) due to each of the above and to their respective legal counsel.

17.7 Any default by the Centralising Unit acting, as the case may be, on its own behalf or on behalf of any Seller, in the fulfilment of its payment obligations under this Agreement shall automatically entitle the Purchaser, without having to give prior notice, to receive interest on any amounts payable and remaining unpaid (excluded), calculated from the date when such payment was due (included) until the date of actual payment, at a rate of EURIBOR 1 month + 2% per annum payable on the date of actual payment (excluded).

                CHAPTER IX - PURCHASE OF PURCHASABLE RECEIVABLES

ARTICLE 18. CONDITIONS IN RELATION TO ANY PURCHASE OF PURCHASABLE RECEIVABLES

18.1 Conditions precedent in relation to any purchase of Purchasable Receivables

The Purchaser shall not be obliged on any Settlement Date during the Replenishment Period, to purchase from any Seller, Purchasable Receivables unless each of the following conditions have been fulfilled on such Settlement
Date:

(i) the representations and warranties made by the Seller and the Centralising Unit referred to in Article 11 (Representations and Warranties) remain valid and accurate on such Settlement Date;

(ii) the Centralising Unit has transmitted the Assessment Report to the Agent and delivered the List of Purchasable Receivables to the Purchaser on the Information Date immediately preceding such Settlement Date;

(iii) the amount of the Subordinated Deposit, the Complementary Deposit and any Increase in the Subordinated Deposit and any Increase in the Complementary Deposit applicable on such Settlement Date, has been recorded on the debit balance of the Current Account;

(iv) the Payment to be made and the Transfer Deeds to be delivered pursuant hereto do not violate any law or regulation in force on such Settlement Date;

(v)      such Settlement Date is not later than the Commitment Expiry Date;

(vi) the Purchaser has received to its satisfaction, on or before such Settlement Date, (a) an Auditors Certificate in relation to the Sellers and the Centralising Unit, not older than six (6) calendar months, and
         (b) a Solvency Certificate in relation to the Centralising

         Unit, to the French Seller, to the German Sellers, to the Italian Seller and to the Spanish Seller, not older than three (3) calendar months;

(vii)    no Early Amortisation Event has occurred on such date;

(viii) the selection of the Purchasable Receivables to be purchased from the Sellers by the Purchaser has been carried out in accordance with the selection procedure set forth in Article 12.3.1; and

(ix) the Centralising Unit, acting on behalf of the Sellers, has transferred the Adjusted Collections to the Purchaser, to the extent required by
         Article 23 (Application of payments and payments of collections).

18.2 Conditions subsequent to any Purchase of Purchasable Receivables on a Settlement Date during the Replenishment Period

In the event that any of the following conditions have not been fulfilled on any Settlement Date during the Replenishment Period, such a failure shall constitute an automatic and immediate termination (condition resolutoire de plein droit) of the assignment by the Sellers to the Purchaser of the Sold Receivables sold on such Settlement Date :

(i) the Centralising Unit has not credited the Purchaser's Account for an amount equal to any debit balance of the Current Account in accordance with the provisions of Article 6.3.3. on such date before 12.00 (noon); or

(ii) If such Settlement Date is a Funded Settlement Date, the Depositor has not duly made or increased the Senior Deposit in respect of its commitment to effect a Senior Deposit in accordance with and subject to the terms of the Master Senior Deposit Agreement.

ARTICLE 19. CONFORMITY WARRANTIES FOR PURCHASABLE RECEIVABLES

Each Seller represents and warrants to the Purchaser that, as of the Assessment Date relating to the Settlement Date on which a Purchasable Receivable shall be sold, such Purchasable Receivable (other than a Net Miscellaneous Receivable or with respect to the Initial Settlement Date a Defaulted Receivable) shall exist, and, to its knowledge, except as specifically identified on the Assessment Report (it being provided that even if such Purchasable Receivables are so identified, this shall be without prejudice to the rights of the Purchaser to exercise any recourse against the relevant Seller as provided for under this Agreement and, in particular, shall not prevent the Purchaser from exercising any recourse in connection with Article 28) shall conform to the characteristics specified in article 7 (Description of Purchasable Receivables) of each Receivables Purchase Agreement, with the description as it appears on the Transfer Deed and the electronic support relating to such Transfer Deed and with the characteristics specified in Schedule 13.

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

Each Seller and the Purchaser agree that the Conformity Warranties set out in this Article:

(i) shall be given by each Seller to the Purchaser and shall apply to all of its Purchasable Receivables designated on any Transfer Deed and the related support;

(ii) shall take effect upon the mere transfer by each Seller or the Centralising Unit to the Purchaser of a Transfer Deed and the related supports, in accordance with and subject to the relevant Receivables Purchase Agreement;

(iii) shall be valid for such Purchasable Receivable on the relevant Information Date and shall remain in force until the Purchaser's Funding has been repaid in full.

ARTICLE 20. IDENTIFICATION OF THE CONTRACTUAL DOCUMENTATION FOR THE SOLD RECEIVABLES - ACCESS TO DOCUMENTS

The Parties irrevocably agree that each purchase of Purchasable Receivables carried out pursuant to this Agreement and the relevant Receivables Purchase Agreement shall entitle the Purchaser or any other agent appointed in a discretionary way by the same, solely in order to protect and/or to enforce its right in connection with the Securitisation Transaction, to access the original copies of the contractual documentation or the computer or paper information underlying the Sold Receivables and, the support listing the Sold Receivables and to make duplicate copies of such documents; provided that (i) the Purchaser or its agent shall have the right to obtain the original copies of such documents to the extent required to enforce their rights under the Transaction Documents and (ii) in respect of the Protected Debtors, the provisions of the present Article shall only apply if the conditions set forth in the Data Protection Trust Agreement are met.

Each Seller irrevocably agrees to allow the Purchaser or any other person appointed by it unrestricted access to the said documents provided that (i) such Seller has been given two (2) Business Days prior notice thereof, (ii) the Purchaser or any other person, whom the Purchaser appoints undertakes not to disclose any confidential information except where permitted in the circumstances provided for by Article 31 (Confidentiality) and (iii) in respect of the Protected Debtors, subject to the provisions of the Data Protection Trust Agreement.

The Purchaser or any other person, whom the Purchaser appoints, shall in no way be obliged to reimburse the Centralising Unit or the Sellers, for any expense incurred by the Centralising Unit or the Sellers when allowing access to use the relevant documents, nor to compensate the Centralising Unit or the Sellers for any loss which such access or use might cause, other than any loss resulting from the gross negligence (faute lourde) or willfull misconduct (dol) of the Purchaser or such other person or the breach by the Purchaser of its material obligations under the Transaction Documents.

                   CHAPTER X - COLLECTION OF SOLD RECEIVABLES

ARTICLE 21. COLLECTION OF SOLD RECEIVABLES

21.1 Seller's Collection Mandate

The Purchaser hereby appoints each Seller, who accepts, to act as the Collection Agent for the purposes of the collection of Sold Receivables under a Collection Mandate in accordance with the terms and subject to the conditions of this Agreement and the relevant Receivables Purchase Agreement. Each Seller hereby irrevocably renounces resigning from its role as Collection Agent for the duration of this Agreement.

In addition, the Purchaser hereby appoints the Sellers, who hereby accept to act on its behalf for the purposes of Articles 24 and 25 or where expressly provided for in this Agreement or any of the Receivables Purchase Agreements.

21.2 Collection Support

The Purchaser may request the Back-Up Servicer(s) and/or the Italian Back-Up Servicer(s) to provide the relevant Sellers with logistic support to carry out the collection of Sold Receivables with greater efficiency, provided that the Back-Up Servicer(s) and the Italian Back-Up Servicer(s) shall not be obliged to provide such logistic support. If the Centralising Unit, acting in the name and on behalf of the Sellers, accepts such offer and the relevant Back-Up Servicer(s) and/or the Italian Back-Up Servicer(s) accept(s) to provide such logistic support, it shall reimburse the Back-Up Servicer(s) and/or the Italian Back-Up Servicer(s) for any duly documented costs incurred in connection with the setting up of such logistic support.

21.3 Termination of the Collection Mandate

21.3.1. Solely in the event of:

(i)     any Early Amortisation Event under Article 13.3. (xv);

(ii) any failure of any of the Sellers to comply with their respective obligations under Article 12.1.2 (vi), which is not remedied within fifteen (15) Business Days after written notice received from the Purchaser, or, if ealier, after a Responsible Officer becoming aware;

(iii) entry of any Seller, the Centralising Unit, GOODYEAR DUNLOP TIRES EUROPE BV, GOODYEAR or any Material Subsidiary into Insolvency Proceedings;

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

(iv) any failure by a Seller or the Centralising Unit or GOODYEAR DUNLOP TIRES EUROPE BV to make a payment (including any deposit or transfer of Adjusted Collections to the Purchaser) when due under the Transaction Documents

         (w) which is not remedied within two (2) Business Days, provided that such failure is due to a technical reason which affects the means of payment in the banking system used by such Seller or by the Centralising Unit and is not otherwise covered by clause (y) below;

         (x) which is not remedied within four (4) Business Days, where such failure arises in relation to the payment of the Management Fee or the Stand-by Fee;

         (y) which is not a scheduled payment under the Transaction Documents and which is not remedied within two (2) Business Days after written notice received from the Purchaser or, if earlier, after a Responsible Officer becoming aware thereof;

         (z) which is a scheduled payment (including a payment due pursuant to Article 6.3.2.) and is not otherwise covered by clause (w) or (x) above;

(v) any restructuring of (a) a Seller leading to GOODYEAR ceasing to hold directly or indirectly more than 50% in the share capital and voting rights of such a Seller, or (b) GOODYEAR DUNLOP TIRES EUROPE BV leading to GOODYEAR ceasing to hold directly or indirectly more than 50% in the share capital and voting rights of GOODYEAR DUNLOP TIRES EUROPE BV, or
         (c) the Centralising Unit leading to GOODYEAR DUNLOP TIRES EUROPE BV ceasing to hold directly or indirectly 100% in the share capital and voting rights of the Centralising Unit;

(vi) any failure by any Seller or the Centralising Unit to deliver an Auditors Certificate, complying with the relevant form attached as
         Schedule 4, as provided for under Article 12.1.1 (vii) and 12.2.1 (vi), which is not remedied within fifteen (15) Business Days after written notice received from the Purchaser or, if earlier, after a Responsible Officer becoming aware thereof;

(vii) any failure by any Seller or the Centralising Unit to deliver a Solvency Certificate, complying with the relevant form attached as
         Schedule 5, as provided for under Article 12.1.1 (xii) and 12.2.1
         (vii), which is not remedied within ten (10) Business Days after written notice received from the Purchaser or, if earlier, after a Responsible Officer becoming aware thereof;

(viii) any Material Indebtedness of GOODYEAR TIRES EUROPE BV or any of its subsidiaries, or GOODYEAR (a) has not been paid or repaid when due (after giving effect to any applicable grace period) or (b) has become due and payable before its stated date of payment as a result of a declared default and after the expiry of any applicable grace period, provided that, in each case, such default has not been waived pursuant to the terms of the relevant agreement;

(ix) any change of any kind, in any Seller's or Centralising Unit's articles of association, business or assets, which would be reasonably likely to result in a Material Adverse Effect;

(x) any representation and warranty made by any Seller, the Centralising Unit or GOODYEAR DUNLOP TIRES EUROPE BV under the Transaction Documents (other than under Article 19), or any information contained in any document delivered by any Seller or the Centralising Unit or GOODYEAR DUNLOP TIRES EUROPE BV to the Purchaser pursuant thereto, is found to have been inaccurate on the date on which it was made or delivered, if such inaccuracy (a) is not remedied or waived accordingly within thirty
         (30) days after written notice received from the Purchaser or, if earlier, after a Responsible Officer becoming aware thereof, and (b) is reasonably likely to result in a Material Adverse Effect;

(xi) there is an attachment, freezing or seizure (saisie) order against all or any material part of the property, assets or revenues of the Centralising Unit or any of the Sellers or GOODYEAR DUNLOP TIRES EUROPE BV or in the event that either the Centralising Unit or any of the Sellers or GOODYEAR DUNLOP TIRES EUROPE BV has become subject at any time to any court order or other court process having similar effect and such attachment, seizure (saisie), court order or court process remains in effect and is not discharged during a period of fourty five
         (45) calendar days following the date on which it was served;

(xii) the validity of the Transaction Documents or a Transfer Deed issued pursuant to the Receivables Purchase Agreement or any Payment hereunder or thereunder is successfully challenged by any enforcement order issued or judgment obtained as a result of proceedings before any court (including arbitration proceedings); or

(xiii)   (a)   any of the Transaction Documents becomes illegal or, cannot, for any reason whatsoever, be performed pursuant to their respective terms, and such illegality or inability to be performed is reasonably expected to prejudice the rights of the Purchaser in any material respect;

         (b) a Transfer Deed becomes illegal or, cannot, for any reason whatsoever, be performed pursuant to its terms, and such illegality or inability to be performed is reasonably expected to prejudice the rights of the Purchaser;

(xiv) any Collection Account Agreement is terminated for whatever reason and such Collection Account Agreement is not replaced by (a) a then existing Collection Account Agreement or (b) an equivalent collection account agreement that has been approved by the Purchaser, the Agent, the Issuers and the Liquidity Banks (such consent not to be unreasonably withheld or delayed);

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

the Purchaser may terminate the appointment of each Seller for collection of the Sold Receivables by issuing or causing any other entity it has appointed for such purpose to issue to this effect:

(i) a letter sent by registered mail with acknowledgement of receipt to each Seller; and

(ii) subsequently and in relation to the Italian Seller, an Italian Notice of Transfer to each of the Debtors, in accordance with the Italian Receivables Purchase Agreement, provided that the cost of delivery of any Italian Notice of Transfer is borne exclusively by the Centralising Unit, acting in the name and on behalf of the Sellers and shall be reasonable and duly documented;

(iii) subsequently and in relation to the other Sellers, a Notice of Transfer to each of the Debtors, in accordance with the relevant Receivables Purchase Agreement, provided that the cost of delivery of a Notice of Transfer is borne exclusively by the Centralising Unit, acting in the name and on behalf of the Sellers and shall be reasonable and duly documented.

The appointment of any Seller for the purpose of the collection of any Sold Receivable shall terminate automatically on the date of receipt by the Centralising Unit, acting in the name and on behalf of the relevant Seller, of the letter referred to under (i) above. As of such date, the Seller shall forthwith transfer to the credit of the relevant Purchaser's Collection Account any amount received from the relevant Debtors relating to the Sold Receivables, in accordance with the provisions of the Collection Account Agreements.

The termination of the appointment of a Seller as collection agent shall not affect the obligations of such Seller under this Agreement or the relevant Receivables Purchase Agreement, with the exception of those relating to the collection of the Sold Receivables. Notwithstanding any other provisions of this Agreement, neither the Purchaser nor any of its agents shall, at any time other than following the termination of the collection mandate of the Sellers pursuant to this Article 21.3.1, contact or communicate with any Debtor in respect of any Sold Receivable or the Securitisation Transaction.

21.3.2. In addition, the Purchaser shall be entitled to appoint (i) a (or several) Back-Up Servicer(s) for the collection of all or part of the Sold Receivables for which a Notice of Transfer has been delivered to the relevant Debtors in accordance with Article 21.3.1 above, and (ii) an (or several) Italian Back-Up Servicer(s) for the collection of all or part of the Italian Sold Receivables for which an Italian Notice of Transfer has been delivered to the relevant Debtors in accordance with Article 21.3.1 above.

The Purchaser confirms that, as a condition precedent to its(their) appointment(s), the Back-Up Servicer(s) and the Italian Back-Up Servicer(s) have (or will have) agreed with the Purchaser to comply with the provisions of this Agreement.

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

Each Seller, upon being notified of the exercise of such a right by the Purchaser undertakes:

(i) to take all steps and do all things to enable the Back-Up Servicer(s) and the Italian Back-Up Servicer(s) to take over the Seller's undertakings as collection agent(s);

(ii) to deliver in accordance with the provisions of Article 20 (Identification of the contractual documentation for the Sold Receivables - Access to documents) and Article 31 (Confidentiality) to the Back-Up Servicer(s) and to the Italian Back-Up Servicer(s) any and all original copies of the contractual documentation or the computer information concerning the Sold Receivables as well as any other document as might be reasonably requested by the Back-Up Servicer(s) and/or the Italian Back-Up Servicer(s) in order to perform its(their) obligations as servicer(s);

(iii) to transfer forthwith to the credit of the relevant Purchaser's Collection Account, any Actual Collections relating to Sold Receivables it may directly receive from any Debtor;

(iv) to indemnify forthwith the Purchaser, for any reasonable costs and expenses duly evidenced and incurred by the latter in relation to the Notice of Transfer and the Italian Notice of Transfer; and

(v) to indemnify forthwith the Purchaser, for any reasonable costs incurred by the latter due to the appointment of the Back-Up Servicer(s) and/or the Italian Back-Up Servicer(s) to act as collection agent(s), provided that the Back-Up Servicer(s) and the Italian Back-Up Servicer(s) furnishes(furnish) any documents evidencing such costs within the limits set forth in Article 27.3.

The Purchaser shall, immediately upon payment by the Centralising Unit, acting on its own behalf and on behalf of the Sellers, of all amounts owed to the Purchaser, (i) take all steps necessary to terminate any rights it may have with respect to any Collection Accounts, and (ii) if the Sellers' collection mandate has been terminated pursuant to the terms of this Article, revoke any collection mandate granted to the Back-Up Servicers, to the Italian Back-Up Servicer(s) or any other agent of the Purchaser.

21.3.3. Each of the Sellers hereby irrevocably renounces resigning from its role under the collection mandate referred to in this Article 21 for the duration of this Agreement. Such collection mandate may only be terminated in the circumstances and in accordance with the procedures provided for in the present article or, with respect to a particular Seller, if it has ceased to be a party to this agreement in accordance with the provisions herein, when all Sold Receivables originated by such Seller have been collected, repurchased in accordance with this Agreement or determined to be uncollectible.

ARTICLE 22. ASSESSMENT REPORT AND BACK-UP SERVICER REPORT

22.1. As long as a Seller acts as collection agent in respect of any Sold Receivable, such Seller shall draw up or cause to be drawn up, an Assessment Report in the form set out in Schedule 3, which shall be delivered by the Centralising Unit acting in the name and on behalf of the Sellers to the Agent on each Information Date.

22.2. In the event of the termination of the Collection Mandate, in accordance with the provisions of Article 21.3, the Purchaser or, as the case may be, the Back-Up Servicers shall draw up a Back-Up Servicer Report on each Information Date.

ARTICLE 23. APPLICATION OF PAYMENTS AND PAYMENTS OF COLLECTIONS

23.1. Application of Payments

Subject to any applicable laws and to the provisions of the Collection Account Agreements, any payment received by a Seller from any of its Debtors shall be applied first to Sold Receivables (before being applied to other obligations of such Debtor), unless the said Debtor has given express instruction otherwise.

23.2. Payment of collections

23.2.1. In so far as a Seller acts as collection agent in respect of any Sold Receivable, the Parties agree that:

(i) during the Replenishment Period, on each Settlement Date, Adjusted Collections shall be recorded and applied in the manner provided for in
         Article 6;

(ii) during the Replenishment Period, on each Funded Settlement Date, the Cash Collections Advance shall be transferred by the Centralising Unit to the Purchaser's Account before 12.00 (noon) on such Settlement Date;

(iii) on each Settlement Date during the Amortisation Period, the Centralising Unit shall transfer to the Purchaser's Account the Adjusted Collections.

If a Seller no longer acts as collection agent in respect of any Sold Receivable, the Parties agree that the relevant Back-Up Servicer or Italian Back-Up Servicer shall transfer to each relevant Purchaser's Collection Account the Actual Collections made in relation to the Sold Receivables purchased from such Seller. Such Actual Collections shall be applied to the payments in the manner provided for in Article 6 until the Commitment Expiry Date, and thereafter, as provided for in Article 16.

23.2.2 Except as provided for in Article 23.2.1., the Sellers and the Centralising Unit shall not be required to transfer any collections to the Purchaser.

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

23.3. Collection Accounts

The Sellers and the Purchaser have agreed to put in place Collection Accounts in each jurisdiction concerned by the Securitisation Transaction (i.e. France, Germany, Italy and Spain) in order to segregate any cash received by the Sellers, when acting in their capacity as collection agent under the foregoing provisions and the relevant Receivables Purchase Agreement.

A Collection Account Agreement shall be concluded in relation to each Collection Account.

Notwithstanding the provisions of Article 23.1 hereof and of the Collection Account Agreements, the Purchaser agrees that, in the event that the Centralising Unit provides reasonably satisfactory evidence that a payment made to any Collection Account does not relate to Sold Receivables or Retransferred Receivables (as defined in the Collection Account Agreements), the Purchaser shall promptly authorise the return of such payment to the Centralising Unit, within the limit of the credit balance of the relevant Collection Account.

ARTICLE 24. RENEGOTIATION

24.1 Authorisation to renegotiate in Insolvency Proceedings

Each Seller acting on behalf of the Purchaser may, in the context of Insolvency Proceedings relating to any Debtor (if Insolvency Proceedings apply to such Debtor), participate in the setting up of a voluntary rescheduling and may make proposals for that purpose, provided that:

(i) it complies with its obligations under Article 26 (Obligations of care); and

(ii) in the event that the Outstanding Amount of the Sold Receivables subject to such renegotiation exceeds 1,500,000 euro, it has obtained the prior written consent of the Purchaser to renegotiate.

24.2. Renegotiations as to amount and maturity date

The Purchaser agrees that each Seller, acting on behalf of the Purchaser, may issue Credit Notes, Year End Rebates or Commercial Discounts in accordance with its management procedures and accordingly modify the amount and Maturity Date of the Sold Receivables for which such Credit Notes, Year End Rebates or Commercial Discounts have been issued, provided that the Seller performs its obligations set forth under Article 28 (Deemed collections).

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

24.3. Other renegotiations

Subject to the provisions of Articles 24.1 and 24.2, the Purchaser authorises each Seller, acting in the name and on behalf of the Purchaser, to agree to new terms in relation to any Sold Receivable:

(a)      if the Purchaser expressly consents in writing;

(b) without prior notification to or consent of the Purchaser, provided that such renegotiation:

         (i) complies with its obligations under Article 26 (Obligations of care); and

         (ii) does not adversely affect the rights of the Purchaser under such Sold Receivables, including any security interests, privileges and ancillary rights attached thereto; or

(c) without prior notification to or consent of the Purchaser, if such Sold Receivable is a Defaulted Receivable.

ARTICLE 25. REPRESENTATION MANDATE

The Purchaser hereby appoints each Seller as its agent to undertake and to conduct, in the name and on behalf of the Purchaser, all proceedings in court or out of court as are necessary for the collection of the Sold Receivables, including those deeds and formalities required for such proceedings, subject to compliance with its obligations set out in Article 26 (Obligations of care). In particular, each Seller shall freely issue and conduct, in the name and on behalf of the Purchaser, all writs, pleadings, arguments, enforcement proceedings, interventions by agreement or order, defences, defences to third party proceedings, and appeals, as may be necessary in its opinion to recover the sums due under the Sold Receivables.

The Purchaser agrees that it shall intervene in any claims or proceedings initiated upon such Seller's request to assist such Seller in any claims or proceedings initiated by the latter, in the event that such Seller deems it necessary or whenever required by the applicable statutory or regulatory provisions.

Each Seller agrees that it shall intervene in any claim or proceedings initiated upon the Purchaser's request to assist the Purchaser in any claims or proceedings initiated by the Purchaser, in the event that the Purchaser deems it necessary or whenever required by the applicable statutory or regulatory provisions, provided that the Purchaser shall not initiate any such claim or proceeding unless (i) the collection mandate of the Sellers has been terminated pursuant to the provisions of Article 21.3 or (ii) after the Program Expiry Date, any amount remains due to the Purchaser under any of the Transaction Documents.

Furthermore, the Purchaser authorises each Seller to issue, as appropriate, a subrogation receipt to any third party in return for any full and irrevocable payment made by that third party in substitution for any Debtor.

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

Any expenses incurred by each Seller in carrying out its mandate shall be borne exclusively by such Seller.

ARTICLE 26. OBLIGATIONS OF CARE

Each Seller undertakes to act in the collection of the sums due under the Sold Receivables in accordance with the standards of a prudent and informed businessman, and to be no less diligent than it would be in collecting sums due under its own receivables, and in particular:

(i) to apply to the collection of the sums due under the Sold Receivables, procedures that comply in all material respects with all applicable laws and regulations and the contracts underlying the Sold Receivables;

(ii) to take such measures as may reasonably be required to ensure that all security interests, rights, claims, privileges and other benefits (droits accessoires) attached to the Sold Receivables, remain in force and are exercised in a timely fashion;

(iii) to take such steps as are reasonably necessary to oppose any claim challenging the existence, validity, amount or maturity of the Sold Receivables or the security interests, rights, claims, privileges and other benefits attached thereto, if any;

(iv) to take such steps, including without limitation any legal actions such as proceedings in court, as may be reasonably necessary and appropriate for the collection of the sums due under the Sold Receivables; and

(v) to take such steps to cause any attachment, seizure (saisie) or any other enforcement measure levied or applied against any accounts where the sums due pursuant to the collection of Sold Receivables are received, to be released or withdrawn within thirty (30) calendar days.

ARTICLE 27. COMMISSION FOR AND COSTS OF COLLECTION

27.1. The Parties agree that the Sellers to whom such tasks are delegated shall not receive a commission or remuneration for providing the collection service.

27.2. Each Seller shall bear its own costs incurred in the course of providing the collection service, without any claim against the Purchaser, for reimbursement. The termination of the mandate granted to the Sellers in Article 21 (Collection of Sold Receivables) shall not give to the Sellers any right to compensation.

27.3. In the event that a (or several) Back-Up Servicer(s) or Italian Back-Up Servicer(s) is(are) appointed to act as agent for the collection of all or part of the Sold Receivables pursuant to the terms of Article 21.3, such Back-Up Servicer(s) or Italian Back-Up Servicer(s) shall be entitled to receive from the Centralising Unit, acting on behalf of the Sellers, a fee, in accordance with the provisions of the General Servicing Agreement and the Italian Servicing Agreement. The parties acknowledge that the payment of such Stand-By Fee shall be expressly excluded from the Current Account mechanism.

In the event that the Centralising Unit fails to pay the amounts referred to under Articles 27.2 and 27.3 on any Funded Settlement Date, the Purchaser shall proceed forthwith to the payment of such amounts, on the Centralising Unit's behalf. As such, the Purchaser shall be, upon delivery of a subrogation notice (quittance subrogative) by the Back-Up Servicer(s) or the Italian Back-Up Servicer(s), subrogated in the rights of the Back-Up Servicer(s) or of Italian Back-Up Servicer(s) against the Centralising Unit to the extent of the sums paid to the Back-Up Servicer(s) or to the Italian Back-Up Servicer(s).

27.4. Stand-by servicing

27.4.1. As consideration for the preparation and putting in place of the back-up servicer procedure, each of the Stand-By Servicer and the Italian Stand-By Servicer shall be entitled to receive an up-front fee in accordance with the provisions of the General Servicing Agreement and the Italian Servicing Agreement, which shall be paid on the date hereof by the Centralising Unit. The parties acknowledge that the payment of such up-front fee shall be expressly excluded from the Current Account mechanism.

27.4.2. On each Funded Settlement Date, the Centralising Unit shall pay to each of the Back-Up Servicers and the Italian Back-Up Servicer a Stand-By Fee whose aim shall be to compensate the Back-Up Servicer/Italian Back-Up Servicer's undertaking to act as back-up servicer upon request during the term of the Agreement, in accordance with the provisions of the General Servicing Agreement and the Italian Servicing Agreement. The parties acknowledge that the payment of such Stand-By Fee shall be expressly excluded from the Current Account mechanism.

27.4.3. In the event that the Purchaser exercices any of its rights to collect sums directly from any Collection Account(s), in accordance with the relevant provisions of the Collection Account Agreement(s), the Centralising Unit shall pay to the Stand-by Servicer fees in accordance with the provisions of the General Servicing Agreement. The parties acknowledge that the payment of such fees shall be expressly excluded from the Current Account mechanism.

27.4.4 In the event that the Centralising Unit fails to pay any fees described in the present Article 27.4 on a Funded Settlement Date, the Purchaser shall proceed forthwith with the payment of such fees, on the Centralising Unit's behalf to the extent of the Adjusted Collections received. As such, the Purchaser shall be, upon delivery of a subrogation notice by the (Italian) Back-Up Servicer(s)/(Italian) Stand-By Servicer, subrogated in the rights of the (Italian) Back-Up Servicer(s)/(Italian) Stand-By Servicer against the Centralising Unit to the extent of the sums paid to the (Italian) Back-Up Servicer(s)/(Italian) Stand-By Servicer in respect of these fees.

27.5. Data Protection Trustee

27.5.1. The Centralising Unit, acting on behalf the German Seller, shall pay to each of the Data Protection Trustee the compensation described in the Data Protection Trustee Agreement. The parties acknowledge that the payment of such compensation shall be expressly excluded from the Current Account mechanism.

27.5.2 In the event that the Centralising Unit fails to pay the compensation described in the present Article 27.5, the Purchaser shall proceed with the payment of such compensation, on the Centralising Unit's behalf to the extent of the Adjusted Collections received. As such, the Purchaser shall be, upon delivery of a subrogation notice by the Data Protection Trustee, subrogated in the rights of the Data Protection Trustee against the Centralising Unit to the extent of the sums paid to the Data Protection Trustee in respect of this compensation.

                         CHAPTER XI - DEEMED COLLECTIONS

ARTICLE 28. DEEMED COLLECTIONS

28.1. Upon the occurrence of any one of the following events:

(i)      the issue of any Credit Notes or Commercial Discounts as referred to in
         Article 24.2, in relation to any Sold Receivables;

(ii) any contract, which gives rise to a Sold Receivable, has been terminated and the relevant goods have been billed but remain to be delivered by any Seller, in whole or in part, on the termination date of such contract;

(iii) any set-off agreed by any Seller or by operation of law or by a court decision between debts owed to any Debtor and the Sold Receivables against such Debtor;

(iv)     any Sold Receivable has been cancelled, in whole or in part;

(v)      any Amended Invoice arises;

(vi) the issue of any Credit Note over Snow Tires, in relation to any Sold Receivables; or

(vii) the issue of any Year End Rebates, in relation to any Sold Receivables, unless such Year End Rebates have been cancelled or paid in cash by the relevant Seller;

the relevant Seller shall be deemed to have received the amount it would have collected if such event had not occurred (the "DEEMED COLLECTION"), provided that no Deemed Collection shall be due as a result of a Debtor's failure, independent from and beyond one Seller's control and from any of (i) through
(vii) above, to make payments in respect of Sold Receivables.

Moreover, given the internal billing procedures of each Seller, it may be the case that certain Sold Receivables are declared by a Seller as being extinguished partially or completely, in an Assessment Report and/or in any electronic file attached thereto, even though such Sold Receivables have not been fully paid by their respective Debtors (the "DEEMED EXTINGUISHED RECEIVABLES"). Therefore, in order to offset the absence of any payment of cash collections arising in relation to such Deemed Extinguished Receivables, such Deemed Extinguished Receivables shall be considered as a Deemed Collection and shall be paid pursuant to Articles 28.2 and 28.3.

28.2. The relevant Sellers, the Centralising Unit and the Agent shall cooperate to determine the amount of Deemed Collections, provided that:

(i) during the Replenishment Period, the amount of Deemed Collections shall be debited from the Current Account through the adjustment of Adjusted Collections (as provided in the definition of such term);

(ii) during the Amortisation Period, the amount of Deemed Collections shall be transferred by the Centralising Unit to the Purchaser's Account on each Funded Settlement Date and on each Intermediary Settlement Date.

28.3. In the event that any Seller or, as the case may be, the Centralising Unit, acting in the name and on behalf of the Sellers, fails to pay any Deemed Collections as required pursuant to Article 28.2 (ii), the Purchaser may automatically set-off (a) the amount of such Deemed Collections against (b) any amount due or thereafter to become due to such Seller or, as the case may be, to the Centralising Unit, under the Transaction Documents. As soon as practicable, the Purchaser shall notify the Centralising Unit after exercise of its right of set-off.

In the event that, notwithstanding such set-off, Deemed Collections still remain unpaid, the Purchaser shall have recourse against the relevant Seller's assets or, as the case may be, against the Centralising Unit's assets, but only to the extent of the amounts remaining unpaid.

Any unpaid Deemed Collection shall remain outstanding until it has been paid in full in accordance with the present Article 28.3.

                           CHAPTER XII - MISCELLANEOUS

ARTICLE 29. FEES AND EXPENSES

The Centralising Unit acting in the name and on behalf of the Sellers shall reimburse the Purchaser, acting for its own account and/or as proxy for (i) any reasonable and duly documented expenses (including legal fees, costs and expenses) arising out of any modification, waiver or amendment of the Transaction Documents to which the Centralising Unit and/or the Sellers are a party and requested by the Centralising Unit, acting in the name and on behalf of the Sellers, or the Rating Agencies, (ii) any reasonable and duly documented expenses, claims, damages and liabilities (including legal fees, costs and expenses) incurred in connection with the preservation and/or enforcement of the rights of the Purchaser, the Issuers and the Liquidity Banks under the Securitisation Transaction or (iii) any reasonable and duly documented expenses (including legal fees, costs and expenses) incurred in connection with the renewal of any Liquidity Agreement and, as the case may be, in connection with the implementation of an alternative funding described in any Liquidity Bank Letter, subject to prior communication by the Purchaser to the Centralising Unit of an estimate of fees in the event that the Centralising Unit requests this estimate.

ARTICLE 30. SUBSTITUTION AND AGENCY

Each Party shall have the right to be assisted by, to appoint or to substitute for itself one or more third parties in the performance of certain tasks provided that:

(i) such Party has given prior written notice to the other Party and, in any case, the Purchaser has notified the Rating Agencies;

(ii) such Party remains liable to the other Party for the proper performance of those tasks and the relevant third party (parties) has (have) expressly renounced any right to any contractual claim against the other Party;

(iii) the relevant third party (parties) undertake(s) to comply with all obligations binding upon such Party under this Agreement;

(iv) the Rating Agencies have confirmed that the contemplated change will not entail a downgrading or withdrawal of the current rating of the Notes issued by the Issuers or that the contemplated change will reduce such downgrading or prevent such withdrawal; and

(v) each other Party has given prior written consent to this appointment and/or substitution, such consent not to be unreasonably withheld.

ARTICLE 31. CONFIDENTIALITY

Each Party agrees to treat all information of any kind transmitted by any other Party in connection with the Securitisation Transaction as confidential. The Parties agree not to disclose such information to any other person and to ensure that their respective personnel similarly respect the confidential nature of such information.

This provision shall not prevent:

(i) either Party from transmitting such information as may be required by its statutory auditors, public organisations or any governmental, regulatory, fiscal, or monetary institution or other authority, in so far as it is obliged to do so by the applicable laws and regulations in force;

(ii) the Purchaser from transmitting such information to any person who will provide or will undertake to provide directly or indirectly funds to the Purchaser or any agent appointed by the Purchaser pursuant to
         Article 20 (Identification of the contractual documentation for the Sold Receivables - Access to Documents), provided that the Purchaser undertakes that such person shall be bound to treat such information as confidential under the same terms and subject to the same conditions as provided for in the Transaction Documents;

(iii) the Purchaser from using any original or duplicate copy of the contractual documentation or any computer information referred to in
         Article 20 (Identification of the contractual documentation for the Sold Receivables-Access to documents) of this Agreement in order to take all such measures deemed necessary by the Purchaser to preserve, and/or enforce its rights under the Transaction Documents, including without limitation any legal actions;

(iv) either Party from providing the Rating Agencies with any information they may require;

(v) either Party from transmitting such information as may be in the public domain other than as a result of a breach of this Article or a breach of any other confidentiality obligation;

(vi) subject to GOODYEAR's prior written consent, CALYON, the Issuers and the Liquidity Banks from using exclusively the following information: the amount involved in the Securitisation Transaction, the countries concerned, the number of Sellers, the structure of the transaction, the identity of the legal counsel involved in the Securitisation Transaction, the closing date of the Securitisation Transaction, the maturity of the Securitisation Transaction and the identity of the parties to the Securitisation Transaction; and

(vii) the Purchaser and CALYON from transmitting such information to any other person involved in the Securitisation Transaction, provided that the Purchaser and the CALYON undertake that such person shall be bound to treat such information as confidential under the same terms and subject to the same conditions as provided for in the Transaction Documents.

This obligation to preserve confidentiality shall remain valid for ten (10) years from the Program Expiry Date.

ARTICLE 32. NOTICES

32.1. Except as otherwise set forth in the Transaction Documents, all notices, requests or communications which must or may be made pursuant to this Agreement shall be by way of writing, mail or fax.

32.2. All notices, requests or communications to be made and all documents to be delivered from one Party to the other Party under the Transaction Documents shall be made and delivered to the addressees referred to in Schedule 7 hereto (and in the case of the Sellers, to the Centralising Unit, acting in the name and on behalf of the Sellers).

32.3. All notices, requests or communications made and all documents delivered under the Transaction Documents shall only take effect upon the date of their receipt by its addressee.

32.4. Each of the Parties may at any time modify the addressee of the notices, requests or communications to be made and the documents to be delivered to it under the Transaction Documents by sending to that effect a letter or fax to the other Party indicating the name of the new addressee.

32.5. The Parties agree that the Centralising Unit shall be responsible for receiving written notice on behalf of the Sellers, and that any notice given to the Centralising Unit shall be deemed validly received by all of the Sellers upon receipt by the Centralising Unit.

32.6. The Parties agree that the Purchaser shall be responsible for receiving written notice on behalf of the Agent, the Joint Lead Arrangers and the Calculation Agent, and that any notice given to the Purchaser shall be deemed validly received by the Agent, the Joint Lead Arrangers and the Calculation Agent upon receipt by the Purchaser.

ARTICLE 33. EXERCISE OF RIGHTS - RECOURSE - NO PETITION

33.1. All rights conferred on the Purchaser by this Agreement or by any other document delivered pursuant to or incidental to this Agreement, including rights conferred by law, shall be cumulative and may be exercised at any time.

33.2. The fact that a Party does not exercise a right or delays doing so shall in no way be treated as a waiver of that right. The exercise of one right or a partial exercise shall not prevent any Party from exercising such a right in the future, or from exercising any other right.

33.3. Limited Recourse

The parties waive any right that they may have to initiate any proceeding whatsoever in relation to the contractual liability (responsabilite contractuelle) of the Purchaser, except in the case of its own gross negligence (faute lourde) or willful misconduct (dol) and agree to limit their claims and recourse against the Purchaser (including in the event of a breach by the Purchaser of any of its representations and warranties, or any of its obligations hereunder) to the amount of the Available Funds on the relevant date.

33.4. Any recourse of the Purchaser against the Sellers, the Centralising Unit or any of their respective Affiliates, directors, officers and employees in relation to the non payment by any Debtors of any sums due under the Sold Receivables, shall be limited to the amount of the Subordinated Deposit and, to the extent provided in Article 16, the Complementary Deposit.

33.5 Non Petition

The Parties irrevocably and unconditionally undertake and agree not to institute any legal proceedings, take other steps or institute other proceedings against ESTER FINANCE, the purpose of which is the appointment of a conciliator or an ad hoc agent, or the opening of receivership proceedings or insolvency proceedings or any other similar proceedings.

ARTICLE 34. TRANSFERABILITY OF THIS AGREEMENT

This Agreement is entered into on the intuitu personae of the parties to this Agreement. It is agreed that none of the parties may transfer this Agreement, or the rights and obligations under this Agreement, to any third party whatsoever without the prior written consent of all the other parties.

ARTICLE 35. AMENDMENT TO THE TRANSACTION DOCUMENTS

No amendment to the Transaction Documents may be made without the written consent of each other party thereto and (a) unless the Rating Agencies (i) have been informed and provided by CALYON with all necessary details they may require in respect of such contemplated amendment and (ii) have confirmed that the contemplated amendment will not entail a downgrading or withdrawal of the current ratings of the Notes issued by the Issuers, or that the contemplated amendment will reduce such downgrading or prevent such withdrawal, and (b) each Issuer and each Liquidity Bank has given its prior written consent to such amendment (such consent not being unreasonably withheld or delayed).

Moreover, the Purchaser shall not accept any amendment to any Collection Account Agreement to which it is a party without the prior written consent of the Issuers and the Liquidity Banks (such consent not to be unreasonably withheld or delayed).

The Purchaser hereby covenants to the Centralising Unit and the Sellers that none of the Securitisation Documents, to which the Centralising Unit, the Sellers, GOODYEAR DUNLOP TIRES EUROPE BV or GOODYEAR are not party, shall be amended or otherwise modified in a way adverse to the Centralising Unit, the Sellers, GOODYEAR DUNLOP TIRES EUROPE BV or GOODYEAR without their prior written consent (such consent or denial thereof not to be unreasonably delayed).

ARTICLE 36. INDEMNITIES

Without limiting any other rights which the Indemnified Parties may have under the Transaction Documents or any related documents or under applicable law, each of the Centralising Unit and each Seller hereby agrees to indemnify the Purchaser, the Agent, the Joint Lead Arrangers, the Calculation Agent, the Depositor, the Issuers, the Liquidity Banks, each of their respective affiliates and each officer, director, employee and agent of any of the foregoing (each an "INDEMNIFIED PARTY") from and against any and all damages, losses, claims, liabilities, costs and expenses (including reasonable attorneys' fees and disbursements) (and, in each case, any value added tax thereon) in any way arising out of the Transaction Documents or any documents related to the Securitisation Transaction (excluding, however, any of the foregoing (a) to the extent resulting from the gross negligence (faute lourde) or willful misconduct
(dol) on the part of such Indemnified Party or the breach by an Indemnified Party of material obligations under any Transaction Document or any related document, as finally determined by a court of competent jurisdiction), or (b) constituting recourse for Sold Receivables which are not paid or are uncollectible on account of the insolvency, bankruptcy or inability to pay of the applicable obligor) (collectively, "INDEMNIFIED AMOUNTS"), including, without limitation, any and all damages, losses, claims, liabilities, costs and expenses incurred by or asserted against any Indemnified Party as a result of:

(a) any claims, actions, suits or proceedings commenced by any Debtor or any of its affiliates or any third party in connection with any of the Sold Receivables, the transactions out of which they arose or the goods or services the sale or provision of which gave rise to any Sold Receivables;

(b) reliance on any representation or warranty or statement made or deemed made by or on behalf of any Seller, the Centralising Unit or GOODYEAR DUNLOP TIRES EUROPE BV under or in connection with any Transaction Document or any related agreement or any certificate or report delivered pursuant hereto or thereto that, in either case, shall have been false or incorrect when made or deemed made;

(c) any failure of any Seller, the Centralising Unit or GOODYEAR DUNLOP TIRES EUROPE BV to perform its duties or obligations under this Agreement or the other Transaction Documents;

(d) any governmental investigation, litigation or proceeding related to this Agreement or in respect of any Sold Receivable;

(e) the failure by any Seller or any of its affiliates to comply with any applicable law with respect to any Sold Receivable (or any contract by which it arose or by which it is evidenced or governed), or the nonconformity of any Sold Receivable (or such contract) with any such applicable law, or any action taken by any of the Sellers or their affiliates or agents in the enforcement or collection of any Sold Receivable;

(f) any failure of the Purchaser to have and maintain ownership of the Sold Receivables, free and clear of any Liens other than those contemplated in the Transaction Documents, or any attempt by any person to avoid, rescind or set aside any sale of Purchasable Receivables by any Seller to the Purchaser as contemplated by the Transaction Documents;

(g) any dispute, claim, offset or defense (other than discharge in bankruptcy or similar defense arising from the Debtor's insolvency or inability to pay) of any Debtor to the payment of any Sold Receivable;

(h) the failure of any Seller to pay when due any value added taxes or other taxes payable in connection with any of the Receivables or the transactions out of which they arose;

(i) any commingling of collections on Sold Receivables with any other monies of the Seller, the Centralising Unit or any of their Affiliates;

(j) the use by the Sellers or their Affiliates of any monies received by them in payment of the Initial Purchase Price or Deferred Purchase Price of Sold Receivables;

(k) any products liability or environmental claim, or personal injury or property damage claim, or other similar or related claim or action of any sort whatsoever arising out of or in connection with goods, merchandise or services which relates to any Sold Receivables;

(l) a Payment and/or a Transfer Deed ceases to achieve a perfect transfer of Purchasable Receivables as set out in the Receivables Purchase Agreement;

(m)      any Conformity Warranty for Sold Receivables made by a Seller under
         Article 19 (Conformity Warranties for Purchasable Receivables) (without regard to any knowedge therein) is found to have been inaccurate at the date it was made.

The Sellers and the Centralising Unit shall pay on demand to the Purchaser or, at the Purchaser's direction, to the relevant Indemnified Parties all amounts necessary to indemnify the Indemnified Parties from and against any and all Indemnified Amounts.

ARTICLE 37. INDIVISIBILITY

Each party acknowledges that this Agreement, the Master Subordinated Deposit Agreement and the Master Complementary Deposit Agreement shall form a single set of contractual rights and obligations and that, if the Master Subordinated Deposit Agreement, or the Master Complementary Deposit Agreement becomes void or ceases to be effective and enforceable for any reason whatsoever, this Agreement shall also become void or cease to be effective and enforceable accordingly. Any payment already made by the Centralising Unit acting in the name and on behalf of the Sellers or on its own behalf to the Purchaser under this Agreement, the Receivables Purchase Agreements, the Master Subordinated Deposit Agreement and the Master Complementary Deposit Agreement shall not be affected by such a nullity, ineffectiveness or unenforceability.

ARTICLE 38. EXECUTION AND EVIDENCE

38.1. The parties hereby agree that, due to the Assemblact R.C. procedure, which prevents any substitution or addition of any page, each party shall only (i) initial the first and last page of this Agreement and (ii) sign on the execution page.

38.2. The parties hereby agree not to register this Agreement with the French tax administration, although if one party elects to do so, it shall carry out such a registration at its own expense.

38.3. In accordance with Article 1325 of the French Civil Code, the Sellers, having the same interest in this Agreement, hereby agree that one executed copy of this Agreement, to be kept by the Centralising Unit, shall form title and represent the obligation of each Seller as if a separate original copy had been executed by him.

ARTICLE 39. WITHDRAWAL OF SELLERS

39.1. The Centralising Unit acting in the name and on behalf of the Sellers, may notify the Purchaser and the Joint Lead Arrangers in writing, in the form set out in Schedule 8, of any request for the withdrawal of one or more Sellers from the Securitisation Transaction and the Transaction Documents to which it is a party. Such request for withdrawal shall be examined as soon as possible and shall be subject to the following conditions:

(i) confirmation by the Rating Agencies that such withdrawal shall not entail a deterioration or withdrawal of the current rating of the Notes issued by the Issuers;

(ii)     the obtaining of the prior written consent of each Liquidity Bank;

(iii) the conclusion of any amendment to the Transaction Documents, necessary in the Purchaser's opinion; and

(iv) the signature by the Seller or Sellers of any document or agreement enabling the relevant Seller to withdraw as a party to this Agreement and the relevant Receivables Purchase Agreement. The parties agree that such Seller or Sellers shall not be bound by any new obligations in respect of this Agreement and the relevant Receivables Purchase Agreement(s), without prejudice to the obligations arising before such Seller(s)' withdrawal from this Agreement and the relevant Receivables Purchase Agreement(s).

39.2. The withdrawal of any Seller or Sellers shall (i) be requested by the Centralising Unit at least two (2) calendar months before the date contemplated for the withdrawal of such Seller(s) and (ii) take effect on the first Funded Settlement Date following the fulfilment of the foregoing conditions precedent. The parties agree that each Joint Lead Arranger shall use its best efforts (dans le cadre d'une obligation de moyens) to respond as soon as possible.

39.3. Any reasonable and duly documented cost (including legal fees) and commissions incurred by the Purchaser and/or the Joint Lead Arrangers in connection with the withdrawal of one or more Sellers shall be borne by the Centralising Unit acting in the name and on behalf of the Sellers. The parties agree that prior to notification by the Centralising Unit to the Purchaser of the request for the withdrawal of such Sellers, the Centralising Unit shall be entitled to request the Purchaser to indicate the costs to be borne in connection with such withdrawal. The Purchaser shall respond within ten (10) calendar days following such request, after which the Centralising Unit shall have five (5) calendar days to notify the Purchaser of its acceptance or refusal of such costs.

                   CHAPTER XIII - GOVERNING LAW - JURISDICTION

ARTICLE 40. GOVERNING LAW - JURISDICTION

40.1. This Agreement shall be governed by French law.

40.2. Any dispute as to the validity, interpretation, performance or any other matter arising out of this Agreement shall be subject to the jurisdiction of the competent courts of Paris (Cour d'appel de Paris). The choice of this jurisdiction is entirely for the benefit of the Purchaser which shall retain the right to bring proceedings in any other competent court.

Made in Paris,
on 10 December 2004, in seven (7) originals.

GOODYEAR DUNLOP TIRES FRANCE S.A.

represented by /s/ Michel Leducq
               --------------------------------------------
duly authorised for the purpose of executing this Agreement

FULDA REIFEN GMBH & CO. KG

represented by /s/ Klaus Romanus
              ---------------------------------------------
duly authorised for the purpose of executing this Agreement

M-PLUS MULTIMARKENMANAGEMENT GMBH & CO. KG

represented by /s/ Klaus Romanus
               --------------------------------------------
duly authorised for the purpose of executing this Agreement

GOODYEAR GMBH & CO. KG

represented by /s/ Klaus Romanus
               --------------------------------------------
duly authorised for the purpose of executing this Agreement

DUNLOP GMBH & CO. KG

represented by /s/ Klaus Romanus
               --------------------------------------------
duly authorised for the purpose of executing this Agreement

GOODYEAR DUNLOP TIRES ITALIA SPA

represented by /s/ Pierre Alain Nilsson
              ---------------------------------------------
duly authorised for the purpose of executing this Agreement

GOODYEAR DUNLOP TIRES ESPANA S.A.

represented by /s/ Pierre Alain Nilsson
              ---------------------------------------------
duly authorised for the purpose of executing this Agreement

GOODYEAR DUNLOP TIRES FINANCE EUROPE B.V.

represented by /s/ Ronald M. Archer
              ---------------------------------------------
duly authorised for the purpose of executing this Agreement

GOODYEAR DUNLOP TIRES GERMANY GMBH

represented by /s/ Gottfried Hess
              ---------------------------------------------
duly authorised for the purpose of executing this Agreement

EUROFACTOR

represented by /s/ Nathalie Rossen
              ---------------------------------------------
duly authorised for the purpose of executing this Agreement

ESTER FINANCE TITRISATION

represented by /s/ Richard Sinclair
              ---------------------------------------------
duly authorised for the purpose of executing this Agreement

CALYON

represented by /s/ Richard Sinclair     and by /s/ G. Campagne-Simon
               ---------------------           -------------------------------
duly authorised for the purpose of executing this Agreement

NBP

represented by/s/ Huy-Hoang Dang   and by /s/ R. Graire
              ------------------          -------------------------------------
duly authorised for the purpose of executing this Agreement

                    SCHEDULE 1. MASTER DEFINITIONS SCHEDULE

"ACCOUNTING PRINCIPLES" means generally accepted accounting principles (GAAP) in the United States or any other accounting principles which may be adopted by the Centralising Unit or any of the Sellers and which apply in their relevant jurisdiction.

"ACTUAL COLLECTIONS" means all cash collections actually received by any Seller in respect of such Sold Receivables.

"ADJUSTED COLLECTIONS" means, in relation to all the Sellers and with respect to the Sold Receivables:

(a) on the Initial Settlement Date, an amount equal to any Excess Foreseen Collections for such date;

(b) on any Settlement Date, as long as the Sellers act as collection agents in respect of any Sold Receivables and in relation to the Seller(s) acting as collection agents and for which an Assessment Report and a List of Purchasable Receivables have been provided pursuant Article
         12.2.1 (viii):

         (i) - any File Collections between the Assessment Date relating to the preceding Settlement Date and the Assessment Date relating to such Settlement Date;

               - less any amount received on each Purchaser's Collection Account (net of any debit made on such Purchaser's Collection Account, corresponding to errors, reverse entries, unpaid amounts and returns in relation to payments already made on the corresponding Collection Account) by the debiting of the Collection Accounts between the Assessment Date relating to the preceding Settlement Date and the Assessment Date relating to such Settlement Date;

               - less an amount equal to any Excess Foreseen Collections calculated with respect to the previous Settlement Date;

               - increased, if such Settlement Date is a Funded Settlement Date, by an amount equal to any Excess Foreseen Collections received in cash on the Purchaser's Account on the previous Intermediary Settlement Date;

               - increased by an amount equal to any Excess Foreseen Collections for such Settlement Date;

            - less, if such Settlement Date is a Funded Settlement Date, the Cash Collections Advance calculated by the Calculation Agent for such Settlement Date and paid by the Centralising Unit on the Purchaser's Account; plus

      (ii) all Deemed Collections determined to have occurred in accordance with Article 28.2 during the period between the last Assessment Date and the preceding Assessment Date;

(c) on any Settlement Date other than the Initial Settlement Date, as long as the Sellers act as collection agents in respect of any Sold Receivables and in relation to the Seller(s) acting as collection agents, and for which an Assessment Report and a List of Purchasable Receivables have not been provided pursuant Article 12.2.1 (viii):

      (i)   -     any Actual Collections between the Assessment Date relating to the preceding Settlement Date and the Assessment Date relating to such Settlement Date;

            - less any amount received on each Purchaser's Collection Account (net of any debit made on such Purchaser's Collection Account, corresponding to errors, reverse entries, unpaid amounts and returns in relation to payments already made on the corresponding Collection Account) by the debiting of the Collection Accounts between the Assessment Date relating to the preceding Settlement Date and the Assessment Date relating to such Settlement Date;

            - less an amount equal to any Excess Foreseen Collections calculated with respect to the previous Settlement Date;

            - increased, if such Settlement Date is a Funded Settlement Date, by an amount equal to any Excess Foreseen Collections received in cash on the Purchaser's Account on the previous Intermediary Settlement Date;

            - increased by an amount equal to any Excess Foreseen Collections for such Settlement Date;

            - less, if such Settlement Date is a Funded Settlement Date, the Cash Collections Advance calculated by the Calculation Agent for such Settlement Date and to the extent paid by the Centralising Unit on the Purchaser's Account; plus

      (ii) all Deemed Collections determined to have occurred in accordance with Article 28.2 during the period between the last Assessment Date and the preceding Assessment Date;

(d) at any time, in the event of the termination of the collection mandate given to any Seller and in relation to the Sellers for which the collection mandate has been terminated and until the Program Expiry Date:

      (i) all cash collections received by the Purchaser which have actually been paid by the Debtors or by any other person obliged to make payment in respect of such Sold Receivables; plus

      (ii) all Deemed Collections determined to have occurred in accordance with Article 28.2; and

(e) at any time after the Program Expiry Date, all cash collections received by the Purchaser which have actually been paid by the Debtors or by any other person obliged to make payment in respect of such Sold Receivables.

"AFFILIATE" means, in relation to any entity, any other entity, which either directly or indirectly controls, is controlled by, or is under common control with, such an entity:

(i) for the purposes of those entities located within the French jurisdiction, the term "control", shall have the meaning set out in Article L.233.3 of the French Commercial Code (Code de commerce); and

(ii) for the purposes of those entities which are not located in France, the term control, shall mean the relationship between a parent company and a subsidiary as defined in Article 1 of Directive 83/349/EEC.

"AGENT" means EUROFACTOR in its capacity as agent of the transaction.

"AGENT'S ACCOUNT" means the account number 30002/00869/9E/07, opened by the Agent in the books of CALYON.

"AGREEMENT" means this general master purchase agreement, as amended and/or supplemented from time to time.

"AMENDED INVOICE" means the sums corresponding to any Sold Receivable, which has been the subject of an issued invoice, and which, in order to (i) take into account the commercial practices of the Sellers or (ii) amend any material errors appearing on such invoice, has been cancelled and replaced by a new invoice.

"AMORTISATION PERIOD" means the period of time commencing on the Commitment Expiry Date and ending on the Program Expiry Date during which no more Purchasable Receivables shall be purchased by the Purchaser in accordance with the terms and conditions of this Agreement.

"APPLICABLE LENDERS" means the lenders or other providers of funding under the European Credit Facility.

"APPLICABLE WAIVER OR AMENDMENT" means a waiver concerning, or amendment of, any of the events set forth in Article 13.3(xv)(a), (b), (c) or (d) (including the related definitions) and the corresponding provision and definitions of the European Credit Facility that is approved by any combination of the lenders under the European Credit Facility and the Liquidity Banks representing more than 50% of the aggregate amount of (i) all loans and unused commitments under the European Credit Facility plus (ii) commitments pursuant to Liquidity Agreements to provide the outstanding amount of the Purchaser's Funding, in each case as of the date of such approval.

"ASSESSMENT DATE" means each of the dates identified as such in Schedule 11.

"ASSESSMENT REPORT" means the assessment report drawn up on each Information Date as of the preceding Assessment Date in accordance with Article 22, substantially in the form of Schedule 3 or as modified by mutual agreement between the Centralising Unit, the Purchaser, and the Agent.

"AUDITORS CERTIFICATE" means the certificate issued by the Sellers' statutory auditors (commissaires aux comptes) and the Centralising Unit's statutory auditors for the benefit of the Purchaser, as set out in the form of Schedule 4.

"AVAILABLE FUNDS" means, on any date, and with regard to the Securitisation Transaction, any sums received by or on behalf of the Purchaser and required to be held by or on behalf of the Purchaser or paid to the Centralising Unit, the Sellers or GOODYEAR DUNLOP TIRES EUROPE BV pursuant to the Securitisation Transaction after the allocations of funds, and subject to the order of priority, provided for under Article 16.

"BACK-UP SERVICER" means EUROFACTOR and/or any entity appointed by the Purchaser to replace or assist the Sellers in the collection and servicing of the Sold Receivables held by any French, German and/or Spanish Debtors.

"BACK-UP SERVICER REPORT" means the assessment report to be drawn up, as the case may be, by the Back-Up Servicer on each Information Date.

"BILL OF EXCHANGE" means any negotiable instrument in the form of a bill of exchange (lettre de change, effet de commerce, letra de cambio) or promissory note (billet a ordre, pagare) or, in the case of any German Seller, any bills of exchange (gezogene Wechsel) issued by such German Seller (with full liability) and accepted by the relevant debtor and blank-endorsed by such German Seller at a place in Germany or promissory notes (eigene Wechsel) issued and accepted by the relevant debtor and blank-endorsed by such German Seller at a place in Germany (with full liability), provided that (i) any such bill of exchange has been issued pursuant to the German Bills of Exchange Act (as in effect on the relevant purchase date), and complies with all requirements as to form under the German Bills of Exchange Act (formell ordnungsgema(beta)er Wechsel) and is free of any corrections; (ii) the currency of the Bill of Exchange is Euro; (iii) the Bill of Exchange is fully enforceable against the relevant debtor, freely transferable, and free from any liens or other rights of third parties, or their Italian equivalent issued by a Seller in connection with any Purchasable Receivables.

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

"BUSINESS DAY" means any day other than a Saturday or a Sunday on which banks are open for business in Paris, Madrid, Frankfurt, Rome, London, Jersey and New York and which is a TARGET Day.

"CALCULATION AGENT" means CALYON.

"CALCULATION DATE" means each of the dates identified as such in Schedule 11 and on which, in particular, the Agent shall make the calculations specified in
Article 12.3.

"CALYON" means a French limited company (societe anonyme) authorised as a credit institution (etablissement de credit) and having its registered office at at 9 quai du President Paul Doumer, 92920 Paris La Defense Cedex, France, registered with the Companies Registry of Nanterre (Registre du Commerce et des Societes de Nanterre) under the number 304 187 701.

"CASH COLLECTIONS ADVANCE" means an amount equal to the aggregate amount of the Assignment Costs (as defined in point 2 of schedule 3 of the French Receivables Purchase Agreement, point 2 of schedule 4 of the German Receivables Purchase Agreement, point 2 of schedule 3 of the Italian Receivables Purchase Agreement, and/or point 2 of schedule 5 of the Spanish Receivables Purchase Agreement).

"CENTRALISING UNIT" means GOODYEAR DUNLOP TIRES FINANCE EUROPE B.V. which shall act on behalf of the Sellers in relation to the implementation of the Securitisation Transaction.

"CENTRALISING UNIT'S ACCOUNT" means the account number 31489 00010 00218477562 / 47 opened by the Centralising Unit in the books of CALYON.

"COLLECTION ACCOUNT" means any collection account opened in any of the jurisdictions concerned by the Securitisation Transaction held by any Seller and/or the Purchaser and which is governed by and/or subject to the relevant Collection Account Agreement.

"COLLECTION ACCOUNT AGREEMENT" means any of the following agreements and the related pledge for each jurisdiction in which a Seller party hereto is located, and, in particular,

(a)   in relation to France

- two co-ownership bank account agreements (each a "CO-OWNERSHIP BANK ACCOUNT AGREEMENT") (Conventions de Compte Indivis) concluded on 10 December, 2004 between Goodyear Dunlop Tires France S.A., Ester Finance Titrisation, the relevant account bank and Eurofactor governed by French law;

- the co-ownerhip agreement ("CO-OWNERSHIP AGREEMENT") (Convention d'Indivision) concluded on 10 December, 2004 between Goodyear Dunlop Tires France S.A., Ester Finance Titrisation, Calyon and Eurofactor governed by French law;

- three pledges over the share of the credit balance of the co-owned account (each a "PLEDGE OVER THE SHARE OF THE CREDIT BALANCE OF THE CO-OWNED ACCOUNT") (Nantissement sur la Quote Part du Solde du Compte Indivis) concluded on 10 December, 2004 between Goodyear Dunlop Tires France S.A. and Ester Finance Titrisation governed by French law;

(b)   in relation to Germany

- the collection account pledge agreement (the "GOODYEAR COLLECTION ACCOUNT PLEDGE AGREEMENT") concluded on 10 December, 2004 between Goodyear GmbH & Co KG, Ester Finance Titrisation, Eurofactor and Calyon and governed by German law;

- the collection account pledge agreement (the "FULDA COLLECTION ACCOUNT PLEDGE AGREEMENT") concluded on 10 December, 2004 between Fulda Reifen GmbH & Co KG, Ester Finance Titrisation, Eurofactor and Calyon and governed by German law;

- the collection account pledge agreement (the "DUNLOP COLLECTION ACCOUNT PLEDGE AGREEMENT") concluded on 10 December, 2004 between Dunlop GmbH & Co KG, Ester Finance Titrisation, Eurofactor and Calyon and governed by German law;

- the collection account pledge agreement (the "M-PLUS COLLECTION ACCOUNT PLEDGE AGREEMENT") concluded on 10 December, 2004 between M-Plus Multimarkenmanagement GmbH & Co.KG, Ester Finance Titrisation, Eurofactor and Calyon and governed by German law;

- in relation to each German Collection Account Pledge Agreement, a side letter agreement (the "SIDE Letter") concluded between each relevant account bank, Ester Finance Titrisation and the relevant German Seller;

(c)   in relation to Italy

- the Mandate Agreement concluded on 10 December, 2004 between Goodyear Dunlop Tires Italia S.p.A, Ester Finance Titrisation and the Agent governed by Italian law;

- each of the three (3) Pledge Agreements over the the Balance of the Collection Account concluded on 10 December, 2004 between Goodyear Dunlop Tires Italia S.p.A, Ester Finance Titrisation and each account bank, governed by Italian law;

(d)   in relation to Spain

- the Agreement for the Administration and the Operation of a Current Account with Restricted Availability (the "CURRENT ACCOUNT AGREEMENT") concluded on 10 December, 2004 between Goodyear Dunlop Tires Espana S.A., Ester Finance Titrisation, the account bank, Eurofactor and Calyon governed by Spanish law;

- the pledge over the share of the balance of the current account and of the current account (the "PLEDGE OVER THE SHARE OF THE BALANCE OF THE CURRENT ACCOUNT AND OF THE CURRENT ACCOUNT") concluded on 10 December, 2004 between Goodyear Dunlop Tires Espana S.A., Ester Finance Titrisation, the account bank and Calyon governed by Spanish law.

"COLLECTION MANDATE" means the mandate granted by the Purchaser to the Sellers pursuant to Article 21.1.

"COMFORT LETTER" means a comfort letter granted by GOODYEAR DUNLOP TIRES EUROPE BV in the form set out in Schedule 10.

"COMMERCIAL DISCOUNT" means, in relation to any Sold Receivable, any decrease in the face value of such receivable resulting from the granting of a discount for prompt payment, for quantity or as fidelity premium.

"COMMITMENT" means the commitment of the Purchaser to purchase Purchasable Receivables from the Sellers, in accordance with this Agreement and the Receivables Purchase Agreements, subject to the conditions precedent and conditions subsequent set forth hereunder and thereunder.

"COMMITMENT EXPIRY DATE" means the earliest of the following dates:

(i) upon the occurrence of a Liquidity Commitment Non Renewal in relation to all Liquidity Agreements, the expiry of all Liquidity Agreements;

(ii) the Business Day immediately preceding the fifth (5 degrees) anniversary date of the Initial Settlement Date; and

(iii) the date on which the Commitment is terminated in accordance with Articles 7.1.2., 13, 14 and 15.

"COMPLEMENTARY DEPOSIT" means any complementary deposit effected by the Centralising Unit with the Purchaser in accordance with the terms of Article 9 and the Master Complementary Deposit Agreement.

"CONFORMITY WARRANTIES" means the warranties given by each Seller to the Purchaser in accordance with Article 19 (Conformity Warranties).

"CREDIT NOTE" means, in relation to any Sold Receivable, any decrease in the face value of such receivable or any cancellation of such receivable granted by any Seller in accordance with its management procedures, other than a Credit Note over Snow Tyres and a credit note resulting from Year End Rebates.

"CREDIT NOTE OVER SNOW TYRES" means, in relation to any Sold Receivable, any decrease in the face value of such receivable or any cancellation of such receivable granted by any Seller (i) in accordance with its management procedures and (ii) to a customer subsequent to the taking back by the said Seller of snow tyres.

"CURRENT ACCOUNT" means the current account relationship established between the Centralising Unit, acting in the name and on behalf of the Sellers and the Purchaser pursuant to the provisions of Article 6 (Current Account).

"CUSTODIAN" means CALYON, acting in its capacity as Custodian (depositaire) of the assets of the Fund within the meaning of Article L.214-48.II of the French Monetary and Financial Code (Code monetaire et financier).

"DATA PROTECTION TRUST AGREEMENT" means the agreement dated the date hereof entered into between the German Sellers, the Agent and the Data Protection Trustee.

"DATA PROTECTION TRUSTEE" means EUROFACTOR AG, a stock corporation (Aktiengesellschaft) incorporated under the laws of the Federal Republic of Germany registered in the commercial registry of the Local Court (Amtsgericht) in Munchen under registration number HRB 138351.

"DEBTOR" means in relation to any sold receivable the person obligated to make payment of such a receivable.

"DEEMED COLLECTIONS" means any amount that any Seller is deemed to have received in the circumstances set out in Article 28 (Deemed Collections), and notably any Deemed Extinguished Receivables.

"DEEMED EXTINGUISHED RECEIVABLES" has the meaning set forth in Article 28 (Deemed Collections).

"DEFAULT PERCENTAGE" means on any Assessment Date preceding an Intermediary Settlement Date, the ratio expressed as a percentage of:

(i) the sum of the Outstanding Amount of Defaulted Receivables and Doubtful Receivables that were neither Defaulted Receivables nor Doubtful Receivables as of the Assessment Date relating to the preceding Intermediary Settlement Date; and

(ii) the Outstanding Amount of the Sold Receivables purchased by the Purchaser between the 6th Intermediary Settlement Date (excluded) before such Intermediary Settlement Date and the 5th Intermediary Settlement Date (included) before such Intermediary Settlement Date.

"DEFAULTED RECEIVABLE" means, on any Calculation Date, any Sold Receivable which, as of the preceding Assessment Date, is not a Doubtful Receivable transferred back to the Sellers and has any of the following characteristics on such Calculation Date:

(i) the Sold Receivable remains unpaid by its relevant debtor for more than 90 days after the Maturity Date of such Sold Receivable;

(ii) the Sold Receivable is owed by a Debtor which is subject to Insolvency Proceedings and has not been counted under paragraph (i) above; or

(iii) the Sold Receivable has been or, under the relevant Seller's credit and collection policies, would have been written off as uncollectible and has not been counted under paragraphs (i) and (ii) above.

"DEFERRED PURCHASE PRICE" means, (a) for each Funded Settlement Date during the Replenishment Period, the highest of zero and:

- the Discount Reserve for all Sellers calculated as of the previous Intermediary Settlement Date,

- increased by the total Discount Amount for all Sellers relating to the Sold Receivables purchased on such Funded Settlement Date,

- decreased by the Cash Collections Advance payable by the Purchaser (or directly by the Centralising Unit) on such Funded Settlement Date,

- decreased by the total Discount Reserve for all Sellers calculated as of such Funded Settlement Date,

- and increased quarterly by the Interest of Placement Amount, as defined in the Receivables Purchase Agreements, and

(b) as of the Commitment Expiry Date, the Discount Reserve as of the Settlement Date immediately preceding the Commitment Expiry Date, plus any Discount Amount relating to Sold Receivables that were not included in the Deferred Purchase Price payable on the Funded Settlement Date preceding the Commitment Expiry Date;

in accordance with the formula set forth in schedule 3 of the French and German Receivables Purchase Agreement, in schedule 3 of the Italian Receivables Purchase Agreement, and in schedule 5 of the Spanish Receivables Purchase Agreement.

"DELINQUENCY PERCENTAGE" means on any Assessment Date preceding an Intermediary Settlement Date, the ratio expressed as a percentage of:

(i) the sum of the Outstanding Amount of Delinquent Receivables and Doubtful Receivables that were neither Delinquent Receivables nor Doubtful Receivables as of the Assessment Date relating to the preceding Intermediary Settlement Date; and

(ii) the Outstanding Amount of the Sold Receivables purchased by the Purchaser between the 5th Intermediary Settlement Date (excluded) before such Intermediary Settlement Date and the 4th Intermediary Settlement Date (included) before such Intermediary Settlement Date.

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

"DELINQUENT RECEIVABLE" means, on any Assessment Date, any Sold Receivable which is not a Doubtful Receivable transferred back to the Sellers and has any of the following characteristics on such Calculation Date:

(i) the Sold Receivable remains unpaid by its relevant Debtor for more than 60 days after the Maturity Date of such Sold Receivable;

(ii) the Sold Receivable is owed by a Debtor which is subject to Insolvency Proceedings and has not been counted under paragraph (i) above; or

(iii) the Sold Receivable has been or, under the relevant Seller's credit and collection policies, would have been written off as uncollectible and has not been counted under paragraphs (i) and (ii) above.

"DEPOSIT FEE" means the fee due to CALYON, in the conditions set forth in article 8 of the Master Senior Deposit Agreement and which shall be paid by ESTER FINANCE to CALYON, or any credit institution which replaces the latter for the purposes of carrying out its functions under the Master Senior Deposit Agreement, as a remuneration for its undertaking to make the Senior Deposit on a periodic basis during the Replenishment Period. It is agreed that the Deposit Fee shall be paid to CALYON, or any other credit institution which replaces the latter for the purposes of carrying out its functions under the Master Senior Deposit Agreement, even after the transfer to the Fund of receivables in repayment of the Senior Deposit.

"DEPOSITOR" means CALYON acting in its capacity as depositor pursuant to the Master Senior Deposit Agreement and any successor, transferee or assignee.

"DILUTION PERCENTAGE" means as calculated on any Calculation Date preceding an Funded Settlement Date, the ratio expressed as a percentage of:

(i) the aggregate amount of Credit Notes issued between the Assessment Date (included) preceding the last Intermediary Settlement Date and the Assessment Date (excluded) preceding the preceding Intermediary Settlement Date; and

(ii) the Outstanding Amount of the Sold Receivables purchased by the Purchaser between the 2nd Intermediary Settlement Date (excluded) before the last Assessment Date and the Intermediary Settlement Date (included) preceding such last Assessment Date.

"DISCOUNT AMOUNT" means, on any Settlement Date during the Replenishment Period, in relation to the Sold Receivables, the amount equal to the Discount Rate applicable on such date multiplied by the Outstanding Amount of Purchasable Receivables to be purchased by the Purchaser on such date.

"DISCOUNT RATE" has the meaning set forth in schedule 2 of the French Receivables Purchase Agreement, schedule 3 of the German Receivables Purchase Agreement, schedule 2 of the Italian Receivables Purchase Agreement, and/or
schedule 4 of the Spanish Receivables Purchase Agreement.

"DISCOUNT RESERVE" has the meaning set forth in schedule 2 of the French Receivables Purchase Agreement, schedule 3 of the German Receivables Purchase Agreement, schedule 2 of the Italian Receivables Purchase Agreement, and/or
schedule 4 of the Spanish Receivables Purchase Agreement

"DISTRIBUTED AMOUNTS" means, on any Settlement Date during the Amortisation Period, the sum of:

-     the amount of Adjusted Collections as determined as of such date;

- the amount in the Purchaser's Account as of the last Assessment Date, within the limit of the sums in the Purchaser's Account on such Settlement; and

- the amount in each Purchaser's Collection Account (net of any debit made on such Purchaser's Collection Account, corresponding to errors, reverse entries, unpaid amounts and returns in relation to payments already made on the corresponding Collection Account) as of the last Assessment Date, within the limit of the sums in each Purchaser's Collection Account on such Settlement Date.

"DOUBTFUL RECEIVABLE" means any Sold Receivable which is, according to the Accounting Principles, doubtful given the situation of the Debtor or open to challenge.

"DOWNGRADING EVENT" means, in relation to a Liquidity Bank, the downgrading of its rating by a Rating Agency under A1 (for Moody's Investors Services), P1 (for Standard & Poors) or F1 (for Fitch Ratings).

"EARLY AMORTISATION EVENT" means any of the events set out in Article 13 (Early Amortisation).

"ELIGIBLE DEBTOR" means a Debtor having the characteristics described in detail in article 8 of each Receivables Purchase Agreement.

"ELIGIBLE RECEIVABLE" means any Sold Receivable which has the following characteristics on the Settlement Date during the Replenishment Period:

(i) the date on which the Sold Receivable is due is not later than 150 days after the Assessment Date preceding such Settlement Date;

(ii) the Sold Receivable has not remained unpaid by the relevant Debtor for more than 72 days after the Maturity Date of such Sold Receivable;

(iii) the debtor of such Sold Receivable has a V.A.T or a CMS identification number indicated in the electronic support attached to the relevant Transfer Deed delivered to the Purchaser in relation to such Sold Receivable and such Sold Receivable is identified on such electronic support in a manner which complies with the electronic exchange procedures agreed between the Agent, the Purchaser, the Centralising Unit and the Sellers;

(iv)  the Sold Receivable is not a Net Miscellaneous Receivable.

"ESTER FINANCE" means ESTER FINANCE TITRISATION S.A., a company incorporated under French law and authorised as a credit institution (etablissement de credit), having its registered office at 19, Boulevard des Italiens, 75 002 Paris, France, registered with the Companies Registry of Paris under the number 414 886 226.

"EURIBOR 1 MONTH" means the reference rate known as the "European Inter-Bank Offered Rate" in the form of the rate listed under the aegis of the European Banking Federation and published at approximately 11.00 am (Brussels time), by TELERATE (page 248 and 249) or REUTERS (page EURIBOR) (or whatever page that may be substituted therefor) for a one month period.

"EURO" OR "EUR" means the currency of the participating Member States of the European Union in accordance with the definition given under Article 109-L-4 of the European Union Treaty and in Council Regulation (EC) n. 974/98 of May 3, 1998 on the introduction of the euro.

"EUROFACTOR" means, a company incorporated under French law and authorised as a credit institution (etablissement de credit) having its registered office at Tour d'Asnieres, 4 avenue Laurent Cely, 92608 Asnieres, France, registered with the Trade and Companies Registry of Nanterre under the number 642 041 560.

"EUROPEAN CREDIT FACILITY" means the $650,000,000 Term Loan and Revolving Credit Agreement, dated as of March 31, 2003, among GOODYEAR DUNLOP TIRES EUROPE BV, the other borrowers thereunder, the lenders thereunder, JPMorgan Chase Bank, as administrative agent, and Deutsche Bank AG, as syndication agent, as amended, refinanced, replaced or otherwise modified from time to time.

"EXCESS FORESEEN COLLECTIONS" means, with respect to a Settlement Date as long as any sums remain due under the Senior Deposit, the excess of (a) the amount of Foreseen Collections for such Settlement Date, over (b) the amount of the Complementary Deposit to be made on such Settlement Date. From the date on which any sums due under the Senior Deposit have been paid, or in the event an Early Amortisation Event described under Article 13.3 has occurred, the amount of Excess Foreseen Collections shall be equal to zero (0) as from such date or event.

"EXCLUDED DEBTOR" means any debtor mentioned in the list set forth in Schedule 14, as modified by mutual agreement between the Centralising Unit, the Purchaser and the Agent, in accordance with the provisions of Article 35.

"FILE COLLECTIONS" means, with respect to any period, all collections (excluding Deemed Collections) on Sold Receivables which, on the basis of the information included in any Assessment Report and the electronic date file attached thereto, were expected to be received during such period by a Seller as calculated by the Agent on the basis of the Assessment Reports and the electronic support attached thereto.

"FINANCIAL COVENANTS" means the financial covenants set forth in Article 13.3(xv) and the related definitions.

"FINANCIAL INDEBTEDNESS" means, in relation to any person:

(i)   any indebtedness for monies borrowed or raised by that person;

(ii) any indebtedness (actual or contingent) of that person under any guarantee, security, indemnity or other commitment designed to protect any creditor against loss in respect of any Financial Indebtedness of any third party;

(iii) any indebtedness under or in respect of any acceptance credit opened on behalf of that person;

(iv) any indebtedness under any debenture, note, bond, certificate of deposit, cash certificate, bill of exchange, commercial paper or similar instrument on which that person is liable as drawer, acceptor, endorser, issuers or otherwise;

(v) any indebtedness for money owing in respect of any interest rate swap or currency swap, such indebtedness to be measured on a marked-to-market basis at the relevant time and to include, vis-a-vis any particular counterparty, application of the relevant ISDA or FBF netting procedures; and

(vi) any payment obligations under any lease entered into for the purpose of obtaining or raising finance.

"FORESEEN COLLECTIONS" means, as calculated on each Calculation Date by the Agent on the basis of the electronic data file received from the Centralising Unit on the preceding Information Date,

(i)   -     all cash collections paid or expected to be paid as from the last
            Assessment Date until the Settlement Date following the next
            Settlement Date by the Debtors under the Sold Receivables (including the Purchasable Receivable to be purchased on the following
            Settlement Date and excluding Net Miscellaneous Receivables and excluding Defaulted Receivables), on the basis of the contractual maturity date of such Sold Receivables;

      - less, within the limit of the cash collections in relation to the Sold Receivables unpaid after their Maturity Date, the amount of Non Allocated Cash and non allocated Credit Notes with a maturity date until the Settlement Date following the next Settlement Date weighted by the ratio of:

            (a) unpaid Sold Receivables (minus Net Miscellaneous Receivables minus Defaulted Receivables) after their respective Maturity Date, over

            (b) unpaid Sold Receivables after their respective Maturity Date minus Defaulted Receivables;

(ii)  weighted by the ratio of:

      (a) the Senior Deposit (before computation of Excess Foreseen Collections), the Discount Reserve and the portion of the Subordinated Deposit covering the Senior Deposit (before computation of Excess Foreseen Collections) and the Discount Reserve (computed as follows: Subordinated Deposit multiplied by ((Senior Deposit (before computation of Excess Foreseen Collections) + Discount Reserve) / (Senior Deposit (before computation of Excess Foreseen Collections) + Discount Reserve + Complementary Deposit))); over

      (b) the Outstanding Amount of Sold Receivables, as of the next Settlement Date;

(iii) weighted by the ratio of:

      (a) the last audited theoretical average days of sales outstanding of accounts receivable of the Sellers, used in the determination of the Subordinated Deposit; over

      (b) the last audited actual days of sales outstanding of accounts receivable of the Sellers;

and

(iv) weighted by a risk ratio equal to one (1) on the date hereof, it being provided that such ratio may be reduced upon the request of the Centralising Unit, subject to the prior written consent of the Purchaser, the Issuers and the Liquidity Banks.

"FORMER SECURITISATION TRANSACTION" means, with respect to a Seller, any past securitisation transaction involving all or part of trade receivables of such Seller.

"FRENCH SECURITISATION TRANSACTION" means the securitisation transaction arranged by CALYON (succeeding in the rights of CREDIT LYONNAIS) in connection with the transfer of all or part of trade receivables of GOODYEAR DUNLOP TIRES FRANCE S.A. to ESTER FINANCE on the basis of the French master receivables purchase agreement entered into by GOODYEAR DUNLOP TIRES FRANCE S.A., ESTER FINANCE, EUROFACTOR and CALYON (succeeding in the rights of CREDIT LYONNAIS) on 20 September 2001, as amended.

"FRENCH SELLER" means GOODYEAR DUNLOP TIRES FRANCE S.A.

"FUND" means FCC Triple P, a fonds commun de creances, set up by the Management Company and CALYON (as depositary) in accordance with the provisions of Article L.214-47 of the French Monetary and Financial Code (Code monetaire et financier) for the purposes of the Securitisation Transaction.

"FUNDED SETTLEMENT DATE" means the Initial Settlement Date and each of the dates identified "Funded Settlement Date" on Schedule 11 falling on or prior to the Program Expiry Date.

"GAAP" means, in relation to any person, the generally accepted accounting principles in the jurisdiction in which such person is organized.

"GENERAL SERVICING AGREEMENT" means the master back-up servicing agreement concluded on the date hereof between the Purchaser and the Stand-by Servicer/Back-Up Servicer which sets forth (i) the duties of the Stand-By Servicer before the termination of the collection mandate given to each Seller,
(ii) upon its appointment, the conditions according to which EUROFACTOR shall act as Back-Up Servicer and (iii) the conditions under which EUROFACTOR shall assist the Italian Back-Up Servicer in the performance of certain back-up servicing activities .

"GERMAN SELLER" means each of FULDA REIFEN GmbH & Co. KG, M-PLUS
MULTIMARKENMANAGEMENT GmbH & Co. KG, GOODYEAR GmbH & Co. KG and DUNLOP GmbH & Co. KG.

"GOODYEAR" means the parent company of the Goodyear Group, i.e. THE GOODYEAR TIRE & RUBBER COMPANY, a company incorporated under the laws of Ohio, having its registered office at 1144 East Market Street, Ohio, United States of America.

"GOODYEAR GROUP" means the group of entities comprised of GOODYEAR and its Affiliates.

"GOODYEAR DUNLOP TIRES EUROPE BV" means the Goodyear Dunlop Tires Europe B.V., parent company of the French, German, Italian and Spanish Sellers, incorporated under the laws of the Netherlands, having its registered office at De Boelelaan 7, 1083 HJ, Amsterdam, The Netherlands, and registered with the Companies Registry of Amsterdam under the number 33225215.

"GOVERNMENTAL AUTHORISATION" means any authorization given by any "Governmental Authority" as such term is defined in the European Credit Facility.

"GROUP" means, in relation to any Debtor, the group of entities comprised of this Debtor and its Affiliates.

"IMMOBILISATION INDEMNITY" means any immobilisation indemnity paid by ESTER FINANCE to the Depositor in accordance with the Master Senior Deposit Agreement.

"INCREASE IN THE COMPLEMENTARY DEPOSIT" means, on any Settlement Date during the Replenishment Period, the excess of (a) the amount of the Complementary Deposit on such Settlement Date in accordance with the Master Complementary Deposit Agreement over (b) the amount of the Complementary Deposit on the preceding Settlement Date.

"INCREASE IN THE SUBORDINATED DEPOSIT" means, on any Settlement Date during the Replenishment Period, the excess of (a) the amount of the Subordinated Deposit on such Settlement Date in accordance with the Master Subordinated Deposit Agreement over (b) the amount of the Subordinated Deposit on the preceding Settlement Date.

"INFORMATION DATE" means each of the dates identified as such in Schedule 11 and on which the Centralising Unit, acting in the name and on behalf of the Sellers, is required to transmit to the Agent the Assessment Report prepared as of the preceding Assessment Date, as well as the List of Purchasable Receivables.

"INITIAL PURCHASE PRICE" means, in relation to any Purchasable Receivable to be acquired by the Purchaser in respect of each Seller and on any Settlement Date during the Replenishment Period, the Outstanding Amount of Purchasable Receivables less the applicable Discount Amount.

"INITIAL SETTLEMENT DATE" means 21st December, 2004.

"INSOLVENCY PROCEEDINGS" means:

(i) in relation to any person being resident in France or having its principal place of business in France :

      - a reference to such person being unable to pay its debt as they fall due (cessation des paiements) or initiating voluntary arrangements with its creditors (reglement amiable) or being subject to insolvency proceedings opened by a competent court (redressement ou liquidation judiciaire), all of which as construed by Articles L.611-1 et seq. of the French Commercial Code (formerly French Law no.84-148 of March 1, 1984) or, as the case may be, by Articles L.620-1 et seq. of the French Commercial Code (formerly French Law n.85-98 of January 25, 1985);

      - whenever any auditor of such person has declared an alert procedure (procedure d'alerte) within the meaning of Article 234-1 of the French Commercial Code;

(ii) in relation to any person being resident in Germany or having its principal place of business in Germany, a reference to such person that is overindebted (uberschuldet), unable to pay its debts as they fall due (zahlungsunfahig) or such status is imminent (drohende
      Zahlungsunfahigkeit) or is subject to insolvency (including preliminary insolvency proceedings) or dissolution proceedings;

(iii) in relation to any person being resident in Spain or having the center of its interests in Spain, (hereinafter, the "SPANISH RESIDENT"):

      - the Spanish Resident files an application with a court to be declared to be subject to creditors' composition ("concurso") within the meaning of the Spanish law 22/2003, dated July 9, 2003 or subject to any equivalent situation as provided by any law that could complement, replace or amend it;

      - a third party applies to a court for a declaration that the Spanish Resident is subject to creditors' composition ("concurso") within the meaning of the Spanish law 22/2003 and the court accepts to follow the creditors' composition proceedings, or any other equivalent situation as provided by any other law that could complement, replace or amend them;

      - the Spanish Resident is subject to governmental or judicial administration in Spain (intervencion administrativa o administracion judicial);

      - any insolvency proceeding, as defined in Council Regulation (EC) No 1346/2000, of 29 May 2000 on Insolvency Proceedings is taken in any jurisdiction regarding the Spanish Resident;

(iv) in relation to any person being resident in Italy or having the center of its interests in Italy, (hereinafter, the "ITALIAN RESIDENT"):

      - the Italian Resident is insolvent, being unable to fulfil its obligations regularly, namely in due time and with usual means, pursuant to article 5 of the Italian Bankruptcy Law (insolvenza);

      - the Italian Resident is declared bankrupt upon its own application or petition of the creditor/s or petition of the Public Prosecutor or ex officio by the judge when during a civil proceeding the insolvency of the company comes out, pursuant to articles 6 et seq. of the Italian Bankruptcy Law (fallimento);

      - the Italian Resident, being insolvent, files an application for arrangement with creditors with the competent judge, proposing an arrangement pursuant to articles 160 et seq. of the Italian Bankruptcy Law (concordato preventivo);

      - the Italian Resident, being unable to fulfil its obligations due to a temporary and reversible crisis, files an application with the tribunal in order to have the management of its business and the administration of its assets under the direction of the supervisory judge and the judicial commissioner pursuant to articles 187 et seq. of the Italian Bankruptcy Law (amministrazione controllata);

      - the Italian Resident is under Compulsory administrative liquidation pursuant to articles 194 et seq. of the Italian Bankruptcy Law (liquidazione coatta amministrativa);

      - the Italian Resident, being a large undertaking, is under extraordinary administration pursuant to Law 270/1999
            (amministrazione straordinaria);

      - if and when applicable, the Italian Resident, being eligible for the extraordinary administration and meeting additional requirements set by law, is under reorganization pursuant to Legislative Decree no. 347 of 23 December 2003, as amended by Law Decree no. 119 of 3 May 2004 (ristrutturazione industriale di grandi imprese in stato di insolvenza);

      - any of the above insolvency proceeding is taken in any jurisdiction regarding the Italian Resident pursuant to Council Regulation (EC) no. 1346/2000 of 29 May 2000 on insolvency proceedings;

(v) in relation to any person being resident in the Netherlands or having its principal place of business in the Netherlands, (hereinafter, the "DUTCH RESIDENT"), a reference to such person that is subject to any bankruptcy (faillissement), suspension of payments (surseance van betaling) or any other insolvency proceedings listed in Annex A of the Council Regulations
      (EC) No. 1346/2000 on Insolvency Proceedings or any other insolvency proceedings or analogous proceeding in each case opened by a competent court, including, but not limited to, emergency regulations ("noodregeling") as referred to in the Act on the Supervision Act of the Credit System ("Wet toezicht kredietwezen 1992") on the Supervision of the Insurance System ("Wet toezicht verzekeringsbedrijf 1993").

(vi) in relation to any person being resident in the United States or having its principal place of business in the United States:

      (a) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (x) liquidation, reorganization, bankruptcy, moratorium, suspension of payment or other relief in respect of such person or its debts, or of a substantial part of its assets, under any U.S. federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (y) the appointment of a receiver, trustee in bankruptcy, custodian, sequestrator, conservator or similar official for such person or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered;

      (b) such person (v) voluntarily commences any proceeding or file any petition seeking liquidation, reorganization, bankruptcy, moratorium, suspension of payment or other relief under any U.S. federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (w) consents to the institution of, or fails to contest in a timely and appropriate manner, any proceeding or petition described in clause (a) of this section (x) applies for or consents to the appointment of a receiver, trustee in bankruptcy, custodian, sequestrator, conservator or similar official for such person or for a substantial part of its assets, (y) makes a general assignment for the benefit of creditors or (z) takes any action for the purpose of effecting any of the foregoing;

      (c) such person admits in writing its inability or fails generally to pay its debts as they become due;

(vii) in relation to Elixir Funding Limited, means a resolution is passed for the winding-up or dissolution of Elixir Funding Limited, or a liquidator is appointed in respect of Elixir Funding Limited or any of its assets, or there is an for a declaration of en desatre in respect of the property of Elixir Funding Limited or for the property of Elixir Funding Limited to be placed under the control of the Courts of Jersey, or Elixir becomes "bankrupt" as defined in the Interpretation (Jersey) Law 1954; or

(viii) in relation to any other person, any similar provision applicable to it.

"INTERCOMPANY ARRANGEMENTS" shall have the meaning set forth in Article 11.1.
(xiv).

"INTERMEDIARY SETTLEMENT DATE" means each of the dates identified as an "Intermediary Settlement Date" on Schedule 11 falling on or prior to the Program Expiry Date.

"ISSUERS" means :

(i) LMA S.A., a French limited company (societe anonyme) having its registered office at 6-8, rue Menars, 75002 Paris, France, registered with the Company Registry of Paris (Registre du Commerce et des Societes de Paris), under the number 383 275 187; or

(ii) Elixir Funding Limited, a public company incorporated with limited liability under the laws of Jersey, having its registered office at St Paul's Gate, New Street, Saint Helier, Jersey, Channel islands JE2 34A, registered with the Companies Registry of Jersey under number 71548; or

(iii) any other person who may enter the Securitisation Transaction from time to time in order to subscribe to units issued by the Fund and to finance such subscription by issuing Notes.

"ITALIAN BACK UP SERVICER" means, in relation to the Sold Receivables purchased from the Italian Seller, MEDIOFACTORING.

"ITALIAN NOTICE OF TRANSFER" means any notice issued by the Purchaser or any entity, acting on behalf of the Purchaser and appointed by the same for such purpose, to any Italian Debtor in accordance with a Italian Receivables Purchase Agreement.

"ITALIAN SELLER" means GOODYEAR DUNLOP TIRES Italia S.P.A.

"ITALIAN SERVICING AGREEMENT" means the specific back-up servicing agreement concluded on the date hereof between the Purchaser and the Italian Stand-by Servicer/Italian Back-Up Servicer which sets forth (i) the duties of the Italian Stand-by Servicer before the termination of the collection mandate given to the Italian Seller, and (ii) upon its appointment, the conditions according to which MEDIOFACTORING shall act as Italian Back-Up Servicer .

"ITALIAN STAND-BY SERVICER" means, in relation to the back-up servicing activities for those Sold Receivables purchased from the Italian Seller, MEDIOFACTORING.

"JOINT-LEAD ARRANGER" means each of CALYON and NBP, acting in its capacity as joint-lead arranger of the Securitisation Transaction.

"LIENS" means, in respect to any asset, any mortgage, deed of trust, lien, delegation of claims, pledge, hypothecation, encumbrance, charge of security interest in, on or of such asset.

"LIQUIDITY AGREEMENT" means (i) any unit purchase agreement (promesse d'achat et de revente de parts) dated the date hereof, as amended and/or supplemented from time to time, entered into between an Issuer and a Liquidity Bank pursuant to which the Liquidity Bank has undertaken to purchase from such Issuer, all or part of the units of the Fund held by the Issuer, or (ii) any credit facility agreement dated the date hereof, as amended and/or supplemented from time to time, entered into between an Issuer and a Liquidity Bank pursuant to which the Liquidity Bank has undertaken to make loans to an Issuer secured by such units, or (iii) a swap agreement, repurchase agreement or other financial instrument dated the date hereof, as amended and/or supplemented from time to time, entered into between an Issuer and a Liquidity Bank, pursuant to which the Liquidity Bank has undertaken to make certain payments to an Issuer in relation to such units.

"LIQUIDITY BANK" means a bank or any other credit institution (etablissement de credit) (or any successor, transferee and assignee thereof), in each case rated at least A1, P1 and/or F1 by the relevant Rating Agencies at the time when it enters into or renews its commitment under a Liquidity Agreement, that has undertaken to purchase from an Issuer, all or part of the units of the Fund held by such Issuer or to make loans to an Issuer secured by such units or otherwise to make payments to an Issuer in relation to such units.

"LIQUIDITY BANK LETTER" means, in relation to any Liquidity Bank, the letter executed by such Liquidity Bank on 10 December 2004 and which relates to the commitment to provide the Purchaser with an alternative funding, subject to the conditions provided in such letter.

"LIQUIDITY COMMITMENT NON RENEWAL" means, in relation to any Liquidity Bank :

(a)   the non renewal of a Liquidity Agreement in any of the following cases:

      (i) such Liquidity Agreement is not renewed at its expiry date, and the relevant Liquidity Bank has not been replaced with another bank that is rated at least A1, P1 and/or F1 by the relevant Rating Agencies;

      (ii) (x) as a result of Market Disruption, a drawing is made under such Liquidity Agreement in order to acquire all or part of the units of the Fund, and (y) such drawing remains outstanding until the expiry date of such Liquidity Agreement;

      (iii) (x) as a result of a Downgrading Event, a drawing is made under such Liquidity Agreement in order to acquire all or part of the units of the Fund, (y) such drawing remains outstanding until the expiry date of such Liquidity Agreement, and (z) the relevant Liquidity Bank has not been replaced with another bank that is rated at least A1, P1 and/or F1 by the relevant Rating Agencies; or

      (iv) (x) a drawing is made under any Liquidity Agreement for any reason other than those listed above, (y) such drawing remains outstanding until the expiry date of such Liquidity Agreement, and (z) the relevant Liquidity Bank has not been replaced with another bank that is rated at least A1, P1 and/or F1 by the relevant Rating Agencies; or

(b) the expiry of the commitment of such Liquidity Bank under the relevant Liquidity Bank Letter.

"LIST OF PURCHASABLE RECEIVABLES" means any list of Purchasable Receivables, on each Assessment Date, in the form agreed between the parties, to be provided by the Centralising Unit, acting in the name and on behalf of the Sellers, to the Purchaser.

"MANAGEMENT COMPANY" means ABC Gestion, a limited company (societe anonyme), authorised as a Management Company (Societe de Gestion), in accordance with the provisions of Article L.247-47 of the Code Monetaire et Financier, having its registered office at 19, boulevard des Italiens - 75002 Paris, registered with the Trade and Companies Registry of Paris under the number 353 716 160.

"MANAGEMENT FEE" means the management fee set out in Article 10 (Fees).

"MARGIN" means the margin which aims to cover any administrative, financial and management costs incurred by ESTER FINANCE, equal to EUR 2,000 per month payable on each Funded Settlement Date.

"MARKET DISRUPTION" means the occurrence of any event leading to any placement agent acting for an Issuer being unable to find investors to purchase whole or part of the Notes that would otherwise be issued by that Issuer.

"MASTER COMPLEMENTARY DEPOSIT AGREEMENT" means the agreement dated 10 December, 2004, as amended and/or supplemented from time to time, entered into between the Purchaser and the Centralising Unit, under which the Centralising Unit shall effect a Complementary Deposit with the Purchaser.

"MASTER DEFINITIONS SCHEDULE" means this master definitions schedule which determines the meaning of the terms and expressions used in the Transaction Documents.

"MASTER SENIOR DEPOSIT AGREEMENT" means the agreement dated 15 December, 2004, as amended and/or supplemented from time to time, entered into between the Purchaser and the Depositor under which the Depositor has agreed to make a Senior Deposit with the Purchaser.

"MASTER SUBORDINATED DEPOSIT AGREEMENT" means the agreement dated 10 December, 2004, as amended and/or supplemented from time to time, entered into between the Purchaser and the Centralising Unit, under which the Centralising Unit shall effect a Subordinated Deposit with the Purchaser.

"MATERIAL ADVERSE EFFECT" means a material adverse change in or effect on (i) the ability of the Sellers and the Centralising Unit, taken as a whole, or of GOODYEAR DUNLOP TIRES EUROPE BV to perform their obligations under the Securitisation Documents that are material to the rights or interests of the Purchaser, the Depositor, the Issuers or the Liquidity Banks under the Securitisation Documents to which they are parties, (ii) the ability of the Purchaser to collect the amounts due under the Purchasable Receivables or the rights and interests of the Purchaser in the Sold Receivables, or (iii) the rights of or benefits available to the Purchaser, the Depositor, the Issuers or the Liquidity Banks under the Securitisation Documents that are material to the rights or interests of such parties thereunder including as a result of any material adverse change in or effect on the business, operations, properties, assets or financial condition (including as a result of the effects of any contingent liabilities) of GOODYEAR and its Subsidiaries (including the Sellers), taken as a whole.

"MATERIAL INDEBTEDNESS" means Financial Indebtedness of GOODYEAR and any of its subsidiaries in an aggregate principal amount exceeding USD 25,000,000 (or the equivalent in any other currency or currencies).

"MATURITY DATE" means, in relation to any Purchasable Receivable, the date on which such Purchasable Receivable becomes due and payable by the relevant debtor.

"MATERIAL SUBSIDIARY" means, at any time, each subsidiary of GOODYEAR DUNLOP TIRES EUROPE BV other than subsidiaries that do not represent more than 1% for any such individual subsidiary, or more than 5% in the aggregate for all such subsidiaries, of either (a) the total assets of GOODYEAR and its consolidated subsidiaries or (b) the revenues of GOODYEAR and its consolidated subsidiaries for the period of four (4) fiscal quarters most recently ended, in each case determined in accordance with GAAP.

"MAXIMUM AMOUNT OF THE COMPLEMENTARY DEPOSIT" means an amount equal to EUR 950,000,000 on the date hereof, as this amount may be modified from time to time by the parties to the Master Complementary Deposit Agreement in accordance with the terms of the Master Complementary Deposit Agreement.

"MAXIMUM AMOUNT OF THE PROGRAM" means an amount equal to EUR 275,000,000, or any other amount as determined pursuant to Articles 7.1.2 and 7.1.3. Without prejudice to the provisions of Articles 7.1.2 and 7.1.3, it is expressly agreed between the Parties that the Maximum Amount of the Program shall be equal to EUR 165,000,000 as long as the Issuers shall only be LMA S.A. and Elixir Funding Limited.

"MAXIMUM AMOUNT OF THE PURCHASER'S FUNDING" means the amount set out in Article 7.1.

"MAXIMUM CONCENTRATION RATE" means :

- 10%, in relation to the Debtors of the Renault Group, taken as a whole, as long as such Debtors maintain short-term ratings not lower than A2 / P2 from Moody's and Standard &Poor's, and 6% so long as such Debtors maintain short-term ratings lower than A2 / P2 but not lower than A3 / P3 from Moody's and Standard & Poor's;

- 10%, in relation to the Debtors of the Peugeot Group, taken as a whole, as long as such Debtors maintain short-term ratings not lower than A2 / P2 from Moody's and Standard &Poor's, and 6% so long as such Debtors maintain short-term ratings lower than A2 / P2 but not lower than A3 / P3 from Moody's and Standard & Poor's;

- 10%, in relation to the Debtors of the Michelin Group, taken as a whole, as long as such Debtors maintain short-term ratings not lower than A2 / P2 from Moody's and Standard &Poor's, and 6% so long as such Debtors maintain short-term ratings lower than A2 / P2 but not lower than A3 / P3 from Moody's and Standard & Poor's;

-     2%, in relation to the Debtors of the Massa Pneu Group, taken as a whole
      ; or

- 4%, in relation to any other Debtor and to any Debtors of a Debtor Group named above which does not maintain the ratings specified above as a condition to a higher Maximum Concentration Rate.

"MAXIMUM OVERCOLLATERALISATION RATE" means, as of the Initial Settlement Date and on each Funded Settlement Date thereafter, the rate equal to 50 %. Such rate may be modified provided that there has been an amendment to the Master Subordinated Deposit Agreement.

"MINIMUM AMOUNT OF THE PROGRAM" means, on the date hereof, the amount of EUR 27,500,000, as may be amended from time to time pursuant to the provisions of the Agreement.

"MISCELLANEOUS ACCOUNTING CREDIT ENTRIES" means, in relation to any Seller, Miscellaneous Accounting Entries booked on the credit side of the account receivables of an Eligible Debtor.

"MISCELLANEOUS ACCOUNTING DEBIT ENTRIES" means, in relation to any Seller, Miscellaneous Accounting Entries booked on the debit side of the account receivables of an Eligible Debtor.

"MISCELLANEOUS ACCOUNTING ENTRIES" means, in relation to any Seller, accounting entries other than invoices, credit notes or cash payments that appear on the debit side or credit side of the account receivables of an Eligible Debtor.

"NET MISCELLANEOUS RECEIVABLE" means, in relation to any Seller, any Purchasable Receivable corresponding to the amount equal to the Miscellaneous Accounting Debit Entries minus Miscellaneous Accounting Credit Entries.

"NON ALLOCATED CASH" means any collection recorded in any Seller's accounting system, which has not yet posted to the payment of a receivable.

"NOTES" means any US commercial paper, Billets de Tresorerie or any other short-term notes such as a Euro commercial paper.

"NOTICE OF TRANSFER" means any notice issued by the Purchaser or any entity, acting on behalf of the Purchaser and appointed by the same for such purpose, to any Debtor in accordance with a Receivables Purchase Agreement.

"OUTSTANDING AMOUNT" means, at all times:

(i) in relation to any Purchasable Receivables, the aggregate principal amount remaining due in respect of such Purchasable Receivables;

(ii) in relation to any Eligible Receivables, the aggregate principal amount remaining due in respect of such Eligible Receivables;

(iii) in relation to any Defaulted Receivables, the aggregate principal amount remaining due in respect of such Defaulted Receivables;

(iv) in relation to any Delinquent Receivables, the aggregate principal amount remaining due in respect of such Delinquent Receivables;

(v) in relation to any Sold Receivables, the aggregate principal amount remaining due in respect of such Sold Receivables;

(vi) in relation to any Net Miscellaneous Receivables, the aggregate principal amount remaining due in respect of such Net Miscellaneous Receivables.

The parties acknowledge that the Outstanding Amount of any receivables means the total net amount of such receivables (including all taxes less any credit notes issued, set-off, partial payments and other written off debts, as calculated by the Agent on the basis of the Assessment Reports and the electronic supports attached thereto).

"OVERCOLLATERALISATION RATE" means, on each Calculation Date preceding the Initial Settlement Date or a Funded Settlement Date during the Replenishment Period, the rate determined in accordance with the provisions of Schedule 1 of the Master Subordinated Deposit Agreement. The Overcollateralisation Rate shall be calculated by the Agent on each Calculation Date preceding a Funded Settlement Date and shall apply with respect to the two next Settlement Dates.

"PARTIES" means the parties to this Agreement.

"PAYMENT" means any payment to be made by the Purchaser to the Centralising Unit, in accordance with article 4.1 of the relevant Receivables Purchase Agreement.

"PERFORMANCE LETTER" means the performance letter granted by GOODYEAR DUNLOP TIRES EUROPE BV in the form set out in Schedule 10.

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"POTENTIAL EARLY AMORTISATION EVENT" means any event or condition which, but for the giving of any notice or the lapse of any time period or both required for an Early Amortisation Event to occur under Article 13, would constitute an Early Amortisation Event.

"PRIORITY AMOUNT" has the meaning set forth in Article 16.2.

"PROGRAM EXPIRY DATE" means, in relation to any Seller and the Centralising Unit, the earlier of the following dates:

(i) the Business Day, on or after the Commitment Expiry Date, on which all sums due to the Purchaser under this Agreement and the relevant Receivables Purchase Agreement have been fully paid; or

(ii)  the first Funded Settlement Date (included) falling on or after twelve
      (12) calendar months after the Commitment Expiry Date.

"PROTECTED DEBTOR" means those German Debtors, which are either individual merchants (kaufleute) or commercial partnerships (Personenhandelsgesellschaften) organised as an Offene Handelsgesellschaft (OHG), Gesellschaft Burgerlichen Rechts (GBR) or Kommanditgesellschaft (KG).

"PURCHASABLE RECEIVABLE" means any of the receivables of any Seller that meet the characteristics set forth in article 7 of the Receivables Purchase Agreement to which such Seller is a party.

"PURCHASER" means ESTER FINANCE.

"PURCHASER'S ACCOUNT" means the account number 30002/869/2739T/78, opened by the Purchaser in the books of CALYON.

"PURCHASER'S COLLECTION ACCOUNT" means any of the bank account opened in the name of the Purchaser, as mentioned in the Collection Account Agreements.

"PURCHASER'S FUNDING" means that portion of the Outstanding Amount of Eligible Receivables which is funded by the Purchaser out of the Senior Deposit, the amount of which is determined in accordance with Article 7 (Amount of the Purchaser's Funding).

"PURCHASER'S TERMINATION NOTICE" means any notice issued by the Purchaser to the Centralising Unit in the circumstances set out in Article 13.2 or 13.4.

"RATING AGENCIES" means Fitch Ratings, Moody's Investors Services and Standard & Poors, or any other entity to which such agencies may transfer their credit rating business or with which they may consolidate, amalgamate or merge.

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"RECEIVABLES PURCHASE AGREEMENTS" means the receivables purchase agreements entered into between the Sellers, the Purchaser and the Agent for the purchase of the Purchasable Receivables under the Securitisation Transaction and more specifically:

(i) a Receivables Purchase Agreement governed by French law entered into by the French Seller in respect of their Purchasable Receivables;

(ii) a Receivables Purchase Agreement governed by German law entered into by the German Sellers in respect of their Purchasable Receivables;

(iii) a Receivables Purchase Agreement governed by Italian law entered into by the Italian Seller in respect of its Purchasable Receivables;

(iv) a Receivables Purchase Agreement governed by Spanish law entered into by the Spanish Seller in respect of its Purchasable Receivables.

"REDUCTION OF THE COMPLEMENTARY DEPOSIT" means on any Settlement Date during the Replenishment Period, the excess, if any, of (a) the amount of the Complementary Deposit on the preceding Settlement Date over (b) the amount of the Complementary Deposit on such Settlement Date in accordance with the Master Complementary Deposit Agreement.

"REDUCTION OF THE SUBORDINATED DEPOSIT" means on any Settlement Date during the Replenishment Period, the excess, if any, of (a) the amount of the Subordinated Deposit on the preceding Settlement Date over (b) the amount of the Subordinated Deposit on such Settlement Date in accordance with the Master Subordinated Deposit Agreement.

"REGISTERED SHARE CAPITAL" has the meaning set forth in Article 3.6.3.

"REPLENISHMENT PERIOD" means the period of time commencing on the date hereof and ending on the Commitment Expiry Date during which the Purchaser undertakes to purchase Purchasable Receivables on each Settlement Date.

"RESPONSIBLE OFFICER" means the chief financial officer or treasurer of GOODYEAR or the Vice President, Finance or equivalent officer of GOODYEAR DUNLOP TIRES EUROPE BV. On the date hereof, the chief financial officer and the treasurer of GOODYEAR are, respectively, Richard Kramer and Darren Wells and the Vice President, Finance of GOODYEAR DUNLOP TIRES EUROPE BV is Ronn Archer. GOODYEAR DUNLOP TIRES EUROPE BV and GOODYEAR shall promptly update the name and contact details of such Responsible Officer.

"SECURITISATION DOCUMENTS" means the Transaction Documents, the Master Senior Deposit Agreement, the transfer and servicing agreement to be concluded with the Fund, the Fund regulations and any Liquidity Agreements.

"SECURITISATION TRANSACTION" means the securitisation transaction carried out pursuant to the Transaction Documents.

"SELLERS" means, collectively, the French Seller, the German Sellers, the Italian Seller and the Spanish Seller.

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

"SENIOR DEPOSIT" means the deposits effected by the Depositor with the Purchaser in accordance with the terms of the Master Senior Deposit Agreement..

"SETTLEMENT DATE" means a Funded Settlement Date or an Intermediary Settlement Date.

"SOLD RECEIVABLES" means, in relation to any Seller, those Purchasable Receivables (i) which have been purchased from such Seller by the Purchaser pursuant to the Receivables Purchase Agreement to which such Seller is a party, and (ii) which have not been repurchased from the Purchaser.

"SOLVENCY CERTIFICATE" means any certificate issued by the Sellers and Centralising Unit, in the form of Schedule 5.

"SPANISH SELLER" means GOODYEAR DUNLOP TIRES Espana SA.

"STAND-BY FEE" means the management fee set out in Article 27.4.

"STAND-BY SERVICER" means EUROFACTOR.

"SUBORDINATED DEPOSIT" means any subordinated deposit effected by the Centralising Unit with the Purchaser in accordance with the terms of Article 8 and the Master Subordinated Deposit Agreement.

"SUBORDINATED DEPOSITOR" means the Centralising Unit.

"SUBSIDIARY" means with respect to an entity (the "Parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which are consolidated with those of the Parent in the Parent's consolidated statements in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the Parent or one or more subsidiaries of the Parent or by the Parent and one or more subsidiaries of the Parent.

"TARGET DAY" means a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is operating.

"TRANSACTION DOCUMENTS" means this Agreement, the Master Subordinated Deposit Agreement, the Master Complementary Deposit Agreement, the Receivables Purchase Agreements, the Collection Account Agreements, the Comfort Letter and the Performance Letter.

"TRANSFER DEED" means any bordereau referred to in each Receivables Purchase Agreement, which shall be issued by the relevant Seller or the Centralising Unit, acting in the name and on behalf of each Seller, on each Settlement Date during the Replenishment Period, in the form of schedule 2 of the relevant Receivables Purchase Agreement.

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

"USD" or "US DOLLAR" refers to the lawful currency of the United States of America.

"VAT CREDIT" has the meaning set forth in Article 14.2.

"YEAR END REBATES" means deferred rebates granted by any Seller at the end of each year (or according to any periodicity) to some of its customers according to the fulfillment of their purchase commitments. These Year End Rebates may give rise to Credit Notes issued by the Sellers or to invoices issued by the customers over the relevant Sellers.

                                    - 101 -
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                  SCHEDULE 16. FINANCIAL COVENANTS DEFINITIONS

"CONSOLIDATED EBITDA" of any Person means, for any period, Consolidated Net Income of such Person for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense for such period, (ii) income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) all non-cash non-recurring charges for such period, (v) all Rationalization Charges for such period, (vi) other expense for such period,
(vii) equity in losses of affiliates for such period, (viii) foreign exchange currency losses for such period and (ix) minority interest in net income of subsidiaries for such period, minus (b) without duplication, to the extent included in determining such Consolidated Net Income (except with respect to (ii) and (iii) below), (i) any non-cash extraordinary gains for such period,
(ii) cash expenditures (other than Rationalization Charges) during such period in respect of items that resulted in non-cash non-recurring charges during any prior period after the date hereof, (iii) Excess Cash Rationalization Charges,
(iv) other income for such period, (v) equity in earnings of affiliates for such period, (vi) foreign exchange currency gains for such period and (vii) minority interest in net losses of subsidiaries for such period, all determined on a consolidated basis in accordance with GAAP.

"CONSOLIDATED INTEREST EXPENSE" of any Person means, for any period the sum of, without duplication, (a) the consolidated interest expense (including imputed interest expense in respect of Capital Lease Obligations and excluding fees and other origination costs included in interest expense and arising from Indebtedness incurred at any time) of such Person and its Consolidated Subsidiaries for such period, determined in accordance with GAAP but excluding capitalized interest, (b) all cash dividends paid during such period in respect of Permitted Preferred Stock and (c) all finance expense related to Securitization Transactions, excluding amortization of origination and other fees.

"CONSOLIDATED NET INCOME" of any Person means, for any period, the net income or loss of such Person and its Consolidated Subsidiaries for such period determined in accordance with GAAP.

"CONSOLIDATED NET INDEBTEDNESS" means, at any time, the sum for GOODYEAR DUNLOP TIRES EUROPE BV and its Consolidated Subsidiaries at such time, without duplication, of (a) all Indebtedness that is included on GOODYEAR DUNLOP TIRES EUROPE BV's consolidated balance sheet (excluding any Indebtedness owed to GOODYEAR or any of its Subsidiaries), minus the excess, if any, of the sum for GOODYEAR DUNLOP TIRES EUROPE BV and its Consolidated Subsidiaries of all cash and Permitted Investments, over USD 100,000,000.

"CONSOLIDATED NET WORTH" means, as of the last day of any fiscal quarter, (a) the sum for GOODYEAR of (i) the stated value of outstanding common stock, (ii) capital surplus and (iii) retained earnings, excluding for purposes of such calculation the effect of (A) all non-cash non-recurring charges (including the $84,700,000 of charges incurred in connection with

GOODYEAR's restatement of its financial statements from 1998 through the second quarter of 2003, reflected in SEC filings made in the fourth quarter of 2003), and all non-cash Rationalization Charges and (B) all losses and gains on sales of assets other than in the ordinary course of business and all other non-cash non-recurring gains, in each case in (A) and (B) above after December 31, 2002, minus (b) any portion of the amount computed pursuant to clause (a) of this definition that is attributable to Tire & Wheel Assemblies, Inc.

"CONSOLIDATED SENIOR SECURED INDEBTEDNESS" means, at any time, the sum for Goodyear and its Consolidated Subsidiaries at such time, without duplication, of
(a) all Indebtedness that is included on Goodyear's consolidated balance sheet and is secured by any assets of Goodyear or a Consolidated Subsidiary of Goodyear, (b) all Capital Lease Obligations, (c) all synthetic lease financings,
(d) all Indebtedness of South Pacific Tyres that is secured by any of its assets or by assets of the Borrower or a Consolidated Subsidiary and (e) all Securitization Transactions, all determined in accordance with GAAP. For purposes of computing Consolidated Senior Secured Indebtedness, the amount of any synthetic lease financing shall equal the amount that would be capitalized in respect of such lease if it were a Capital Lease Obligation.

"EXCESS CASH RATIONALIZATION CHARGES" means, for any period, (i) with respect to GOODYEAR, cash expenditures of GOODYEAR and its Consolidated Subsidiaries with respect to Rationalization Charges recorded on Goodyear's consolidated income statement after March 31, 2003; provided, however, that for such cash expenditures incurred after September 1, 2003, Excess Cash Rationalization Charges shall only include the aggregate amount of such cash expenditures which exceed the sum of USD 100,000,000 (or USD 50,000,000 if incurred prior to December 31, 2003) plus 25% of the Net Cash Proceeds from the issuance and sale of its Equity Interests or Indebtedness pursuant to Section 6.01(q) of the European Credit Facility and (ii) with respect to GOODYEAR DUNLOP TIRES EUROPE BV, cash expenditures of GOODYEAR DUNLOP TIRES EUROPE BV and its Consolidated Subsidiaries with respect to Rationalization Charges recorded on GOODYEAR DUNLOP TIRES EUROPE BV's consolidated income statement after March 31, 2003; provided, however, that for such cash expenditures incurred after September 1, 2003, Excess Cash Rationalization Charges shall only include the aggregate amount of such cash expenditures which exceed the sum of USD 50,000,000 plus 12.5% of the Net Cash Proceeds from the issuance and sale by GOODYEAR of its Equity Interests or Indebtedness pursuant to Section 6.01(q) of the European Credit Facility.

"RATIONALIZATION CHARGES" means, for any period, cash and non-cash charges related to rationalization actions designed to reduce capacity, eliminate redundancies and reduce costs.

"CAPITAL LEASE OBLIGATIONS", "CONSOLIDATED SUBSIDIARY", "EQUITY INTERESTS", "INDEBTEDNESS", "PERSON", "NET CASH PROCEEDS", "PERMITTED PREFERRED STOCK" and "SECURITIZATION TRANSACTION" have the meanings given to such terms in the European Credit Facility as in effect on the date hereof, and any amendments thereto that have been made in connection with any Applicable Waiver or Amendment.

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